Filed Pursuant to Rule 424(b)(2)
Registration No. 333-298611

Underlier Supplement dated October 1, 2026 -

(to the Prospectus Supplement dated October 1, 2026

and the Prospectus dated October 1, 2026)

The Bank of Nova Scotia

Senior Note Program, Series A

The Bank of Nova Scotia (the “Bank”) may from time to time offer and sell notes (the “notes”) linked to one or more indices and/or exchange-traded funds (each a “reference asset”) from time to time. This document, which we refer to as an “underlier supplement”, describes certain indices and exchange-traded funds to which the notes may be linked. This underlier supplement supplements the disclosure in any pricing supplement that may reference it, any product prospectus supplement or product supplement (the “applicable product supplement”), the accompanying prospectus supplement and accompanying prospectus. If the description in the applicable pricing supplement of any reference asset to which your notes are linked is inconsistent with the description herein, such description in the applicable pricing supplement is controlling.

This underlier supplement describes only certain reference assets to which notes may be linked. We do not guarantee that we will offer notes linked to any of the reference assets described herein. In addition, we may offer notes linked to one or more reference assets that are not described herein. In such an event, we will describe any such additional reference asset(s) in the applicable pricing supplement or in any applicable product supplement.

THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY. ANY PAYMENT TO BE MADE ON THE NOTES, INCLUDING ANY REPAYMENT OF PRINCIPAL, DEPENDS ON THE ABILITY OF THE BANK TO SATISFY ITS OBLIGATIONS AS THEY COME DUE. YOU ARE SUBJECT TO A RISK TO ALL OR A PORTION OF YOUR INVESTMENT IN THE NOTES, AS DESCRIBED IN MORE DETAIL BELOW.

The notes will not be listed on any securities exchange or quotation system, unless otherwise specified in the applicable pricing supplement.

You should read this underlier supplement along with the applicable pricing supplement and any other relevant offering documentation carefully before you invest in any of the notes.

Your investment in the notes involves certain risks. See “Risk Factors” beginning on page 1 to read about investment risks relating to the notes. In addition, see “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and page 8 of the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of the notes or passed upon the adequacy or accuracy of this underlier supplement, any applicable product supplement or the accompanying prospectus supplement, or prospectus. Any representation to the contrary is a criminal offense.

The notes will not constitute deposits that are insured under the Canada Deposit Insurance Corporation Act (Canada) or by the United States Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

The Bank may sell the notes directly or through one or more agents or dealers. The agents are not required to sell any particular amount of the notes. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement and “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus.

The Bank may use this underlier supplement in the initial sale of any notes. In addition, Scotia Capital (USA) Inc. (“SCUSA”), other agents, or any of our or their respective affiliates may use this underlier supplement, any applicable product supplement or the accompanying prospectus supplement or prospectus in a market-making or other transaction in any note after its initial sale. Unless the Bank or an agent informs the purchaser otherwise in the confirmation of sale or applicable pricing supplement, this underlier supplement and the accompanying prospectus supplement and prospectus and any applicable product supplement are being used in a market-making transaction.

Scotia Capital (USA) Inc.

October 1, 2026

TABLE OF CONTENTS

Underlier Supplement

Page

RISK FACTORS	1
INDICES	1
The Dow Jones Industrial Average®	1
The EURO STOXX 50® Index	5
The EURO STOXX® Banks Index	11
The FTSE 100® Index	18
The FTSE® China 50 Index	26
The MSCI Indices	30
The MSCI 25/50 Indices	38
The Nasdaq-100® Index	42
The Nikkei 225 Index	51
The Russell 1000® Value Index	55
The Russell 2000® Index	65
The S&P 500® Index	74
The S&P 500® Equal Weight Index	82
The S&P/ASX 200 Index	83
The Select Sector Indices	91
The S&P Select Industry Indices	95
The Swiss Market Index	102
TOPIX®	106
EXCHANGE-TRADED FUNDS	113
The iShares® ETFs	113
iShares® Expanded Tech-Software Sector ETF	116
iShares® Silver Trust	120
Invesco QQQ TrustSM, Series 1	121
Invesco S&P 500® Equal Weight ETF	122
KraneShares CSI China Internet ETF	123
The State Street® Select Sector SPDR® ETFs	125
State Street® SPDR® S&P 500® ETF Trust	127
The State Street® SPDR® S&P® Industry ETFs	128
SPDR® Gold Shares	130
VanEck® Gold Miners ETF	131
VanEck® Semiconductor ETF	134

Prospectus Supplement dated October 1, 2026

Page

About This Prospectus Supplement	S-1
Risk Factors	S-2
Description of the Notes	S-11
Certain Income Tax Consequences	S-33
Certain ERISA Considerations	S-33
Use of Proceeds	S-36
Supplemental Plan of Distribution (Conflicts of Interest)	S-37
Documents to be Filed as Part of the Registration Statement	S-40
Schedule 1 – Special Rate Calculation Terms	S-41

Prospectus dated October 1, 2026

Page

ABOUT THIS PROSPECTUS	1
PRESENTATION OF FINANCIAL INFORMATION	2
CAUTION REGARDING FORWARD-LOOKING STATEMENTS	3
WHERE YOU CAN FIND MORE INFORMATION	5
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	6
RISK FACTORS	8
THE BANK OF NOVA SCOTIA	14

 ii

USE OF PROCEEDS	16
DESCRIPTION OF COMMON SHARES AND PREFERRED SHARES	17
DESCRIPTION OF THE DEBT SECURITIES WE MAY OFFER	23
DESCRIPTION OF CERTAIN PROVISIONS RELATING TO THE DEBT SECURITIES WE MAY OFFER	43
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE	44
UNITED STATES TAXATION	51
CANADIAN TAXATION	65
CERTAIN CONSIDERATIONS FOR ERISA AND OTHER EMPLOYEE BENEFIT PLANS	67
PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	69
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST THE BANK, OUR MANAGEMENT AND OTHERS	72
LEGAL MATTERS	73
EXPERTS	73
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	74

You should rely only on the information incorporated by reference or provided in this underlier supplement, any applicable product supplement and the accompanying prospectus supplement and the applicable pricing supplement (collectively, the “applicable supplements”), and the accompanying prospectus. We have not authorized anyone to provide you with different information. The aforementioned documents do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes described in the applicable supplements nor do they constitute an offer to sell or a solicitation of an offer to buy such notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of the accompanying prospectus and any applicable supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

References to websites in this underlier supplement are provided for informational purposes only. We are not incorporating by reference any website identified in this underlier supplement or any other applicable supplement or any material it includes in this underlier supplement or any other applicable supplement or any document incorporated herein or therein by reference.

 iii

RISK FACTORS

You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration with your advisors of the suitability of the notes in light of your particular financial circumstances and the other information included or incorporated by reference in this underlier supplement, any applicable product supplement and the accompanying prospectus supplement and prospectus. See the applicable pricing supplement and any applicable product supplement for a discussion of risks relating to the notes.

INDICES

The Dow Jones Industrial Average®

All information contained in this underlier supplement regarding the Dow Jones Industrial Average® (the “Dow Jones Industrial Average”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones Indices”). The Dow Jones Industrial Average is calculated, maintained and published by S&P Dow Jones Indices. S&P Dow Jones Indices LLC has no obligation to continue to publish, and may discontinue the publication of, the Dow Jones Industrial Average. The Dow Jones Industrial Average is reported by Bloomberg L.P. under the ticker symbol “INDU”.

Additional information regarding the Dow Jones Industrial Average, including its component stocks, sector and country and weightings, may be obtained from the following website: spglobal.com/spdji/en/indices/equity/dow-jones-industrial-average/

The Dow Jones Industrial Average is a price-weighted index composed of 30 stocks that measures the performance of some of the largest U.S. companies. The stocks are selected at the discretion of an Averages Committee comprised of three representatives of S&P Dow Jones Indices and two representatives of The Wall Street Journal (the “WSJ”). While stock selection is not governed by quantitative rules, a stock typically is added to the Dow Jones Industrial Average only if the Averages Committee believes the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Since the Dow Jones Industrial Average is price weighted, the Averages Committee evaluates stock price when considering a company for inclusion. The Averages Committee monitors whether the highest-priced stock in the index has a price more than 10 times that of the lowest. Maintaining adequate sector representation within the Dow Jones Industrial Average is also a consideration in the selection process. Each company should be incorporated and headquartered in the U.S. and a plurality of such company’s revenue should be derived from the U.S. Except for the Global Industry Classification Standard (GICS) Transportation Industry Group from the Industrials Sector and the Utilities Sector, which are covered by the Dow Jones Transportation Average and the Dow Jones Utility Average, respectively, the Dow Jones Industrial Average includes constituents from a variety of sectors. The Dow Jones Industrial Average was first calculated on May 26, 1896 with a base value of 40.94 and twelve component stocks.

S&P Dow Jones Indices intends for the Dow Jones Industrial Average to serve as a measure of the entire U.S. market, and therefore the economy, and the Dow Jones Industrial Average is not limited to traditionally defined industrial stocks. Changes in the composition of the Dow Jones Industrial Average are made on an as-needed basis by the Averages Committee without consultation with the component companies represented in the Dow Jones Industrial Average, any stock exchange, any official agency or us. There is no annual or semi-annual reconstitution and changes in response to corporate actions and market developments can be made at any time. In order to maintain continuity, changes to the index stocks included in the Dow Jones Industrial Average tend to be made infrequently and generally occur only after a component company goes through a major change, such as a shift in its core business, corporate acquisition, or merger. Index reviews do not occur on any established or regular schedule, but only when corporate events with respect to a component stock require it. When one component stock is replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously. The component stocks of the Dow Jones Industrial Average may be changed at any time for any reason. Constituent changes are typically announced one to five days before they are scheduled to be implemented.

Components with more than one listing of common stock outstanding will only be represented by their designated listing, which is the share class with both the highest one-year (or all available data if less than one year of trading data is available as of the reference date, as defined below) trading liquidity (as defined by median daily value traded) and largest float-adjusted market capitalization. All other share classes are referred to as secondary listings. When the liquidity and market capitalization indicators are in conflict, S&P Dow Jones Indices analyzes the relative differences between the two values, placing a greater importance on liquidity. Once established, the designated listing is only changed if both the liquidity and market capitalization of a secondary listing exceed the liquidity and market capitalization of the designated listing by more than 20%. If only one measure exceeds 20%, S&P Dow Jones Indices analyzes the data as described above to determine if the designated listing should be changed. Otherwise, the designated listing remains unchanged.

The Dow Jones Industrial Average is price weighted rather than market capitalization weighted. Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of the Dow Jones Industrial Average is the sum of the primary exchange prices of each of the 30 common stocks included in the Dow Jones Industrial Average, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for any price impacting corporate action on one of its member stocks; this includes price adjustments, special dividends, stock splits, rights offerings, constituent additions and constituent deletions. The current divisor of the Dow Jones Industrial Average is published daily in the WSJ and other publications. While this methodology reflects current practice in calculating the Dow Jones Industrial Average, no assurance can be given that Dow Jones Indices will not modify or change this methodology in a manner that may affect the return on the notes. In addition to its daily governance of indices and maintenance of the Dow Jones Industrial Average methodology, at least once within any 12 month period, the Averages Committee reviews the Dow Jones Industrial Average methodology to ensure the Dow Jones Industrial Average continues to achieve the stated objective, and that the data and methodology remain effective. Where any index component stock price is unavailable on any trading day, the sponsor will generally use the last reported price for such component stock.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the Dow Jones Industrial Average. Certain corporate actions require Dow Jones Indices to make an adjustment to the divisor to prevent the value of the Dow Jones Industrial Average from changing as a result of the corporate action. Corporate actions are applied after the close of trading on the day prior to the ex-date. Several types of corporate actions, and their related adjustments, are listed in the table below.

Corporate Action	Adjustment Made to Dow Jones Industrial Average	Divisor Adjustment?
Spin-off

The price of the parent company is adjusted to the price of the parent company minus the price of the spun-off company/share exchange ratio. Any potential impacts on index constituents from a spin-off are evaluated by the Averages Committee on a case by case basis.

Yes
Rights Offering	The price is adjusted according to the terms of the rights offering.	Yes
Stock dividend, stock split, reverse stock split	The price is adjusted according to the terms of the stock split.	Yes
Share Issuance, Share Repurchase, Equity Offering or Warrant Conversion	Index does not use a number of shares or investable weight factors – no impact	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes
Constituent Change

Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the index will be replaced on the effective date of the drop. In the case of a zero price spin-off, the spun-off company is not replaced.

Yes

Recalculation Policy

S&P Dow Jones Indices reserves the right to recalculate the Dow Jones Industrial Average under certain limited circumstances. S&P Dow Jones Indices may choose to recalculate and republish the Dow Jones Industrial Average if it is found to be incorrect or inconsistent within two trading days of the publication of the index level in question for one of the following events:

1.Incorrect or revised closing price of a stock on a given day

2.Missed or misapplied corporate event

3.Incorrect application of an index methodology;

4.Late announcement of a corporate event; or

5.Incorrect calculation or data entry error.

Late information that does not impact the divisor is applied at the earliest opportunity S&P Dow Jones Indices becomes aware of the event. Late information impacting the divisor results in a correction and reposting within two trading days. All errors due to S&P Dow Jones Indices’ mistakes (e.g., data entry, methodology misapplication, etc.) are corrected and reposted, provided the error is identified within two trading days. Any other restatements or recalculations beyond two trading days will be determined by the Averages Committee, which will review the possible market impact or disruption of such recalculations.

Unexpected Exchange Closures

An unexpected exchange closure is when an exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

To a large degree, S&P Dow Jones Indices is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P Dow Jones Indices’ decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.

NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.

3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P Dow Jones Indices also uses 3:00 PM ET as the cutoff.

If all exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P Dow Jones Indices will take the following actions:

Market Disruption Prior to Open of Trading

(i)If all exchanges indicate that trading will not open for a given day, S&P Dow Jones Indices will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)If exchanges indicate that trading, although delayed, will open for a given day, S&P Dow Jones Indices will begin index calculation when the exchanges open.

Market Disruption Intraday

If exchanges indicate that trading will not resume for a given day, the index level will be calculated using prices determined by the exchanges based on the NYSE Rule 123C hierarchy. Intraday index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

License Agreement

The Dow Jones Industrial Average is a product of S&P Dow Jones Indices and has been licensed for use by us. Dow Jones®, DJIA®, Dow Jones Industrial Average® and The Dow® are trademarks of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed to S&P Dow Jones Indices and its affiliates and sublicensed to the Bank for certain purposes in exchange for a fee.

The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices, Dow Jones or any of their respective affiliates (collectively, “S&P Dow Jones”). S&P Dow Jones makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. S&P Dow Jones’ only relationship to the Bank is the licensing of certain trademarks, trade names and service marks of S&P Dow Jones and of the Dow Jones Industrial Average, which is determined, composed and calculated by S&P Dow Jones without regard to the Bank or the notes. S&P Dow Jones has no obligation to take the needs of the Bank or the owners of the notes into consideration in determining, composing or calculating the Dow Jones Industrial Average. S&P Dow Jones is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN AND S&P DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P DOW JONES INDICES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE BANK, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN. S&P DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES AND THE BANK, OTHER THAN THE LICENSORS OF S&P DOW JONES.

The EURO STOXX 50® Index

All information contained in this underlier supplement regarding the EURO STOXX 50® Index (the “EURO STOXX 50 Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, STOXX Limited, which we refer to herein as "STOXX". STOXX has no obligation to continue to publish, and may discontinue the publication of, the EURO STOXX 50 Index. The EURO STOXX 50 Index is calculated, maintained and published by STOXX and is reported by Bloomberg L.P. under the ticker symbol “SX5E”.

Additional information regarding the EURO STOXX 50 Index, including information about its component stocks, sector and country weightings, may be obtained from the following website: stoxx.com/index/sx5e/

The EURO STOXX 50 Index is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the EURO STOXX 50 Index trade in euros, and are allocated based on their country of incorporation, primary listing and largest trading volume, to one of the following countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain, which we refer to collectively as the Eurozone. Companies allocated to a Eurozone country but not traded in Euros are not eligible for inclusion in the EURO STOXX 50 Index.

The EURO STOXX 50 Index was created by and is sponsored and maintained by STOXX. Publication of the EURO STOXX 50 Index began on February 26, 1998, based on an initial index value of 1,000 at December 31, 1991. The level of the EURO STOXX 50 Index is disseminated on the STOXX website.

Composition of the EURO STOXX 50 Index

The EURO STOXX 50 Index is composed of 50 component stocks chosen by STOXX from the 20 EURO STOXX Supersector indices, which represent the Eurozone portion of the STOXX Europe 600 Supersector indices. The supersectors from which stocks are selected for the EURO STOXX 50 Index may be found on the STOXX website. Stocks from each supersector are not necessarily included at a given time.

Component Selection

The composition of the EURO STOXX 50 Index is reviewed by STOXX annually in September. Within each of the 20 EURO STOXX Supersector indices, the respective component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding EURO STOXX Total Market Index Supersector Index. If the next highest-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All remaining stocks that are current EURO STOXX 50 Index components are then added to the selection list. The stocks on the selection list are then ranked by free-float market capitalization. The 40 largest stocks on the selection list are chosen as index components. The remaining 10 stocks are then selected from the largest current stocks ranked between 41 and 60. If the number of index components is still below 50, then the largest remaining stocks on the selection list are added until the EURO STOXX 50 Index contains 50 stocks. In exceptional cases, the STOXX Management Board may make additions and deletions to the selection list.

Ongoing Maintenance of Component Stocks

The component stocks of the EURO STOXX 50 Index are monitored on an ongoing monthly basis for deletion and quarterly basis for addition. Changes to the composition of the EURO STOXX 50 Index due to corporate actions (including mergers and takeovers, spin-offs, sector changes and bankruptcy) are announced immediately, implemented two trading days later and become effective on the next trading day after implementation.

The component stocks of the EURO STOXX 50 Index are subject to a “fast exit” rule. A component stock is deleted if it ranks 75 or below on the monthly selection list and it ranked 75 or below on the selection list of the previous month. Additionally, any component stocks that are not traded for 10 trading days, are suspended from trading for 10 consecutive days or more and have not announced a resumption trading date, are officially delisted or are the subject of ongoing bankruptcy proceedings will be deleted from the EURO STOXX 50 Index. The highest-ranked non-component stock will replace the existing component stock.

The EURO STOXX 50 Index is also subject to a “fast entry” rule. All stocks on the latest selection lists and initial public offering (IPO) stocks are reviewed for a fast-track addition on a quarterly basis. A stock is added if it qualifies for the latest blue-chip selection list generated at the end of February, May, August or November and if it ranks within the lower buffer (between 1 and 25) on the selection list. If added, the stock replaces the smallest component stock.

A deleted stock is replaced immediately to maintain the fixed number of stocks. The replacement is based on the latest monthly selection list. In the case of a merger or takeover where a component stock is involved, the original component stock is replaced by the new component stock. Generally, non-surviving stock(s) are deleted at the last traded price of the security. If any non-surviving stock is not trading anymore (delisted or suspended before its deletion), a new artificial price based on the acquisition/merger terms is calculated and the company is kept/deleted with this price instead of the last traded one. For the calculation of the artificial price only ordinary cash and stock terms will be used. Other instruments such as contingent value rights will not be considered. An artificial price will be calculated based on the default option as it is announced by the offeror or, in its absence, on the non-elective investor consideration. In the case of a spin-off, if the original stock was a component stock, then each spin-off stock qualifies for addition if it lies within the upper buffer (between 1 and 40) on the latest selection list. The largest qualifying spin-off stock replaces the original component stock, while the next qualifying spin-off stock replaces the lowest ranked component stock and likewise for other qualifying spin-off stocks.

The free float factors and outstanding number of shares for each component stock that STOXX uses to calculate the EURO STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Certain extraordinary adjustments to the free float factors and/or the number of outstanding shares are implemented and made effective more quickly. The timing depends on the magnitude of the change. Each component’s weight is capped at 10% of the EURO STOXX 50 Index’s total free float market capitalization. STOXX defines free float as the proportion of total shares that are available for trading by the public in the open market. The free float factor reduces the component stock’s number of shares to the actual amount available on the market. All fractions of the total number of shares that are larger than or equal to 5% and whose holding is identified as “Strategic Shareholdings” are excluded from the index calculation. Any shareholder owning 25% or more of a company’s total shares is typically classified as “Strategic Shareholdings”. The calculation of free float is as follows:

Free Float Factors = (Total Issued Shares – Treasury Shares – Strategic Shareholdings) / Total Issued Shares

The free float factor for an American depositary receipt (ADR) and global depositary receipt (GDR) security is directly replicated from the underlying security. Shares held by depository bank to back the issuance of depositary receipts (such as ADRs and GDRs), are not classified as “Strategic Shareholdings”.

Strategic Shareholdings are split into 3 categories: individuals & employees, entities, and custodian, nominees & trustee holdings.

Index Calculation

STOXX calculates the EURO STOXX 50 Index using the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The discussion below describes the “price return” calculation of the EURO STOXX 50 Index. The formula for calculating the EURO STOXX 50 Index value can be expressed as follows:

Level of the EURO STOXX 50 Index = Free Float Market Capitalization / Divisor

The “free float market capitalization” as used in this description of the EURO STOXX 50 Index is equal to the sum of the product of the price, the number of shares, the free float factor and the weighting cap factor for each component stock as of the time the EURO STOXX 50 Index is being calculated. The component stocks trade in Euros and thus, no currency conversion is required. Where any component stock price is unavailable on any trading day, STOXX will generally use the last reported price for such component stock.

In case the investability and tradability of the index and index based products is affected by an upcoming market or company event that is considered significant or “extreme” by the STOXX Management Board, the following actions or a combination of the following actions are taken. For all such changes a minimum notification period of two full trading days will be observed. The action scope may include but is not limited to:

●application of expert judgment for index component pricing data,

●adjustment of operational procedures,

●postponement of index adjustments,

●adjustment of selection lists,

●change of weights of index constituents by adjusting the number of shares, free-float factors or weighting cap-factors, or

●adjustment of index compositions.

EURO STOXX 50 Index Divisor

The EURO STOXX 50 Index is calculated using a divisor that helps to maintain the continuity of the index’s value so that corporate actions do not artificially increase or decrease the level of the EURO STOXX 50 Index. STOXX adjusts the divisor for the EURO STOXX 50® Index to maintain the continuity of index values across changes due to corporate actions, including special cash dividends, splits and reverse splits, rights offerings, stock dividends, return of capital and share consolidation, repurchase of shares / self-tender, spin-offs, combination stock distributions (dividend or split) and rights offering, addition/deletion of a company, and free float and shares changes. Changes in weights due to corporate actions are distributed proportionally across all index components and equal an investment into the portfolio.

Divisor Adjustments

STOXX adjusts the divisor for the EURO STOXX 50 Index to maintain the continuity of the EURO STOXX 50 Index values across changes due to corporate actions. Changes in weights due to corporate actions are distributed proportionally across all index components and equal an investment into the portfolio. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustments on the divisor, where shareholders of the component stock will receive “B” new shares for every “A” share held (where applicable) and assuming that the version of the index to which your notes are linked is the price return version. All adjusted prices consider withholding taxes, where applicable, based on the new shares being distributed, using “B * (1 – withholding tax where applicable)”.

(1)Special cash dividend:

New Adjusted price = closing price on the day before the ex-date – dividend announced by the company * (1- withholding tax if applicable)

Divisor: decreases

(2)Split and reverse split:

New Adjusted price = closing price on the day before the ex-date * A / B

New number of shares = number of shares on the day before the ex-date * B / A

Divisor: no change

(3)Rights offering:

New Adjusted price = (closing price on the day before the ex-date * A + subscription price * B) / (A + B)

New number of shares = number of shares on the day before the ex-date * (A + B) / A

Divisor: increases

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the ex-date (out-of-the-money), then no adjustment is made.

If the subscription price is available as a price range and not as a fixed price, the price and share adjustment is performed only if both lower and upper range are in-the-money. The average value between lower and upper range will be used as a subscription price.

A rights offering is considered to be a highly dilutive rights issue if the share ratio is larger than or equal to 200% (B/A > 2). If a highly dilutive rights issuance is fully underwritten, it will be implemented as described above.

If a highly dilutive rights issuance is not fully underwritten and the rights are tradable on the ex-date on the same eligible stock exchange as the parent company:

●The rights will be included into the indices with a theoretical price on the ex-date;

●The rights issue shares will have the same parameters as the parent company;

●The rights will be removed at the close of the day they start to trade based on its closing price; and

●If the rights issue results into listing of new shares and satisfies the free-float factors and share adjustments criteria, then the number of shares will be increased after the new shares have been listed.

If a highly dilutive rights issuance is not fully underwritten and the rights are not tradable on the ex-date on the same eligible stock exchange as the parent company:

●The rights will be included into the indices with a theoretical price on the ex-date ;

●The rights issue shares will have the same parameters as the parent company;

●The rights will be removed on the effective date at close, using a price of 0.0000001 in local currency; and

●If the rights issue results into listing of new shares and satisfies the free-float factors and share adjustments criteria, then the number of shares will be increased after the new shares have been listed.

(4)Stock dividend:

New Adjusted price = closing price on the day before the ex-date * A / (A + B)

New number of shares = number of shares on the day before the ex-date * (A + B) / A

Divisor: no change

(5)Stock dividend from treasury stock if treated as extraordinary dividend:

Adjusted close = closing price on the day before the ex-date – closing price on the day before the ex-date * B / (A + B)

Divisor: decreases

(6)Stock dividend (from redeemable shares) if treated as extraordinary dividend:

Stock dividends from redeemable shares will be adjusted as cash dividends. In such a case redeemable shares are considered as:

●A separated share line with a fixed price

●Ordinary shares that are self-tendered on the same ex-date

Adjusted close = closing price on the day before the ex-date – closing price on the day before the ex-date * B / (A + B)

Divisor: decreases

(7)Stock dividend of another company:

New Adjusted price = [(closing price on the day before the ex-date * A) – [(1– withholding tax) * price of other company * B)]] / A

Divisor: decreases

(8)Return of capital and share consolidation:

New Adjusted price = [closing price on the day before the ex-date – capital return announced by company * (1– withholding tax)] * A / B

New number of shares = number of shares on the day before the ex-date * B / A

Divisor: decreases

(9)Repurchase of shares / self-tender:

New Adjusted price = [(closing price on the day before the ex-date * old number of shares on the day before the ex-date ) – (tender price * number of tendered shares)] / (adjusted number of shares)

New number of shares = number of shares on the day before the ex-date – number of tendered shares

Divisor: decreases

(10)Spin-off:

New Adjusted price = (closing price on the day before the ex-date * A – price of spin–off shares * B) / A

New number of shares for the spun-off company = number of shares on the day before the ex-date * B / A

Divisor: no change

(11)Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held; and

If A is not equal to one, all the following “new number of shares” formulae need to be divided by A.

If rights are applicable after stock distribution (one action applicable to another):

New Adjusted price = [closing price on the day before the ex-date * A + subscription price * C * (1 + B / A)] / [(A + B) * (1 + C / A)]

New number of shares = number of shares on the day before the ex-date * [(A + B) * (1 + C / A)] / A

Divisor: increases

If stock distribution is applicable after rights (one action applicable to another):

New Adjusted price = (closing price on the day before the ex-date * A + subscription price * C) / [(A + C) * (1 + B / A)]

New number of shares = number of shares on the day before the ex-date * [(A + C) * (1 + B / A)]

Divisor: increases

Stock distribution and rights (neither action is applicable to the other):

New Adjusted price = (closing price on the day before the ex-date * A + subscription price * C) / (A + B + C)

New number of shares = number of shares on the day before the ex-date * (A + B + C) / A

Divisor: increases.

(12)Addition/deletion of a company:

No price adjustments are made. The change in market capitalization determines the divisor adjustment.

If the change in market capitalization between added and deleted companies of an index increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.

(13)Free float and shares changes:

No price adjustments are made. The change in market capitalization determines the divisor adjustment.

If the change in market capitalization of an index increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.

The EURO STOXX 50 Index is the intellectual property of STOXX, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license. The notes or other financial instruments based on the EURO STOXX 50 Index are in no way sponsored, endorsed, sold or promoted by STOXX and its Licensors and neither STOXX nor its Licensors shall have any liability with respect thereto.

License Agreement

The Bank has entered into a non-exclusive license agreement with STOXX, which grants the Bank a license in exchange for a fee to use the EURO STOXX 50 Index in connection with the issuance of certain securities, including the notes.

STOXX, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to the Bank, other than the licensing of the EURO STOXX Index and the related trademarks for use in connection with the notes.

STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:

●sponsor, endorse, sell or promote the notes;

●recommend that any person invest in the notes or any other financial products;

●have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes;

●have any responsibility or liability for the administration, management or marketing of the notes; and

●consider the needs of the notes or the owners of the notes in determining, composing or calculating the EURO STOXX 50 Index or have any obligation to do so.

STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise) in connection with the notes or their performance. STOXX does not assume any contractual relationship with the purchasers of the notes or any third parties.

Specifically,

●STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not make any warranty, express or implied, and disclaim any and all warranty about:

othe results to be obtained by the notes, the owner of the notes or any other person in connection with the use of the EURO STOXX 50 Index and the data included in the EURO STOXX 50 Index;

othe accuracy, timeliness, and completeness of the EURO STOXX 50 Index or its data;

othe merchantability and the fitness for a particular purpose or use of the EURO STOXX 50 Index or its data; and

othe performance of the notes generally

●STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the EURO STOXX 50 Index or its data; and

●under no circumstances will Deutsche Börse Group and their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the EURO STOXX 50 Index or its data or generally in relation to the notes, even in circumstances where STOXX, Deutsche Börse Group and their licensors, research partners or data providers are aware that such loss or damage may occur.

The licensing agreement between the Bank and STOXX is solely for their benefit, and not for the benefit of the owners of the notes or any other third parties.

The EURO STOXX® Banks Index

All information contained in this underlier supplement regarding the EURO STOXX® Banks Index (the “EURO STOXX Banks Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, STOXX Limited, which we refer to herein as "STOXX". STOXX has no obligation to continue to publish, and may discontinue the publication of, the EURO STOXX Banks Index. The EURO STOXX Banks Index is calculated, maintained and published by STOXX and is reported by Bloomberg L.P. under the ticker symbol “SX7E”.

Additional information (including information about constituent, sector and geographic weightings) regarding the EURO STOXX Banks Index, including information about its component stocks, sector and country weightings, may be obtained from the following website: stoxx.com/index/sx7e/

The EURO STOXX Banks Index is a free-float market capitalization-weighted index that tracks the companies in the Banks supersector of the STOXX Europe 600 Index (the “STOXX Europe 600 Index”) from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX Banks Index was created by and is sponsored and maintained by STOXX.

Publication of the EURO STOXX Banks Index began on June 15, 1998, based on an initial index value of 100 at December 31, 1991. The level of the EURO STOXX Banks Index is disseminated on the STOXX website.

Each stock in the STOXX Europe 600 Index is assigned to one of 20 supersectors, as defined by the Industry Classification Benchmark (“ICB”), based on sources of primary revenue. Only those constituents of the STOXX Europe 600 Index that are assigned to the Banks supersector and are from the 11 Eurozone countries listed above are included in the EURO STOXX Banks Index. Supersector designations are determined by the index sponsor using criteria it has selected or developed. Index sponsors may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.

Except as otherwise described herein, the EURO STOXX Banks Index is calculated and maintained on the same basis as the STOXX Europe 600 Index, which is described under “—STOXX Europe 600 Index” below.

STOXX Europe 600 Index

The STOXX Europe 600 Index, which we also refer to in this description as the “index”:

●is an equity index, and therefore cannot be invested in directly;

●does not file reports with the SEC because it is not an issuer;

●was first published on June 15, 1998, based on an initial index value of 100 as of December 31, 1991; and

●was created and is sponsored and maintained by STOXX.

The STOXX Europe 600 Index is a free-float capitalization-weighted index of 600 stocks. The STOXX Europe 600 Index is designed to provide a broad yet investable representation of the largest (by free-float market capitalization) companies of 17 European countries (Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom) and contains a fixed number of 600 components with a weighting cap of 20%. The level of the STOXX Europe 600 Index is disseminated on the STOXX website. STOXX is under no obligation to continue to publish the STOXX Europe 600 Index and may discontinue publication of the STOXX Europe 600 Index at any time.

Component Selection of the STOXX Europe 600 Index

The composition of the STOXX Europe 600 Index is reviewed by STOXX quarterly and changes are typically implemented on the third Friday of every March, June, September and December, with effect on the next trading day. If the third Friday of the relevant month is not a trading day, then the implementation occurs on the next trading day, with effect on the following trading day. In connection with the quarterly review, the eligible stocks in the STOXX® Europe Total Market Index are ranked in terms of free-float market capitalization to produce the selection list for the STOXX Europe 600 Index. The STOXX® Europe Total Market Index consists of the top 95% (subject to applicable buffer rules) by free-float market capitalization of the total equity having a country assignment in one of the 17 European countries listed above (based on the country of incorporation and the primary listing of the security).

The selection list for the STOXX Europe 600 Index is updated and published on a monthly basis according to the review component selection process in case a replacement is needed for a deletion. To create the selection list for the STOXX Europe 600 Index, for each company having more than one eligible class of stock, only the most liquid class is eligible, and a liquidity screen of a 3-month average daily trading volume of greater than one million Euros is applied to the eligible stocks. The eligible stocks remaining after application of the liquidity screen are ranked by their free-float market capitalizations.

At the quarterly review, the largest 550 stocks on the selection list qualify for selection for the STOXX Europe 600 Index. The remaining 50 stocks for the STOXX Europe 600 Index are selected from the current components ranked between 551 and 750 that meet all of the criteria (including the liquidity screen). If the number of stocks selected is still below 600, the largest (by free-float market capitalization) stocks on the selection list are selected until there are 600 stocks.

Ongoing Maintenance of the STOXX Europe 600 Index

The component stocks of the STOXX Europe 600 Index are monitored on an ongoing monthly basis for deletion and quarterly basis for addition. Changes to the composition of the STOXX Europe 600 Index due to corporate actions (including mergers and takeovers, spin-offs, sector changes and bankruptcy) are announced immediately, implemented two trading days later and become effective on the next trading day after implementation.

Any component stocks that are not traded for 10 trading days, are suspended from trading for 10 consecutive days or more and have not announced a resumption trading date, are officially delisted or are the subject of ongoing bankruptcy proceedings will be deleted from the STOXX Europe 600 Index. A deleted stock is replaced by the highest-ranked non-component on the selection list in the STOXX Europe Total Market Index to maintain the fixed number of stocks in the STOXX Europe 600 Index.

In the case of a spin-off, if the original stock was a component stock, then each spin-off stock qualifies for addition to the STOXX Europe 600 Index if it is equal to or above 550 on the latest selection list. The largest qualifying spin-off stock replaces the original component stock, while the next qualifying spin-off stock replaces the lowest ranked component stock and likewise for other qualifying spin-off stocks. Additions and deletions in connection with a quarterly review are announced on the first trading day of the review implementation month.

The free-float factors and outstanding number of shares for each index stock that STOXX uses to calculate the STOXX Europe 600 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. These changes are announced five trading days before they are implemented. Certain extraordinary adjustments to the factors and/or the number of outstanding shares are implemented and made effective more quickly. The timing depends on the magnitude of the change. The free-float factor reduces the index stock’s number of shares to the actual amount available on the market. All holdings that are larger than or equal to five percent of the total outstanding number of shares and held on a long-term basis are excluded from the STOXX Europe 600 Index calculation (including, but not limited to, stock owned by the company itself, stock owned by governments, stock owned by certain individuals or families, and restricted shares). In addition, the weight of each component in the STOXX Europe 600 Index is capped at 20% of the STOXX Europe 600 Index’s total free-float market capitalization.

Calculation of the STOXX Europe 600 Index

STOXX calculates the STOXX Europe 600 Index using the “Laspeyres formula,” which measures the aggregate price changes in the index stocks against a fixed base quantity weight. The discussion below describes the “price return” calculation of the STOXX Europe 600 Index. The formula for calculating the STOXX Europe 600 Index value can be expressed as follows:

Free-Float Market Capitalization of the STOXX Europe 600 Index
STOXX Europe 600 Index =	Divisor

The “free-float market capitalization of the STOXX Europe 600 Index” is equal to the sum of the product of the price, the number of shares, the free-float factor and the weighting cap factor for each index stock as of the time the STOXX Europe 600 Index is being calculated. Where any index component stock price is unavailable on any trading day, the sponsor will generally use the last reported price for such component stock. If an index stock trades in a currency other than euros, its stock price is converted into Euros using the midpoint between the latest real-time bid and ask prices for that currency. The closing index level is calculated by converting non-Euro stock prices to Euros using fixed foreign exchange rates (WM fixed exchange rates).

In case the investability and tradability of the STOXX Europe 600 Index and index-based products is affected by an upcoming market or company event that is considered significant or “extreme” by the STOXX Management Board, the following actions or a combination of the following actions are taken. For all such changes a minimum notification period of two full trading days will be observed. The action scope may include but is not limited to:

●application of expert judgment for index component pricing data,

●adjustment of operational procedures,

●postponement of index adjustments,

●adjustment of selection lists,

●change of weights of index constituents by adjusting the number of shares, free-float factors or weighting cap-factors, or

●adjustment of index compositions.

STOXX Europe 600 Index Divisor

The STOXX Europe 600 Index is calculated using a divisor that helps to maintain the continuity of the STOXX Europe 600 Index’s value so that corporate actions do not artificially increase or decrease the level of the STOXX Europe 600 Index. The divisor is calculated by starting with the previous divisor in effect for the STOXX Europe 600 Index (which we call the “original divisor value”) and multiplying it by a fraction, the numerator of which is the previous free-float market capitalization of the STOXX Europe 600 Index, plus or minus the difference between the closing market capitalization of the STOXX Europe 600 Index and the adjusted closing market capitalization of the STOXX Europe 600 Index, and the denominator of which is the previous free-float market capitalization of the STOXX Europe 600 Index. The adjusted free-float market capitalization is calculated for stocks of companies that have experienced a corporate action of the type described below as of the time the new divisor value is being calculated using the free-float market capitalization calculated with adjusted closing prices, the new number of shares, and the new free-float factor minus the free-float market capitalization calculated with that stock’s original closing price, number of shares, and free-float factor, in each case as used in calculating the original divisor value. Errors in divisor calculation are corrected on an intraday basis if discovered on the same day the new divisor is effective. If the error is discovered later, the error is corrected on an intraday basis if feasible and only if the error is considered significant by the STOXX Management Board.

Divisor Adjustments

STOXX adjusts the divisor for the STOXX Europe 600 Index to maintain the continuity of the index values across changes due to corporate actions. Changes in weights due to corporate actions are distributed proportionally across all STOXX Europe 600 Index components and equal an investment into the portfolio. The following is a summary of the adjustments to any index stock made for corporate actions and the effect of such adjustments on the divisor, where shareholders of the index stock will receive “B” new shares for every “A” share held (where applicable). All adjusted prices consider withholding taxes, where applicable, based on the new shares being distributed, using “B * (1 – withholding tax where applicable)”.

(1) Special cash dividend:

New adjusted price = closing price on the day before the ex- date – dividend announced by the company * (1 - withholding tax)

Divisor: decreases

(2) Split and reverse split:

New adjusted price = closing price on the day before the ex- date * A / B

New adjusted number of shares = number of shares on the day before the ex-date * B / A

Divisor: unchanged

(3) Rights offering:

New adjusted price = (closing price on the day before the ex- date * A + subscription price * B) / (A + B)

New adjusted number of shares = number of shares on the day before the ex-date * (A + B) / A

Divisor: increases

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the ex-date (out-of-the-money), then no adjustment is made.

If the subscription price is available as a price range and not as a fixed price, the price and share adjustment is performed only if both lower and upper range are in the money. The average value between lower and upper range will be used as a subscription price.

A rights offering is considered as a highly dilutive rights issue when the share ratio is larger than or equal to 200% but smaller than 2000% (20 > B/A ≥ 2).

If the rights are tradable on the ex-date on the same eligible stock exchange as the parent company:

●The rights will be included into the STOXX Europe 600 Index with a theoretical price on the ex-date with the same parameters as the parent company.

●The rights will be removed at the close of the day they start to trade based on its closing price.

●If the rights issue results into listing of new shares and satisfies the free-float factors and share adjustments criteria, then the number of shares will be increased after the new shares have been listed.

If the rights are not tradable on the ex-date or not tradable on the ex-date on the same eligible stock exchange as the parent company:

●Only a price adjustment will be applied.

●If the rights issue results into listing of new shares and satisfies the free-float factors and share adjustments criteria, then the number of shares will be increased after the new shares have been listed.

A rights offering is considered as an extremely dilutive rights issue when the share ratio is larger than or equal to 2000% (B/A ≥ 20).

Extremely dilutive rights issues with a sufficient notice period (STOXX is able to announce index changes with two trading days’ notice) are treated as follows:

STOXX will announce the deletion of the company from all indices following the standard rules for index replacements. The company may enter the indices again at the next periodic index review, but only after the new shares have been listed.

Extremely dilutive rights issues without a sufficient notice period are treated as highly dilutive rights issues.

(4) Stock dividend:

New adjusted price = closing price on the day before the ex- date * A / (A + B)

New adjusted number of shares = number of shares on the day before the ex-date * (A + B) / A

Divisor: unchanged

(5) Stock dividend from treasury stock if treated as extraordinary dividend:

New adjusted price = closing price on the day before the ex- date – closing price on the day before the ex- date * B / (A + B)

Divisor: decreases

(6)  Stock dividend (from redeemable shares) if treated as extraordinary dividend.

Stock dividends from redeemable shares will be adjusted as cash dividends. In such a case redeemable shares are considered as:

●A separated share line with a fixed price

●Ordinary shares that are self-tendered on the same ex-date

New adjusted price = closing price on the day before the ex- date - closing price on the day before the ex- date * B / (A + B)

Divisor: decreases

(7) Stock dividend of another company:

New adjusted price = [(closing price on the day before the ex- date * A) – [(1 – withholding tax) * price of other company * B]] / A

Divisor: decreases

(8) Return of capital and share consolidation:

New adjusted price = [closing price on the day before the ex- date – capital return announced by company * (1– withholding tax)] * A / B

New adjusted number of shares = number of shares on the day before the ex-date * B / A

Divisor: decreases

(9) Repurchase of shares / self-tender:

New adjusted price = [(closing price on the day before the ex- date * number of shares on the day before the ex-date) – (tender price * number of tendered shares)] / new adjusted number of shares

New adjusted number of shares = number of shares on the day before the ex-date – number of tendered shares

Divisor: decreases

(10) Spin-off:

New adjusted price of parent company = (closing price on the day before the ex- date * A – price of spun-off shares * B) / A

New number of shares for the spun-off company = number of shares on the day before the ex-date of parent company * B

Divisor: unchanged on ex-date

(11) Combination of stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.

If A is not equal to one, all the following “new number of shares” formulas need to be divided by A.

If rights are applicable after stock distribution (one action applicable to another):

New adjusted price = [closing price on the day before the ex- date * A + subscription price * C * (1 + B / A)] / [(A + B) * (1 + C / A)]

New adjusted number of shares = number of shares on the day before the ex-date * [(A + B) * (1 + C / A)] / A

Divisor: increases

If stock distribution is applicable after rights (one action applicable to another):

New adjusted price = (closing price on the day before the ex- date * A + subscription price * C) / [(A + C) * (1 + B / A)]

New adjusted number of shares = number of shares on the day before the ex-date * (A + C) * (1 + B / A)

Divisor: increases

Stock distribution and rights (neither action is applicable to the other):

New adjusted price = (closing price on the day before the ex- date * A + subscription price * C) / (A + B + C)

New adjusted number of shares = number of shares on the day before the ex-date * (A + B + C) / A

Divisor: increases

(12)  Addition/deletion of a company

No price adjustments are made. The change in market capitalization determines the divisor adjustment.

If the change in market capitalization between added and deleted companies of the STOXX Europe 600 Index increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.

(13) Free float and shares changes

No price adjustments are made. The change in market capitalization determines the divisor adjustment.

If the change in market capitalization of the STOXX Europe 600 Index increases (decreases), then the divisor increases (decreases). If the change is null, then the divisor remains unchanged.

The EURO STOXX Banks Index and the STOXX Europe 600 Index is the intellectual property of STOXX, Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license. The notes or other financial instruments based on the EURO STOXX® Banks Index are in no way sponsored, endorsed, sold or promoted by STOXX and its Licensors and neither STOXX nor its Licensors shall have any liability with respect thereto.

License Agreement

The Bank has entered into a non-exclusive license agreement with STOXX, which grants the Bank a license in exchange for a fee to use the EURO STOXX Banks Index in connection with the issuance of certain securities, including the notes.

STOXX, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to the Bank, other than the licensing of the Index and the related trademarks for use in connection with the notes.

STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:

●sponsor, endorse, sell or promote the notes;

●recommend that any person invest in the notes or any other financial products;

●have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes;

●have any responsibility or liability for the administration, management or marketing of the notes; and

●consider the needs of the notes or the owners of the notes in determining, composing or calculating the Index or have any obligation to do so.

STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise) in connection with the notes or their performance. STOXX does not assume any contractual relationship with the purchasers of the notes or any third parties.

Specifically,

●STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not make any warranty, express or implied, and disclaim any and all warranty about:

othe results to be obtained by the notes, the owner of the notes or any other person in connection with the use of the Index and the data included in the Index;

othe accuracy, timeliness, and completeness of the Index or its data;

othe merchantability and the fitness for a particular purpose or use of the Index or its data; and

othe performance of the notes generally

●STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any

●liability, for any errors, omissions or interruptions in the Index or its data; and

●under no circumstances will Deutsche Börse Group and their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the Index or its data or generally in relation to the notes, even in circumstances where STOXX, Deutsche Börse Group and their licensors, research partners or data providers are aware that such loss or damage may occur.

The licensing agreement between the Bank and STOXX is solely for their benefit, and not for the benefit of the owners of the notes or any other third parties.

The FTSE 100® Index

All information contained in this underlier supplement regarding the FTSE 100® Index (the “FTSE 100 Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, FTSE Russell, a company owned by the London Stock Exchange Companies (as used in this description of the FTSE 100 Index, the “Exchange”) that we refer to below as FTSE Russell. The FTSE 100 Index is calculated, maintained and published by FTSE Russell. FTSE Russell has no obligation to continue to publish, and may discontinue the publication of, the FTSE 100 Index. The FTSE 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX”.

Additional information regarding the FTSE 100 Index, including information about its component stock and sector weightings, may be obtained from the following website: lseg.com/en/ftse-russell/indices/ftse100

The FTSE 100 Index is a market capitalization-weighted index of the 100 most highly capitalized U.K.-listed blue chip companies traded on the London Stock Exchange. The FTSE 100 Index was developed with a base level of 1,000 as of December 30, 1983.

Composition and Selection Criteria for the FTSE 100 Index

The FTSE 100 Index consists of the 100 largest U.K.-listed blue chip companies, based on full market capitalization, that pass screening tests for free-float and liquidity. The FTSE 100 Index is reviewed on a quarterly basis in March, June, September and December based on data from the close of business on the Tuesday before the first Friday of the review month. The FTSE Russell Europe, Middle East & Africa Regional Equity Advisory Committee, which we refer to as the “Committee”, meets quarterly to approve the constituents of the FTSE 100 Index. Free float and shares in issue are updated in accordance with the FTSE 100 Index methodology, meaning that the free float or shares in issue at the index review cut-off date (and used for ranking purposes) may not mirror the most up-to-date company free float or shares in issue number at that date. Any constituent changes are implemented after the close of business on the third Friday of the review month (i.e. effective Monday), following the expiration of the Intercontinental Exchange Futures Europe futures and options contracts.

Eligibility Standards

Only equity shares, listed on the equity shares (commercial companies) or closed-ended investment fund categories, as defined by the Financial Conduct Authority in its Listing Rules Sourcebook, are eligible for inclusion in the FTSE 100 Index. For the avoidance of doubt, sovereign controlled commercial companies listed on the equity shares (commercial companies) are eligible.

Equity shares listed on the following categories are not eligible:

●Equity shares (international commercial companies secondary listing)

●Equity shares (transition)

●Equity shares (shell companies)

●Non-equity shares and non-voting equity shares

Eligible stocks must pass free-float and liquidity screens before being included in the index.

Free-Float Screen — With regard to free-float, a stock must have a minimum free float (as described below) of 10%. A new security may be initially included in the FTSE® 100 Index with a free float below 10% so long as it has an initial free float above 5% and the free float calculation has restricted shares solely because they are subject to a lock-in clause of 12 months or less from their first day of trading, but that would in all other respects be considered part of a company’s free float.

Foreign Ownership Restrictions and Minimum Headroom Requirement — For the avoidance of doubt, a stock which restricts the number of shares that a UK investor can hold may be included in the FTSE 100 Index with an investability weight equal to the foreign ownership limit. However, the actual calculated free float will be referenced to determine if the stock meets the minimum free float criteria for index eligibility.

Minimum Voting Rights Screen — Companies are required to have greater than 5% of the company’s voting rights (aggregated across all its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders in order to be eligible for index inclusion. The voting rights screen is applied to any potential new constituents on a quarterly basis, and existing constituents will be tested on an annual basis in conjunction with the June review. Current constituents who do not meet this requirement will be removed from the FTSE 100 Index.

Liquidity Screen — With regard to liquidity, each eligible stock is tested for liquidity annually in June by calculating its median daily trading per month. When calculating the median of daily trades per month of any security, a minimum of 5 trading days in each month must exist, otherwise the month is excluded from the test. Liquidity is tested from the first business day in May of the previous year to the last business day of April. The median trade is calculated by ranking each daily trade total and selecting the middle-ranking day. Any period of suspension is not included in the test. Where a security has a market quote in multiple eligible currencies (e.g., sterling, euro or US dollars), each line will be tested separately based on the volume data of that currency quote. Volume data will not be amalgamated for the purposes of the liquidity test. A sterling quote which passes the liquidity criteria will be considered for index inclusion in priority over any other currency, even if there is an alternative currency quote which exhibits greater liquidity. The liquidity test is applied on a pro-rata basis where the testing period is less than 12 months. A stock not presently included in the FTSE 100 Index that does not turnover at least 0.025% of its shares in issue (after application of any investability weightings) based on its median daily trade per month in at least ten of the 12 months prior to the annual index review in June will not be eligible for inclusion until the next annual review. An existing constituent failing to trade at least 0.015% of its shares in issue (after the application of any investability weightings) based on its median daily trade per month for at least eight of the 12 months prior to the annual index review will be removed from the FTSE 100 Index and will not be eligible for inclusion until the next annual review. New issues or newly eligible securities must have a minimum trading record of at least 20 trading days prior to the review date and that they have turned over at least 0.025% of their shares in issue (after the application of any investability weightings) based on their median daily trade each month, on a pro-rata basis since eligible category listing or UK Nationality allocation date if non-UK incorporated.

For new issues or newly eligible securities with multiple eligible exchange listings, a liquidity test is required to determine nationality assignment. The securities will be tested from the first day of unconditional dealings of the eligible category listing until the business day proceeding the nationality screen cut-off date. A security must demonstrate that it would pass the FTSE UK Index Series liquidity test (on a pro-rata basis) to be assigned UK nationality.

Once a UK nationality has been assigned, for the purposes of FTSE UK Index Series inclusion, liquidity will be tested up to the index review cut-off date. They must turn over at least 0.0250% of their shares in issue (after the application of any investability weightings) based on their monthly median each month, on a pro-rata basis since the first day of unconditional dealings of the eligible category listing (where UK incorporated) or since the date of UK nationality assignment (where non-UK incorporated). A nationality assignment will be reviewed in the event that the country with greatest liquidity of an existing constituent is different to that assigned for two consecutive years. The eligible exchanges of listing will be reviewed using 12 month volume data up to the business day proceeding the nationality screen cut-off date. For the avoidance of doubt, country of greatest liquidity is determined by comparing each of the monthly liquidity test percentage results for a 12-month testing period. If as a result of the above, there is an even split (e.g., each country has 6 months where it exhibits greatest monthly median liquidity percentage when tested over a 12 month testing period), the following treatment shall apply: (i) an existing constituent will retain its current nationality and (ii) a new issue or newly eligible company will have its nationality assignment based on the country which exhibits the greatest liquidity using the latest three months of volume data.

For the avoidance of doubt, where a security has multiple eligible exchange listings and one or more listings has less than 12 months of available trading record, the liquidity test will use the maximum volume data available for each individual listing. A nationality assignment will be reviewed should a company make a change to its circumstances (e.g., a change in incorporation or adoption of an additional listing). The evolution of liquidity may be reviewed for a minimum period of three months up to a maximum period of up to 12 months. The country of greatest liquidity will be assessed as detailed above. At the conclusion of this review, the nationality of the company will either be retained or changed. For the avoidance of doubt, once nationality has been confirmed, liquidity would then need to be greatest in another location for two consecutive years to trigger a switch in nationality (or until current location fails the liquidity test).

Price — With regard to price, the Committee must be satisfied that an accurate and reliable price exists for purposes of determining the market value of a company. To be eligible for inclusion in the FTSE 100 Index, a stock must have a full listing on the London Stock Exchange with a Sterling, Euro or US Dollar-denominated price on SETS (SETS is the London Stock Exchange’s trading service for, among other securities, those included in the FTSE 100 Index).

Market Capitalization Ranking — Eligible stocks that pass the free-float and liquidity screens and that have an accurate and reliable price are ranked by the Committee according to their market capitalization before the application of any adjustments based on the extent to which the shares are publicly traded. Only the quoted equity capital of a constituent company will be included in the calculation of its market capitalization. Where a company has two or more classes of equity, secondary lines will be included in the calculation of the market capitalization of the company only if those lines are significant and liquid. For companies with a dual class share structure, the unlisted specified weighted voting rights shares will not be included in the calculation of the company’s full market capitalization for ranking purposes. The Committee will add a stock to the FTSE 100 Index at the quarterly review if it has risen to 90th place or above on the full market capitalization rankings and will delete a stock at the quarterly review if it has fallen to 111th place or below on these rankings. Market capitalization rankings are calculated using data as of the close of business on the day before the review. For the avoidance of doubt, the full and investable market capitalizations at the quarterly review cut-off date will be used to evaluate eligibility and index membership. However, free float and shares in issue updates which are due to be implemented on the review effective date will not be included in such calculation.

100 Constituent Limitation — The FTSE 100 Index always contains 100 constituents. If a greater number of companies qualify to be inserted in the index than qualify to be removed, the lowest ranking constituents of the index will be removed so that the total number of stocks remains at 100 following inclusion of those that qualify to be inserted. Likewise, if a greater number of companies qualify to be removed than to be inserted at the quarterly review, securities of the highest ranking companies that are then not included in the FTSE 100 Index will be inserted to match the number of companies being removed, in order to maintain the total at 100.

Minimum Voting Rights Screen — A company is required to have greater than 5% of its voting rights (aggregated across all of its equity securities, including, where identifiable, those that are not listed or trading) in the hands of unrestricted shareholders. The voting rights screen is applied to any potential new constituents on a quarterly basis and existing constituents are tested on an annual basis in conjunction with the June review.

Calculation of the FTSE 100 Index

The FTSE 100 Index is a market capitalization weighted index. This means that the price movement of a larger company (that is, one representing larger percentage of the index) will have a greater effect on the price of the index than will the price movement of a smaller company (that is, one representing a smaller percentage of the index).

The value of the FTSE 100 Index is represented by a fraction, (a) the numerator of which is the sum of the product of (i) the price of each component stock, (ii) the number of shares issued for each such component and (iii) a free float factor for each such component (described more fully below), and (b) the denominator of which is a divisor. The divisor represents the total issued share capital of the index on the base date; the divisor may be adjusted as necessary to allow for changes in issued share capital of individual securities without distorting the index.

As noted above, a free float factor is applied to each index component. By employing this approach, FTSE Russell uses the investable market capitalization, not the total market capitalization, of each constituent to determine the value of the FTSE 100 Index. Investable market capitalization depends on free float.

The following are excluded from free float:

Shareholder Type	Shareholder Description	Restriction %*
Corporations and Employee Share Plans (ESOP)	Shares held by public companies, non-listed subsidiaries of public companies, private companies, employee share plans (ESOP), or holding companies.	0
Foundations	Shares held by foundations and endowments.	0
Government Agencies	Shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments).	0

Individual Investors	All individual holders disclosed within corporate filings will be restricted, regardless of amount. This includes disclosed officer and director holdings.	0
Portfolio Holdings	Where a single portfolio holding is 30% or greater, it will be regarded as strategic and therefore restricted. Examples of portfolio holdings may include shares held by: ●Banks and Trusts ●Finance Companies ●Hedge Funds ●Investment Advisors ●Insurance Companies ●Pension Funds ●Investment Management Companies ●Brokerage Firms ●Mutual Funds ●Exchange Traded Funds	30
Sovereign Wealth Funds	Shares that are held by sovereign wealth funds.	10**
Treasury Shares	Shares that are held in treasury.	0
Venture Capital and Private Equity	Shares held by private equity firms and venture capital funds are considered restricted.	0

* Any holding greater than or equal to this number will be deemed restricted and therefore removed from free float, e.g. a 0% restriction means all disclosed holdings are restricted for this shareholder type.

** The 10% threshold will not apply to an existing or prospective constituent that is eligible for addition to the index with an investability weight of less than 5%. The shares will be restricted regardless of percentage held.

Additional Clarifications Concerning Free Float:

●Shares subject to lock-up provisions are removed from free float. Changes resulting from the expiry of lock-ups will be implemented at the next quarterly review subject to the lock-in or incentive expiry date occurring on or prior to the share and float change information cut-off date.

●US eligible companies that conduct their initial public offering via a de-SPAC transaction will only be considered for index inclusion following expiry of the longest stated lock-up. Former SPACs will be evaluated at the quarterly review following the expiry of the lock-up within the stated data cut-off window.

●All shares where the holder has a stated incentive to retain the shares (e.g. bonus shares paid if holding is retained for a set period of time) will be removed from free float.

●Shares that are subject to on-going contractual agreements (such as swaps) where they would ordinarily be treated as restricted are treated as restricted.

●Shares disclosed as being held by a nominee account are typically regarded as free float. However, if a restricted shareholder is identified as holding shares through a nominee account then that portion of shares will be restricted.

●FTSE Russell primarily classifies shares held as portfolio holdings and within sovereign wealth funds as part of available free float (subject to 30% and 10% thresholds, respectively). However, when utilizing publicly available shareholder information, if FTSE Russell determines that the shareholder’s investment objectives indicate these holdings are not likely to be freely available in the market, FTSE Russell reserves the right to exclude them from free float.

The FTSE 100 Index is recalculated whenever errors or distortions occur that are deemed to be significant. Users of the FTSE 100 Index are notified through appropriate media.

Index Maintenance

The FTSE 100 Index is reviewed quarterly for changes in free float. A constituent’s free float is updated during the June review regardless of the size of the change. At the March, September and December quarterly updates, a constituent with a free float greater than 15% will have its free float updated if it moves by more than 3% above or below the existing free float. A constituent with a free float of 15% or below will be subject to a 1% threshold. Free float changes resulting from corporate events will not be subject to the percentage change requirements, and will be implemented in line with the event. If a constituent is the target of a tender offer but the conditions for removal from the index are not met, FTSE may implement a free float change when (i) the minimum acceptance level as stipulated by the acquirer has been met, (ii) shareholders have validly tendered and the shares have been irrevocably accepted for payment, and (iii) all pertinent offer conditions have been reasonably met.

If a merger or takeover results in one index constituent being absorbed by another constituent, the resulting company will remain a constituent and a vacancy will be created. This vacancy will be filled by selecting the highest ranking constituent of the FTSE All-Share Index that is not currently a member of the FTSE 100 Index as at the close of the FTSE 100 Index calculation two days prior to the deletion and related index adjustment. If an index constituent is taken over by a non-constituent company, the original constituent will be removed and may be replaced by the acquiring company where eligible for the FTSE 100 Index. Otherwise the highest ranking constituent of the FTSE All-Share Index that is not currently a member of the FTSE 100 Index will serve as the replacement. If a constituent company is split to form two or more companies, both eligible for the FTSE 100 Index, then the resulting companies’ index memberships will be re-assessed in order to rebalance the index back to 100. The full market capitalizations at the close on the first day of trading of the spun-off company will be used to determine the most appropriate index memberships for continued inclusion. The changes will then be applied at market close giving two days’ notice. Consequently, the FTSE 100 Index may have more than 100 companies for three days (more if the spun-off company does not trade on effective date). If the market price of a company resulting from a split is unavailable it may be retained in the index for up to 20 business days and if trading has not commenced, it will be deleted at zero value. If a split results in the inclusion of an ineligible company, then the ineligible company will remain in the FTSE 100 Index for two trading days and then be deleted at the market price. The eligible company will be retained in the FTSE 100 Index as the replacement company and its continued index membership will be reviewed at the next quarterly index review. If a constituent is delisted or ceases to have a firm quotation or is subject to a takeover offer which has been declared unconditional (as required to approve the cancellation of a listing on the London Stock Exchange) or has ceased to be a viable constituent as defined by the index methodology, it will be removed from the list of constituents and be replaced by the highest ranking constituent of the FTSE All-Share Index that is not currently a member of the FTSE 100 Index.

Adjustments due to mergers and acquisitions are applied to the FTSE 100 Index after the action is determined to be final. In the event that a constituent is being acquired for cash or is delisted subsequent to an index review, such constituent will be removed from the FTSE 100 Index in conjunction with the index review, assuming that the action is determined to be final and a minimum of two days’ notice can be provided.

Between constituents: When mergers and acquisitions take place between companies that are both constituents of the FTSE 100 Index for cash, the target company is deleted from the index at the last traded price. When mergers and acquisitions take place between companies that are both constituents of FTSE 100 Index for stock, the target company is deleted from the index and the shares of the acquiring stock are increased according to the offer terms. When mergers and acquisitions take place between companies that are both constituents of the FTSE 100 Index for cash or stock or a combination thereof, the target company is deleted from the index and the shares of the acquiring company are simultaneously increased per the merger terms.

Between a constituent and a non-constituent: If the target company is a member of the FTSE 100 Index, it is deleted from the index and the acquiring company will be included initially in the index provided it is eligible in all other respects at the time of the merger, regardless of previous eligibility screenings. If the acquiring company is deemed eligible it will be added to the index on the effective date and the opening price will be calculated using the offer terms. When an index constituent acquires a non-constituent that is a FTSE Russell

Universe member, the shares of the member acquiring company will be updated to reflect the merger. Any share update will be made giving appropriate notice.

Given sufficient market hours after the confirmation of a merger or acquisition, FTSE effects the action after the close on the last day of trading of the target company, or at an appropriate time once the transaction has been deemed to be final.

If a constituent is the target of a tender offer, it will normally be removed from the index with a minimum T+2 notice when (i)(a) offer acceptances reach 90%, (b) shareholders have validly tendered and the shares have been irrevocably accepted for payment, and (c) all pertinent offer conditions have been reasonably met and the acquirer has not explicitly stated in the official offer or results filings or press releases that it does not intend to acquire or squeeze out the remaining shares; (ii) there is reason to believe that the remaining free float is under 5% based on information available at the time; (iii) following completion of the offer, the acquirer has stated that the offer has been declared unconditional (as required to approve the cancellation of a listing on the London Stock Exchange); or (iv) delisting is confirmed.

Where the conditions for index deletion are not met, FTSE Russell may implement a free float change based on the reported acceptance results at the expiration of the initial, subsequent or final offer period where (i) the minimum acceptance level as stipulated by the acquiror has been met; (ii) shareholders have validly tendered and the shares have been irrevocably accepted for payment; (iii) all pertinent offer conditions have been reasonably met and (iv) the change to the current float factor is greater than 3%. FTSE Russell uses the published results of the offer to determine the new free float of the target company. If no information is published in conjunction with the results from which FTSE Russell can determine which shareholders have and have not tendered, the free float change will reflect the total shares now owned by the acquiring company. A minimum T+2 notice period of the change is generally provided. Any subsequent disclosure on the updated shareholder structure will be reviewed during the quarterly review cycle. If the offer includes a stock consideration, the acquiring company’s shares will be increased proportionate to the free float change of the target company. If the target company’s free float change is greater than 3%, the associated change to the acquiring company’s shares will be implemented regardless of size. Additionally, if the change to the target company is less than 3%, then no change will be implemented to the target or the acquiring company at the time of the event, regardless of any change to the acquiring company’s shares. The target company will then be deleted as a second-step, if the conditions for deletion are achieved at the expiration of a subsequent offer period.

In exceptional circumstances, any review changes due to be effective for the companies involved in a tender offer may be retracted if FTSE Russell becomes aware of a tender offer which is due to complete on or around the effective date of such index review changes. Such exceptional circumstances may include undue price pressure being placed on the companies involved, or if proceeding with the review changes would compromise the replicability of the index.

A stock will be deleted as a constituent if it is delisted from all eligible exchanges. A stock will be deleted if FTSE Russell becomes aware (in its country of its assigned nationality) that it has become bankrupt, has filed for bankruptcy protection, enters administration or receivership, commenced accelerated safeguarding procedures, is insolvent or is liquidated (or local equivalents); or has filed for delisting and no regulatory or shareholder approvals are outstanding, converts into an ineligible corporate structure, or where evidence of a change in circumstances makes it ineligible for index inclusion. A stock which has been deleted from the FTSE 100 Index as a result of bankruptcy protection or insolvency will only be reconsidered for index eligibility after a period of 12 months from its deletion. For purposes of index eligibility, it will be treated as a new issue.

A stock will also be deleted if FTSE Russell becomes aware (at a quarterly review) that the price of an existing constituent has reached its minimum permissible trade price. The constituent will be removed from the FTSE 100 index in line with the review subject to it still being at the minimum permissible trade price up to the start of the quarterly review lock down period.

Capitalization Adjustments

A secondary line of a company will be considered for index inclusion if its total market capitalization before the application of any adjustments based on the extent to which the shares are publicly traded, is greater than 25% of the total market capitalization of the company’s principal line and the secondary line is eligible, in its own right. Should the total market capitalization of a secondary line fall below 20% of the total market capitalization of the company’s principal line at an annual review, the secondary line will be deleted from the FTSE 100 Index unless its total market capitalization remains above the qualification level for continued inclusion as a constituent of the FTSE 100 Index at that review. Should the investable market capitalization of a secondary line, which is already a constituent of the FTSE

All-Share Index, fall below the minimum investable market capitalization threshold for two consecutive quarters, it will be deleted from the FTSE 100 Index at that review. Where a company has a single listed class of shares which is quoted on the London Stock Exchange in more than one trading currency (e.g. sterling, euro, US dollars), only one of the currency quotes will be included in the FTSE 100 Index and the full market capitalisation of the company is based on a single currency quote. FTSE Russell will include the sterling quote as eligible for index inclusion in priority over any other currency.

Share Weighting Changes — For the purposes of computing the FTSE 100 Index, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis or the total free float changes by more than 3% on a cumulative basis. A company with a free float of 15% or below will not be subject to the 3% threshold and will instead be updated if the change is greater than 1%. Changes will be made quarterly after the close of business on the third Friday of March, June, September and December. The data for these changes will be taken from the close of business on the last business day of January, April, July and October, respectively.

If a corporate action is applied to a constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action.

Shares in Issue Increase — When a company increases the number of shares it has in issue, the market capitalization of that company increases and the total market capitalization will rise accordingly. The index divisor is adjusted to maintain a constant index value.

Weighting Amendments — The market capitalization of a company is adjusted to take account of various corporate actions. To prevent the value of the FTSE 100 Index from changing due to such an event, all corporate actions which affect the market capitalization of the FTSE 100 Index require an offsetting divisor adjustment. By adjusting the divisor, the value of the FTSE 100 Index remains constant before and after the event. Below is a summary of the more frequent corporate actions and their resulting adjustment.

Type of Corporate Action	Adjustment	Adjustment to Divisor
Issue of new shares	Share weighting increased	Yes
Bonus issue of same stock or stock split	Number of shares held before issue or split divided by number of shares held after issue or split	No

Rights Issues/Entitlement Offers — These are an entitlement issued to shareholders which give them the right to buy additional shares directly from the company in proportion to existing holdings. FTSE will only adjust the index to account for a right if the subscription price of the right is at a discount to the market price of the stock. Provided FTSE has been alerted to the rights offer prior to the ex-date, a price adjustment and share increase proportionate to the terms of the offer will be implemented before the open on the ex-date. The rights become attached to the shares on the ex-date.

Where the rights issue/entitlement offer subscription price remains unconfirmed on the ex-date, FTSE will estimate the subscription price using the value being raised and the offer terms. If the rights issue is greater than ten to one, FTSE will consider this “highly dilutive” and, to facilitate replication, will include on the ex-date a separate temporary line to reflect the market value of the rights (together with a temporary line at a fixed value to reflect the subscription cash) until the end of the subscription period, at which point the temporary lines will be deleted and the new shares will be consolidated into the existing share line.

Where the shares being issued are not entitled to the next dividend, FTSE will deviate from the standard index treatment and include on the ex-date a separate temporary line to reflect the market value of the rights (together with a temporary line at a fixed value to reflect the subscription cash). If the dividend ex-date occurs prior to the end of the rights subscription period, the temporary lines will be deleted and the new shares assimilated into the ordinary line at the open on the dividend ex-date. If the dividend ex-date occurs after the expiration of the rights subscription period, the temporary rights and cash line will be deleted after the close on the last day of the rights subscription period, and replaced by a temporary dummy line equal to the ordinary line close price minus the upcoming dividend. On the open of the ex-dividend date, the dummy line is deleted and the shares are aggregated with the ordinary line.

In the event the rights issue involves a non-constituent (including non-equity) and the value of the right cannot be determined, there will be no adjustment on the ex-date. If the rights are scheduled to trade, a rights line will be added to the index at a value of zero on the ex-date and will be deleted from the index at the market price when it commences trading, with the T+5 notice. If the rights have not commenced trading within 20 business days of the ex-date, they will be removed at zero value. No cash temporary line will be included as the index will not subscribe to the rights.

Where a company announces an open offer or a rights issue with an ex-entitlement date on the same day, FTSE will apply an index adjustment either before the market-open on the ex-entitlement day or as an intra-day adjustment as soon as possible thereafter. The adjustment will be applied based on the previous day’s closing price with the new shares included in the index weighting at the open offer price.

In the case of an accelerated rights offer, where the ex-date is theoretical and typically not quoted by the exchange, shares are increased and a price adjustment is applied according to the terms of the offer before the open on the day the security resumes trading.

Market Disruption

If there is a system problem or situation in the market that is judged by FTSE to affect the quality of the constituent prices at any time when an index is being calculated, the index will be declared indicative (e.g. normally where a “fast market” exists in the equity market). The message “I” will be displayed against the index value calculated by FTSE.

License Agreement

We have entered into a non-exclusive license agreement with FTSE Russell that allows us and our affiliates, in exchange for a fee, to use the FTSE 100 Index in connection with the issuance of certain securities, including the notes. We are not affiliated with FTSE Russell; the only relationship between FTSE Russell and us is the licensing of the use of the FTSE 100 Index and trademarks relating to the FTSE 100 Index.

The notes have been developed solely by the Bank. The notes are not in any way connected to or sponsored, endorsed, sold or promoted by FTSE International Limited or the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

All rights in the FTSE 100 Index vest in FTSE Russell, the relevant LSE Group company which owns the FTSE 100 Index. “FTSE®,” “FTSETM,” “FT-SE®” and “Footsie®” are trademarks of the relevant LSE Group company and are used by any other LSE Group company under license. “All-World,” “All-Share” and “All-Small” are trademarks of FTSE Russell.

The FTSE 100 Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the FTSE 100 Index or (b) investment in or operation of the notes. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the notes or the suitability of the FTSE 100 Index for the purpose to which it is being put by the Bank.

The FTSE® China 50 Index

All information contained in this underlier supplement regarding the FTSE® China 50 Index (the “FTSE China 50 Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, FTSE Russell, a company owned by the London Stock Exchange Companies (as used in this description of the FTSE China 50 Index, the “Exchange”) that we refer to below as FTSE Russell. The FTSE China 50 Index is calculated, maintained and published by FTSE Russell. FTSE Russell has no obligation to continue to publish, and may discontinue the publication of, the FTSE China 50 Index. The FTSE China 50 Index is reported by Bloomberg L.P. under the ticker symbol “XIN0I”.

Additional information can also be found here: lseg.com/en/ftse-russell/indices/china

The FTSE China 50 Index was previously known as the “FTSE China 25 index.” On September 22, 2014, FTSE Russell expanded the index to a 50 stock index, and changed its name from FTSE China 25 Index to FTSE® China 50 Index. The FTSE China 50 Index is a stock index calculated, published and disseminated by FTSE Russell, and is designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE China 50 Index is calculated and published in Hong Kong dollars and United States dollars and is currently based on the 50 largest and most liquid Chinese stocks (called “H” shares, “P Chips” and “Red Chips”), listed and trading on the Hong Kong Stock Exchange. Currently, only “H” shares, “Red Chip” shares and “P Chip” shares are eligible for inclusion in the FTSE China 50 Index. “H” shares are securities of companies incorporated in mainland China that trade on the Hong Kong Stock Exchange. “Red Chip” shares are securities of companies incorporated outside of mainland China, which are substantially owned directly or indirectly by the Chinese government, have the majority of their revenue or assets derived from mainland China and are listed on the Hong Kong Stock Exchange. “P Chip” shares are securities of companies incorporated outside of mainland China, which have headquarters/principal executive offices in mainland China or are established in mainland China, have the majority of their revenue or assets derived from mainland China, and are listed on the Hong Kong Stock Exchange.

Standards for Listing and Maintenance

All classes of equity in issue are eligible for inclusion in the FTSE China 50 Index, subject to certain restrictions, however, each constituent must also be a constituent of the FTSE® All-World Index (the “FTSE All-World Index”). The FTSE All-World Index is a market-capitalization weighted index designed to represent the performance of the large- and mid- capitalization stocks from the FTSE® Global Equity Index Series and covers approximately 90.00% to 95.00% of the world’s investable market capitalization. Companies whose business is that of holding equity and other investments (e.g., investment trusts) are not eligible for inclusion. Convertible preference shares and loan stocks are excluded until converted.

Securities must be sufficiently liquid to be traded, therefore, the following criteria, among others, are used to ensure that illiquid securities are excluded:

●Price: There must be an accurate and reliable price for the purposes of determining the market value of a company.

●Liquidity: Each security is tested for liquidity on a semi-annual basis in March and September by calculation of its monthly median of daily trading volume as part of the FTSE All-World Index review. When calculating the median of daily trading volume of any security for a particular month, a minimum of 5 trading days in that month must exist, otherwise the month will be excluded from the test.

For each month, the daily trading volume for each security is calculated as a percentage of the shares in issue for that day adjusted by the free float at the review cut-off date. These daily values are then ranked in descending order and the median is taken by selecting the value for the middle ranking day if there is an odd number of days and the mean of the middle two if there is an even number of days.

Daily totals with zero trades are included in the ranking; therefore, a security that fails to trade for more than half of the days in a month will have a zero median trading volume for that month.

Any period suspension will not be included in the test.

The liquidity test will be applied on a pro-rata basis where the testing period is less than 12 months:

(i)A non-constituent which does not turnover at least 0.05% of their shares in issue (after the application of any free float weightings) based on their median daily trading volume per month in ten of the twelve months prior to a full market review, will not be eligible for inclusion in the FTSE China 50 Index.

(ii)An existing constituent which does not turnover at least 0.04% of its shares in issue (after the application of any free float weightings) based on its median daily trading volume per month for a least eight of the twelve months prior to a full market review will be removed from the FTSE China 50 Index.

(iii)New issues which do not have a twelve month trading record must have a minimum three month trading record when reviewed. This rule will not apply to new issues added under fast entry inclusion as part of the FTSE All-World Index review.

At the sole discretion of FTSE Russell, the above percentage figures may be adjusted by up to 0.01% at the March and September review so that, in FTSE Russell’s opinion, the FTSE China 50 Index better reflects the liquid investable market of the region. This discretion may only be exercised across the whole of a region and may not be applied to individual securities.

At the March and September reviews of the FTSE All-World Index, newly listed companies will have their liquidity assessed on a pro-rata basis.

New issues that do not qualify as early entrants will become eligible for inclusion at the next quarterly reviews of the FTSE All-World Index providing they have, since the commencement of official non-conditional trading, a minimum of at least three trading months prior to the date of that review and turnover of at least 0.05% of their free float adjusted shares in issue based on their median daily trading volume each month on a pro rata basis since their listing. The inclusion of early entries will not require a minimum trading record.

Index Governance

The FTSE China 50 Index is governed by an independent advisory committee, the FTSE Russell Asia Pacific Regional Equity Advisory Committee, that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the index. The FTSE Russell Asia Pacific Regional Equity Advisory Committee is responsible for undertaking the review of the FTSE China 50 Index and for approving changes of constituents.

Computation of the Index

The FTSE China 50 Index is calculated using the free float index calculation methodology of FTSE Russell, subject to a capping factor. The capping factor serves to limit the weight of any individual company to no more than 9.00% of the index and to limit the aggregate weight of all companies that have a weight greater than 4.50% to no more than 38.00% of the index.

The FTSE China 50 Index uses actual trading prices for securities with local stock exchange quotations.

Free float restrictions are calculated using available published information. Companies with a free float of 5.00% or below are excluded from the index. In June, a constituent’s free float will be updated regardless of size. No buffers are applied. Quarterly updates to free float will be applied after the close of business on the third Friday of March, June, September and December. Free float changes resulting from corporate events will not be subject to the buffers as detailed above and will be implemented in line with the event.

The FTSE China 50 Index will be periodically reviewed for changes in free float. These reviews will coincide with the quarterly reviews of the FTSE China 50 Index. Implementation of any changes will happen at close of trading on the third Friday in March, June, September and December.

A constituent’s free float will also be reviewed and adjusted if necessary by identifying information which necessitates a change in free float weighting, following a corporate event or expiry of a lock-in clause. If a corporate event includes a corporate action that affects the index, any change in free float will be implemented at the same time as the corporate action.

Foreign ownership limits, if any, will be applied after calculating the actual free float restriction. FTSE Russell’s methodology takes account of the restrictions placed on the equity holdings of foreigners in a company where these have been imposed by governments or regulatory authorities, for example on strategically sensitive industrial sectors such as defense and telecommunications, or where they have been explicitly set out in a company’s constitution. Where the presence of foreign ownership restrictions creates a limit on foreign ownership that is more restrictive than the calculated free float for a company, the precise foreign ownership limit is used in place of the free float for the purposes of calculating the company’s investability weight. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the above.

Where a company’s shares are issued partly, or nil, paid and the call dates are already determined and known, the market price will, for the purposes of calculating its market capitalization, be adjusted so as to include all such calls (i.e., the fully paid price).

Periodic Review of Index Constituents

The quarterly review of the FTSE China 50 Index constituents takes place in March, June, September and December. The constituents will be reviewed using data from the close of business on the Monday following the third Friday in February, May, August and November. Where there is a market holiday in either China or Hong Kong on the Monday following the third Friday, the close of business on the last trading day prior to the Monday after the third Friday, where both markets are open, will be used. Any constituent changes will be implemented after the close of business on the third Friday of March, June, September and December.

At the quarterly review, the constituents of the FTSE China 50 Index are capped using prices adjusted for corporate actions as at the close of business on the second Friday in March, June, September and December. The capping is implemented after close of business on the third Friday in March, June, September and December based on the constituents, shares in issue and free float on the next trading day following the third Friday of the review month.

Quarterly changes are published after the close of business on the Wednesday before the first Friday of March, June, September and December to give index users sufficient notification of the changes before their implementation.

At review, all constituents of the FTSE China 50 Index must be existing or pending constituents to the FTSE All-World Index, i.e., the review will take into consideration any constituent changes to the FTSE All-World Index as announced by FTSE and will therefore be conducted before the implementation date of these changes.

A company will be inserted into the FTSE China 50 Index at the periodic review if it rises to 40th position or above when the eligible companies are ranked by full market capitalization (before the application of any investability weightings). A company will be deleted from the index at the periodic review if it falls to 61st position or below when the eligible companies are ranked by full market value (before the application of any investability weightings).

A constant number of constituents will be maintained for the index. Where a greater number of companies qualify to be inserted in the index than those qualifying to be deleted, the lowest ranking constituents presently included in the index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

Corporate Actions and Events

FTSE Russell adjusts constituent prices, shares and index membership, as applicable, to reflect corporate actions and events, including stock splits, rights issues, mergers and takeovers. Price adjustments for corporate actions are generally applied on the ex-date. If a merger or takeover combines two index constituents, the resulting company remains in the index and the vacancy is filled from the reserve list. Companies resulting from a spin-off are evaluated for continued inclusion based on their full market capitalizations and other eligibility requirements. The index divisor is adjusted where necessary to maintain continuity in the index level.

Market Disruptions

Unexpected market closures and trading halts may result in the postponement of index review changes or corporate-action adjustments. FTSE Russell determines the appropriate treatment under its policies for trading halts and market closures, taking into account the timing and expected duration of the disruption and whether the relevant securities can be traded. Changes that are postponed are implemented following the resumption of trading, with appropriate notice.

License Agreement

We have entered into a non-exclusive license agreement with FTSE Russell that allows us and our affiliates, in exchange for a fee, to use the FTSE China 50 Index in connection with the issuance of certain securities, including the notes. We are not affiliated with FTSE Russell; the only relationship between FTSE Russell and us is the licensing of the use of the FTSE China 50 Index and trademarks relating to the FTSE China 50 Index.

The notes have been developed solely by the Bank. The notes are not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

All rights in the FTSE China 50 Index vest in FTSE Russell, the relevant LSE Group company which owns the FTSE China 50 Index. “FTSETM” and “FTSE®” are trademarks of the relevant LSE Group company and are used by any other LSE Group company under license. “All-World,” “All-Share” and “All-Small” are trademarks of FTSE Russell.

The FTSE China 50 Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the FTSE China 50 Index or (b) investment in or operation of the notes. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the notes or the suitability of the FTSE China 50 Index for the purpose to which it is being put by the Bank.

The MSCI Indices

All information contained in this underlier supplement regarding each index described in this section (each, an “MSCI Index” and together, the “MSCI Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). The MSCI Indices are calculated, maintained and published by MSCI. MSCI Limited is the benchmark administrator of the MSCI Indices. MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI Indices.

The MSCI China Index

The MSCI China Index is a free float-adjusted market capitalization index that is designed to capture large- and mid-cap representation across A-shares, B-shares, H-shares, Red-chips, P-chips and foreign listings (e.g., American depositary receipts). As of June 2018, the MSCI China Index includes A-shares. A-shares are securities of companies incorporated in mainland China that trade on the Shanghai Stock Exchange (the “SSE”) and the Shenzhen Stock Exchange (the “SZSE”), are quoted in local renminbi and entail foreign investment regulations. B-shares are securities of companies incorporated in mainland China that trade on the SSE (quoted in U.S. dollars) and the SZSE (quoted in Hong Kong dollars) and are open to foreign investors. H-shares are securities of companies incorporated in mainland China that trade on the Hong Kong Stock Exchange (the “HKSE”) and other foreign exchanges. Red-chips and P-chips are securities of companies incorporated outside of China that trade on the HKSE. A Red-chip company is a company whose largest shareholder is an organization or enterprise that is owned by the state, provinces, or municipalities of mainland China. A P-chip company is not state-owned, and only P-chips of companies meeting certain thresholds relating to revenue derivation from and asset allocation in mainland China are included in the MSCI China Index. Although the MSCI China Index does include some foreign listings, such securities listed in the United States and resulting from reverse mergers are not eligible for inclusion in the MSCI China Index. In addition, any securities designated with a “special treatment” status by the relevant exchange are excluded from the MSCI China Index. The MSCI China Index covers approximately 85% of the Chinese equity universe set forth above. The Hong Kong dollar price return version of the MSCI China Index is reported by Bloomberg L.P. under the ticker symbol “MXCN.”

Additional information can also be found here: msci.com/indexes/index/302400/msci-china-index

The MSCI EAFE® Index

The MSCI EAFE® Index (the “MSCI EAFE Index”) is a free float adjusted market capitalization index and is part of the MSCI Global Investable Market Indices, the methodology of which is described below.

The MSCI EAFE Index is intended to provide performance benchmarks for the developed equity markets in developed market countries in Europe and the Asia/Pacific region of the world, as determined by MSCI. The list of countries represented by the MSCI EAFE Index at any time may be found on the MSCI website and, as of the date of this underlier supplement, includes Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The component stocks of the MSCI EAFE Index are derived from the component stocks in the MSCI standard single country indices for such developed market countries. The MSCI EAFE Index is calculated in U.S. dollars on a price return basis. The MSCI EAFE Index has a base date of December 31, 1969.

The MSCI EAFE Index is reported by Bloomberg L.P. under the ticker symbol “MXEA”.

Additional information can also be found here: msci.com/indexes/index/990300/msci-eafe-index

The MSCI Emerging Markets IndexSM

The MSCI Emerging Markets IndexSM (the “MSCI Emerging Markets Index”) is a free float adjusted market capitalization index and is part of the MSCI Global Investable Market Indices, the methodology of which is described below.

The MSCI Emerging Markets Index is intended to provide performance benchmarks for the emerging equity markets in emerging market countries as determined by MSCI, which may be found on the MSCI website. The component stocks of the MSCI Emerging Markets Index are derived from the component stocks in the MSCI standard single country indices for such emerging market countries.

The MSCI Emerging Markets Index is calculated in U.S. dollars on a price return basis. The MSCI Emerging Markets Index was launched on December 31, 1987 at an initial value of 100.

The MSCI Emerging Markets Index is reported by Bloomberg L.P. under the ticker symbol “MXEF”.

Additional information can also be found here: msci.com/indexes/index/891800/msci-em-emerging-markets-index-2

Construction of the MSCI Global Investable Market Indices

MSCI undertakes an index construction process at an individual market level, which involves: (i) defining the equity universe for each market; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the standard index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard. The construction methodology differs in some cases depending on whether the relevant market is considered a developed market or an emerging market. All of the MSCI Global Investable Market Indices are standard indices, meaning that only securities that would qualify for inclusion in a large cap index or a mid cap index will be included as described below.

Defining the Equity Universe

Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI Global Index series, which will be classified as either “developed markets” or “emerging markets”. All listed equity securities, including real estate investment trusts and certain income trusts in Canada are eligible for inclusion in the equity universe. Limited partnerships, limited liability companies and business trusts, which are listed in the U.S. and are not structured to be taxed as limited partnerships, are likewise eligible for inclusion in the equity universe. Conversely, mutual funds, exchange traded funds, equity derivatives and most investment trusts are not eligible for inclusion in the equity universe. Preferred shares that exhibit characteristics of equity securities are eligible. Securities for which the Hong Kong Securities and Futures Commission has issued high shareholding concentration notices are not eligible.

Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by (i) identifying eligible listings for each security in the equity universe; and (ii) applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is generally equivalent to a single country. The global investable equity universe is the aggregation of all market investable equity universes.

(i)Identifying Eligible Listings: A security may have a listing in the country where it is classified (a “local listing”) and/or in a different country (a “foreign listing”). A security may be represented by either a local listing or a foreign listing (including a depositary receipt) in the global investable equity universe. A security may be represented by a foreign listing only if the security is classified in a country that meets the foreign listing materiality requirement (as described below), and the security’s foreign listing is traded on an eligible stock exchange of a developed market country if the security is classified in a developed market country or, if the security is classified in an emerging market country, an eligible stock exchange of a developed market country or an emerging market country.

In order for a country to meet the foreign listing materiality requirement, MSCI determines all securities represented by a foreign listing that would be included in the country’s MSCI Country Investable Market Index if foreign listings were eligible from that country. The aggregate free-float adjusted market capitalization for all such securities should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI Investable Market Index. If a country does not meet the foreign listing materiality requirement, then securities in that country may not be represented by a foreign listing in the global investable equity universe.

(ii)Applying Investability Screens: The investability screens used to determine the investable equity universe in each market are:

Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum full market capitalization. The equity universe minimum size requirement applies to companies in all markets and is derived as follows:

●First, the companies in the developed market equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the developed market equity universe is calculated for each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

●Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, by adding each company’s free float-adjusted market capitalization in descending order, the full market capitalization of the company that reaches the 99% threshold defines the equity universe minimum size requirement.

The rank of this company by descending order of full market capitalization within the developed market equity universe is noted and will be used in determining the equity universe minimum size requirement at the next rebalance.

Companies with a full market capitalization below the equity universe minimum size requirement are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each quarterly index review, as described below.

Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have at least one eligible listing that has adequate liquidity as measured by its 12-month and 3-month annualized traded value ratio (“ATVR”) and 3-month frequency of trading. The ATVR attempts to mitigate the impact of extreme daily trading volumes and takes into account the free float-adjusted market capitalization of securities. A minimum liquidity level of 20% of the 3-month ATVR and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of a developed market. A minimum liquidity level of 15% of the 3-month ATVR and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of the 12-month ATVR, are required for inclusion of a security in a market investable equity universe of an emerging market. Securities in the MSCI China equity universe will not be eligible for inclusion in the MSCI Emerging Markets Index if the security is suspended or has been suspended for 50 consecutive business days or more in the past 12 months.

Only one listing per security may be included in the market investable equity universe. In instances where a security has two or more eligible listings that meet the above liquidity requirements, then the following priority rules are used to determine which listing will be used for potential inclusion of the security in the market investable equity universe.

(1)Local listing (if the security has two or more local listings, then the listing with the highest 3-month ATVR will be used).

(2)Foreign listing in the same geographical region (MSCI classifies markets into three main geographical regions: EMEA, Asia Pacific and Americas. If the security has two or more foreign listings in the same geographical region, then the listing with the highest 3-month ATVR will be used).

(3)Foreign listing in a different geographical region (if the security has two or more foreign listings in a different geographical region, then the listing with the highest 3-month ATVR will be used).

Due to liquidity concerns relating to securities trading at very high stock prices, a security that is currently not a constituent of a MSCI Global Investable Markets Index that is trading at a stock price above U.S. $10,000 will fail the liquidity screening and will not be included in any market investable equity universe.

Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a “foreign inclusion factor” for the company that reflects the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor. In general, a security must have a foreign inclusion factor equal to or larger than 0.15 to be eligible for inclusion.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a quarterly index review. This requirement is applicable to small new issues in all markets. Large initial public offerings are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and a standard index (such as the MSCI EAFE Index or the MSCI Emerging Markets Index) outside of a quarterly or semi-annual index review.

Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices:

●Investable Market Index (Large Cap + Mid Cap + Small Cap)

●Standard Index (Large Cap + Mid Cap)

●Large Cap Index

●Mid Cap Index

●Small Cap Index

Creating the size segment indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size-segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements.

Index Continuity Rules for Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market standard index and a minimum number of three constituents will be maintained for an emerging market standard index, and involves the following steps:

●If after the application of the index construction methodology, a developed market standard index contains fewer than five securities or an emerging market standard index contains fewer than three securities, then the largest securities by free float-adjusted market capitalization are added to the standard index in order to reach the minimum number of required constituents.

●At subsequent quarterly index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free float-adjusted market capitalization, however, in order to increase stability the free float-adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.50, and securities are added until the desired minimum number of securities is reached.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. The GICS classification of each security is used by MSCI to construct additional indices.

Calculation Methodology for the MSCI Indices

The performance of the MSCI Indices described herein reflects a free float weighted average of the U.S. dollar values of the component securities.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In the case of a market closure, or if a security does not trade on a specific day or during a specific period, MSCI carries forward the previous day’s price (or latest available closing price). In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation unless MSCI determines that another price is more appropriate based on the circumstances. Closing prices are converted into U.S. dollars, as applicable, using the closing spot exchange rates calculated by WMT at 4:00 P.M. London Time.

Maintenance of the MSCI Global Investable Market Indices

In order to maintain the representativeness of the MSCI Global Investable Market Indices, structural changes to each MSCI Index as a whole may be made by adding or deleting component securities. Currently, such changes in the MSCI Global Investable Market Indices may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each component country index, emphasis is also placed on its continuity, continuous investability of constituents and replicability of the index and on index stability and minimizing turnover.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event related changes, such as mergers and acquisitions, which are generally implemented in the country indices in which they occur. The second category consists of light rebalancings, aimed at promptly reflecting other significant market events under conditions of market stress. The third category consists of quarterly index reviews that systematically re-assess the various dimensions of the equity universe.

Securities may be considered for early deletions due to one of the following scenarios:

●The company that issued a security files for bankruptcy or for protection from their creditors and/or trading of such security is suspended, and a return to normal business activity and trading is unlikely in the near future.

●The company that issued a security fails stock exchange listing requirements, resulting in announcements of delisting from the relevant stock exchange(s).

Securities may also be considered for an early deletion due to a corporate event when:

●The foreign inclusion factor of the security decreases or is expected to decrease to below 0.15, unless it is a standard index constituent with a minimum free float-adjusted market capitalization meeting at least two-thirds of 1.8 times one-half of the standard index interim size segment cut-off.

●The foreign inclusion factor decreases for an existing constituent of a standard index with a foreign inclusion factor already lower than 0.15.

●A constituent company acquires or merges with a non-index constituent company or spins-off another company and is no longer eligible to be maintained.

●A constituent’s share class converts into another share class resulting in the deletion of one or more share classes from the indexes.

●A constituent company is involved in a large corporate event with significant market capitalization change, the securities of the constituent company might be early deleted from the index simultaneously with the event.

In between the regularly scheduled quarterly index review, certain corporate events may lead to changes in the number of shares and/or the foreign inclusion factors of an existing index constituent. Such changes in number of shares and/or foreign inclusion factors related to primary equity offerings representing at least 5% of the security’s pre-event number of shares are implemented simultaneously with the event. However, if the implementation threshold is not met, such changes are considered for implementation at a subsequent index review. The post event number of shares and/or foreign inclusion factor is estimated based on the terms of the event and any publicly available information on the post event shareholding structure. When subsequent public disclosure is made by the company regarding the new shareholder structure following the event implementation resulting in a different estimate than that calculated at the time of the event, MSCI will update the number of shares, and/or foreign inclusion factors at the following regularly scheduled index review. Pending number of shares and/or free float changes, if any, including any change in shareholder structure and/or foreign ownership limits, are implemented simultaneously with the event, unless the change in number of shares is less than 1% on a post-event number of shares basis, in which case it will be implemented at a subsequent quarterly index review. Changes that do not meet the criteria for implementation at the time of the event as explained above are implemented at a subsequent quarterly index review. All changes resulting from corporate events are announced prior to their implementation.

MSCI’s light rebalancing process aims to ensure that the country indices continue to be an accurate reflection of evolving equity markets during conditions of market stress. This goal is achieved by timely reflecting significant market driven changes that were not captured in each index at the time of their actual occurrence and that should not wait until the quarterly index review due to their importance. MSCI will consider switching to a “light rebalancing” in place of the usual quarterly index review only if one of the following two conditions is met within the last ten business days of the month prior to the announcement date of a quarterly index review (the “market monitoring period”): (1) for any 3 days within the market monitoring period, the MSCI ACWI Index-weighted bid-ask spread breaches 0.19% and the MSCI ACWI Index volatility over the past 10 days breaks 0.55 or (2) there are unexpected full day or partial stock exchange closures impacting 20% of MSCI ACWI Index constituents cumulatively over the market monitoring period. The final decision of whether or not to switch to a “light rebalancing” will be taken by relevant MSCI index committee(s). These light rebalancings may result in additions and deletions of component securities from a country index (or a security being removed from one country listing and represented by a different country listing) and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. During light rebalancings, foreign inclusion factors and number of shares will be reviewed as discussed below. MSCI has noted that consistency is a factor in maintaining each component country index.

MSCI’s quarterly index review is designed to systematically reassess the component securities of the index. During each quarterly index review, the universe of component securities is updated and the global minimum size range for the index is recalculated, which is based on the full market capitalization and the cumulative free float-adjusted market capitalization coverage of each security that is eligible to be included in the index. The following index maintenance activities, among others, are undertaken during each quarterly index review: the list of countries in which securities may be represented by foreign listings is reviewed; the component securities are updated by identifying new equity securities that were not part of the index at the time of the previous quarterly index review; the minimum size requirement for the index is updated and new companies are evaluated relative to the new minimum size requirement; existing component securities that do not meet the minimum liquidity requirements of the index may be removed (or, with respect to any such security that has other listings, a determination is made as to whether any such listing can be used to represent the security in the market investable universe); changes in “foreign inclusion factors”; and changes in number of shares are updated. During a quarterly index review, component securities may be added or deleted from a country index for a range of reasons, including the reasons discussed with respect to component securities changes during quarterly index reviews as discussed above. As discussed above, small changes in the number of shares are generally updated at the quarterly index review rather than at the time of the event, provided that the absolute number of shares change is at least 1,000 shares or the relative number of shares change is at least 0.02%. Foreign listings may become eligible to represent securities only from the countries that met the foreign listing materiality requirement at least two quarterly index reviews prior (this requirement is applied only to countries that do not yet include foreign listed securities). Once a country meets the foreign listing materiality requirement at a given quarterly index review, foreign listings will remain eligible for such country even if the foreign listing materiality requirements are not met in the future.

The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates, which are generally set at the close of the last business day of February, May, August and November.

Index maintenance also includes monitoring and completing adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs as well as deleting constituents that enter ineligible alert boards.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

License Agreement

We have entered into a non-exclusive licensing agreement with MSCI, which allows us and our affiliates, in exchange for a fee, to use the MSCI Indices in connection with the issuance of certain securities, including the notes. We are not affiliated with MSCI; the only relationship between MSCI and us is the licensing of the use of the MSCI Indices and trademarks related to the MSCI Indices. All rights to the MSCI Indices are owned by MSCI, the publisher of the MSCI Indices.

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND ARE LICENSED FOR USE FOR CERTAIN PURPOSES BY THE BANK. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER OR OWNER OF THE NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE BANK, THE BANK’S CUSTOMERS OR COUNTERPARTIES, ISSUER OF THE NOTES, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY

MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The MSCI 25/50 Indices

All information contained in this underlier supplement regarding each index described in this section (each, an “MSCI 25/50 Index” and together, the “MSCI 25/50 Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by MSCI. The MSCI 25/50 Indices are calculated, maintained and published by MSCI. MSCI Limited is the benchmark administrator of the MSCI 25/50 Indices. MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI 25/50 Indices.

The MSCI Brazil 25/50 Index

The MSCI Brazil 25/50 Index is designed to measure the performance of the large- and mid-cap segments of the Brazilian equity market. It applies certain investment limits that are imposed on regulated investment companies (“RICs”) under the current U.S. Internal Revenue Code. The MSCI Brazil 25/50 Index covers approximately 85% of the free float-adjusted market capitalization in Brazil. The MSCI Brazil 25/50 Index is an index created by applying weight constraints to the MSCI Brazil Index. The U.S. dollar price return version of the MSCI Brazil 25/50 Index is reported by Bloomberg L.P. under the ticker symbol “MXBR2550.”

Additional information can also be found here: msci.com/indexes/index/702752/msci-brazil-25-50-index

The MSCI Mexico IMI 25/50 Index

The MSCI Mexico IMI 25/50 Index is designed to measure the performance of the large-, mid- and small-cap segments of the Mexican equity market. It applies certain investment limits that are imposed on RICs under the current U.S. Internal Revenue Code. The MSCI Mexico IMI 25/50 Index covers approximately 99% of the free float-adjusted market capitalization in Mexico. The MSCI Mexico IMI 25/50 Index is an index created by applying weight constraints to the MSCI Mexico Investable Market Index. The U.S. dollar price return version of the MSCI Mexico IMI 25/50 Index is reported by Bloomberg L.P. under the ticker symbol “MXMX5IM.”

Additional information can also be found here: msci.com/indexes/index/702744/msci-mexico-imi-25-50-index

Objectives and Guiding Principles Underlying the MSCI 25/50 Indices

Under current regulations, a fund needs to satisfy certain tests, such as those relating to asset diversification and sources of income, for qualification as a RIC. More specifically, one requirement of a RIC is that, at the end of each quarter of a RIC’s tax year, no more than 25% of the value of the RIC’s assets may be invested in a single issuer and the sum of the weights of all issuers representing more than 5% of the fund should not exceed 50% of the fund’s total assets. The MSCI 25/50 Indices take into account these investment limits, aiming to offer a benchmarking alternative for RIC-compliant funds.

The following principles have guided MSCI in designing a methodology for constructing the MSCI 25/50 Indices from underlying non-constrained indices.

Reflecting the 25% and 50% concentration constraints. Reflecting the 25% and 50% concentration constraints is the primary consideration in terms of both index construction and index maintenance. Ensuring timely and on-going reflection of the constraints requires an MSCI 25/50 Index to be rebalanced periodically. The MSCI 25/50 Indices are rebalanced in February, May, August and November.

Minimizing tracking error to the parent index. Minimizing the tracking error between an MSCI 25/50 Index and the relevant parent index, while keeping the index turnover to a reasonable level, is another important objective. MSCI seeks to achieve this by rebalancing each MSCI 25/50 Index using an optimization process that aims to minimize the constituent weight differences between that MSCI 25/50 Index and the relevant parent index.

Construction and Maintenance of the MSCI 25/50 Indices

Constructing and Rebalancing the MSCI 25/50 Indices

The MSCI 25/50 Indices methodology follows a portfolio optimization framework. The “Barra Optimizer” is utilized to perform the optimization function, which is aimed at minimizing index turnover, tracking error and extreme deviation from the relevant parent index. The Barra Optimizer is an algorithm designed to facilitate the portfolio construction process.

Constraint targets. Each MSCI 25/50 Index is subject to the following constraints:

●no issuer may exceed 25% of index weight; and

●all issuers with weight above 5% may not exceed 50% of the index weight.

Minimizing tracking error from the relevant parent index. The MSCI 25/50 Indices methodology aims at minimizing the tracking error from the relevant pro forma parent index. The tracking error of an MSCI 25/50 Index versus the relevant parent index is measured as the sum of the squared weight differences between the constituent weights of that MSCI 25/50 Index and the relevant parent index.

Minimizing transaction cost. A transaction cost is applied as a proxy for index turnover on rebalancing from the current MSCI 25/50 Index to the relevant pro forma MSCI 25/50 Index.

Minimum weight of constituents. The minimum weight of any MSCI 25/50 Index constituent is equal to the weight of the smallest constituent in the relevant pro forma parent index.

Maximum weight of constituents. In order to avoid excess weight allocation to the smaller securities relative to their market cap weight, the maximum weight of any MSCI 25/50 Index constituent is capped at four times its weight in the relevant pro forma parent index. The constraint is relaxed in steps of one in case of infeasibilities. For certain narrow parent indices, the standard maximum weight constraint parameters might lead to an infeasible solution. In such cases, MSCI may apply relaxed constraints relative to the standard set of constraints.

Buffer Rules

A buffer of 10% of the value of each constraint is used in order to reduce the risk of non-compliance due to short-term market movements between two quarterly rebalancings. As a result, at the point of constructing or rebalancing an MSCI 25/50 Index, the weight of any single issuer cannot exceed 22.5% of the index weight and all issuers with weight above 4.5% cannot exceed 45% of the index weight.

Maintenance Rules

Quarterly index reviews. The MSCI 25/50 Indices are rebalanced quarterly and the changes resulting from the rebalancing are made as of the close of the last business day of each February, May, August and November, to coincide with the quarterly index reviews of their parent indices.

The MSCI 25/50 Indices are in general rebalanced nine business days before the effective date. The changes resulting from the rebalancing are announced on the same day.

In case a pro forma MSCI 25/50 Index violates the 25/50 constraints between the announcement date and the effective date, the previously announced results will be discarded and a newly rebalanced MSCI 25/50 Index will be announced.

There is no index rebalancing due to non-compliance between quarterly index reviews.

At each rebalancing, a constraint factor is calculated for each constituent of an MSCI 25/50 Index. The constraint factor is defined as the weight in the relevant MSCI 25/50 Index at the time of the rebalancing divided by the weight in the relevant parent index. The constraint factor as well as the constituents of the relevant MSCI 25/50 Index remain constant between index reviews except in case of corporate events.

Ongoing Event Related Changes. The addition of a newly eligible security in a parent index — for example, an early inclusion of a large initial public offering, or a security migrating to that parent index from another size segment — will result in the inclusion of that security in the relevant MSCI 25/50 Index and consequently trigger the full rebalancing of that MSCI 25/50 Index.

In the event of a merger or an acquisition where an index constituent acquires another index constituent or merges with another index constituent, the remaining company is maintained in the relevant MSCI 25/50 Index with a constraint factor calculated as the weighted average of the constraint factors before the corporate event.

If a spun-off security of an index constituent is added to a parent index, it will be added to the relevant MSCI 25/50 Index with the same constraint factor as the parent security.

The deletion of a constituent from a parent index following a corporate event triggers its deletion from the relevant MSCI 25/50 Index without rebalancing of that MSCI 25/50 Index.

Issuer Concentration Issues

A minimum of 15 issuers in the relevant parent index is required at any point in time for the relevant MSCI 25/50 Index to be rebalanced as described above. In the event the number of issuers drops below 15 but remains above 11 following a corporate event or a regular index review, MSCI will apply the following adjustments:

●Number of issuers drops to 14: the buffer mentioned above will be reduced from 10% to 9%. Thus, the weight of any single issuer cannot exceed 22.75% of the index weight and all issuers with weight above 4.55% cannot exceed 45.5% of the index weight.

●Number of issuers drops to 13: the buffer mentioned above will be reduced from 10% to 4%. Thus, the weight of any single issuer cannot exceed 24% of the index weight and all issuers with weight above 4.8% cannot exceed 48% of the index weight.

●Number of issuers drops to 12: the buffer mentioned above will be reduced from 10% to 0%. Thus, the weight of any single issuer cannot exceed 25% of the index weight and all issuers with weight above 5% cannot exceed 50% of the index weight.

An MSCI 25/50 Index will need to be discontinued if the number of issuers drops below 12 as mathematically no solution can satisfy the 25% and 50% constraints. MSCI will however temporarily maintain the relevant MSCI 25/50 Index for a minimum of two months before discontinuation by adding the necessary number of securities to that MSCI 25/50 Index. The index discontinuation will coincide with one of the subsequent regular index reviews. The securities to be added will be chosen in the following order of priority:

●Securities deleted from that MSCI 25/50 Index, provided they exhibit required liquidity and were not deleted due to financial difficulties, etc.

●Eligible securities of relevant size not included in the relevant parent index (e.g., largest small cap size-segment securities).

In the event that no securities are eligible for temporary addition to the relevant MSCI 25/50 Index, MSCI will provide an index, as close as possible to the 25/50 constraints, for a minimum of two months before discontinuation. The index discontinuation will coincide with one of the subsequent regular index reviews.

Index Calculation and Corporate Events

Please see “—Indices—The MSCI Indices” in this underlier supplement for information relating to the calculation of the MSCI 25/50 Indices, subject to the weight limits, buffer rules and issuer concentration issues described above, and the treatment of corporate events, subject to the maintenance rules described above. For these purposes, each MSCI 25/50 Index is deemed to be one of the MSCI Indices described in that section of the underlier supplement.

License Agreement

We have entered into a non-exclusive licensing agreement with MSCI, which allows us and our affiliates, in exchange for a fee, to use the MSCI 25/50 Indices in connection with the issuance of certain securities, including the notes. We are not affiliated with MSCI; the only relationship between MSCI and us is the licensing of the use of the MSCI 25/50 Indices and trademarks related to the MSCI 25/50 Indices. All rights to the MSCI 25/50 Indices are owned by MSCI, the publisher of the MSCI Indices.

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX. THE MSCI 25/50 INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI 25/50 INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND ARE LICENSED FOR USE FOR CERTAIN PURPOSES BY THE BANK. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THE NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI 25/50 INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI 25/50 INDICES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE NOTES OR THE ISSUER OR OWNER OF THE NOTES. NEITHER MSCI, ANY

OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THE NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI 25/50 INDICES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI 25/50 INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THE NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI 25/50 INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI 25/50 INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI 25/50 INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE BANK, THE BANK’S CUSTOMERS OR COUNTERPARTIES, ISSUER OF THE NOTES, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI 25/50 INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI 25/50 INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI 25/50 INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI 25/50 INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Nasdaq-100® Index

All information contained in this underlier supplement regarding the Nasdaq-100® Index (the “Nasdaq 100 Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Nasdaq, Inc. The Nasdaq 100 Index is calculated, maintained and published by Nasdaq, Inc. Nasdaq, Inc. has no obligation to continue to publish, and may discontinue the publication of, the Nasdaq 100 Index. The Nasdaq 100 Index is reported by Bloomberg L.P. under the ticker symbol “NDX”.

The Nasdaq 100 Index includes 100 of the largest domestic and international non-financial stocks listed on The Nasdaq Stock Market based on market capitalization. The Nasdaq 100 Index is a “price return” index and is calculated using a modified market capitalization-weighted methodology. The Nasdaq 100 Index is calculated, maintained and published by Nasdaq, Inc. (the “sponsor” or “Nasdaq”). The base date for the Nasdaq 100 Index is January 31, 1985, with a base value of 125.00, as adjusted.

Additional information about the Nasdaq 100 Index, including information about its component stocks, sector and country weightings, is available on the following website: indexes.nasdaq.com/Index/Overview/NDX

Eligibility Criteria for the Nasdaq 100 Index

To qualify for index inclusion, securities must meet the following Security Eligibility Criteria which are applied as of the reconstitution reference date.

Eligible security types include common stocks, tracking stocks, and American depositary receipts, including New York registry shares.

The Nasdaq-100 Index classifies eligible ADRs into two distinct types defined below:

●“Primary ADR”: An ADR that serves as a company’s primary global listing (i.e., the underlying shares are not listed or available for trading elsewhere).

●“Non-Primary ADR”: A more traditional ADR (i.e., the underlying shares, rather than the ADR, serve as the primary global listing and are listed on a foreign market).

Both types of ADRs are eligible for index inclusion, although the calculation of market capitalization for each varies.

Real estate investment trusts, special purpose acquisition companies and “when-issued” securities are not eligible.

Multiple classes of securities issued by the same company are each eligible, subject to meeting all other security eligibility criteria.

A company must be primarily listed on a U.S. Nasdaq-affiliated exchange (Nasdaq – All Markets (excluding the Nasdaq Capital Market), New York Stock Exchange and CBOE Global Markets). Companies classified as being in the real estate industry, according to the Industry Classification Benchmark, are eligible unless organized as a real estate investment trust.

There is no minimum or maximum market capitalization criterion, although the security selection and weighting processes are based in part on a ranking of companies by market capitalization.

For the purpose of constituent selection, each company’s full market capitalization is considered, and is determined as follows:

●For direct (non-ADR) listings and companies represented by Primary ADRs (defined above), full market capitalization includes both listed and unlisted shares.

●For companies represented by Non-Primary ADRs (defined above), full market capitalization is the total value of the depositary shares listed, as reported by the depositary banks. Foreign-listed underlying shares and unlisted shares are not included.

●For any company represented by more than one security, the company’s full market capitalization is the combined full market capitalization of those securities.

For the purpose of weight calculations, modified market capitalization will be utilized. Only the market capitalization of eligible listed share classes will be considered. Foreign-listed and unlisted shares are disregarded. In addition, in order to preserve investability for low-float securities, each low-float security’s total shares outstanding will be capped at three times the number of its free-floating shares. Modified market capitalization is therefore determined as follows:

●For direct (non-ADR) listings, modified market capitalization is determined using the security’s price along with the lesser of the reported total shares outstanding, or three times the number of free-floating shares.

●For Primary or Non-Primary ADRs, modified market capitalization is determined using the security’s price along with the lesser of the listed ADR shares reported by the depositary banks, or three times the number of free-floating ADR shares.

For any company represented by more than one security, the company’s modified market capitalization is the combined modified market capitalization of those securities.

A security must have a three-month average daily traded value of at least $5 million (USD).

To be eligible for initial index inclusion, a security generally must have been listed and available for trading on an eligible exchange for at least three full calendar months, not including the month of initial listing. For seasoning purposes, eligible exchanges include Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American and CBOE BZX. Seasoning eligibility is determined as of the applicable reference date and includes that month, therefore:

●To be considered for inclusion at the annual December reconstitution, a security generally must have been listed and available for trading on an eligible exchange no later than the last trading day of August, with seasoning occurring over the months of September, October, and November.

●To be considered for inclusion as a replacement, a security must be seasoned by the last day of the month preceding the replacement event. For example, if a replacement event were to occur in July, the required seasoning period would include all of April, May, and June.

The trading history of a special purpose acquisition company prior to its combination with an operating company will not count towards satisfying the seasoning requirement, regardless of whether the special purpose acquisition company is determined to be the acquirer or the target in the transaction.

Any security that is already a member of the Nasdaq-100 Index, including those added as the result of a spin-off event, will be exempt from the seasoning requirement.

A security that is not already a constituent may be added to the Nasdaq-100 Index on an expedited basis if its full market capitalization ranks within the top current constituents as prescribed by Nasdaq. Such an addition will follow the weight interpolation process described within the March, June, and September Rebalance section. A fast entry inclusion will not require the removal of another security, and may temporarily increase the constituent count to more than 100.

For initial public offerings, companies that have recently switched its listing to an eligible exchange:

●The company will be ranked and evaluated as of the end of its seventh trading day on an eligible exchange and must satisfy all applicable security eligibility criteria as of that date, other than the seasoning requirement with respect to initial public offerings.

●Typically, such a security will be added to the Nasdaq-100 Index after 15 trading days, unless the 15th trading day falls within the same calendar month as a scheduled index reconstitution or rebalance, in which case the security will be added to the Nasdaq-100 Index as part of the reconstitution or rebalance or otherwise no sooner than five trading days after the reconstitution or rebalance effective date.

For a company that was already listed on an eligible exchange, and has moved up the ranks into the top 40 of current index constituents:

●the security will be ranked and evaluated as of the reconstitution or rebalance reference date and must satisfy all applicable security eligibility criteria as of that date, rather than the standard three-month measurement period), other than the seasoning requirement.

●Such a security will be added to the Nasdaq-100 Index® as part of the reconstitution or rebalance.

There is no minimum free float criterion, although the modified market capitalization used for weighting purposes imposes a limitation on the weight of low-float securities.

Companies that have filed for bankruptcy, or equivalent protection from creditors, are not eligible for initial inclusion in the Nasdaq-100 Index.

A company that has entered into a definitive agreement or other arrangement that is expected to make it ineligible will not be considered for initial inclusion in the Nasdaq-100 Index. Such agreements and arrangements include, but are not limited to:

●An agreement to be purchased by another entity or to become privately owned.

●A plan to delist or to transfer to an ineligible exchange.

●A plan to reorganize as an ineligible security type.

●A decision to liquidate or otherwise permanently cease operations.

Construction of the Nasdaq 100 Index

Index Calendar

The sponsor conducts an annual reconstitution in December and constituent rebalancing reviews in March, June, September and December of each year. New listings with high market capitalizations relative to current constituents may also be added through a “fast entry” process, which may temporarily increase the constituent count above 100.

The security eligibility criteria are applied using market data as of the last trading day of November. Index reconstitutions are announced in early December and become effective after the close of trading on the third Friday in December. The Nasdaq 100 Index is rebalanced on a quarterly basis in March, June, September and December. The index rebalance uses the TSO and last sale price of all index securities as of the prior month-end (February, May, August and November respectively). Index rebalance changes are announced after the close on the second Friday in March, June, September and December and become effective after the close of trading on the third Friday in March, June, September and December. A special rebalance may be conducted at any time based on the weighting restrictions described in the index rebalance procedure if it is determined to be necessary to maintain the integrity of the index.

An annual reconstitution and rebalance is conducted in December, during which all eligible companies are ranked based on full market capitalization, as of the reconstitution reference date. Once ranked, companies are selected for index inclusion based on the following order of criteria:

●The top 75 ranked issuers will be selected for inclusion;

●Any other companies that were already members of the index as of the reconstitution reference date and are ranked within the top 100 are also selected for inclusion;

●In the event that fewer than 100 companies pass the two criteria referenced above, the remaining positions will first be filled, in rank order, by companies currently in the index as of the reconstitution reference date, ranked in positions 101-125 that were ranked in the top 100 at the previous reconstitution or replacement or spin-off issuers added since the previous reconstitution; and

●In the event that fewer than 100 issuers pass the three criteria referenced above, the remaining positions will be filled, in rank order, by any issuers ranked in the top 100 that were not already members of the index as of the reference date.

Quarterly Weight Adjustments for the Nasdaq 100 Index

The Nasdaq 100 Index’s quarterly weight adjustment uses company-level weights, which are derived using the price and TSO of each security, as of the rebalance date. Index shares for each security are adjusted by the percentage change in that company’s TSO since the previous TSO update. For any company represented by more than one eligible share class, the company weight is the combined weight of the eligible securities representing its share classes. All ADR securities selected for index inclusion will have their weights assigned according to the market capitalization of the depositary shares outstanding, as reported by the depositary banks. The index shares of any low-float securities are also adjusted to reflect changes.

Following those adjustments, eligible companies are ranked based on full market capitalization as of the rebalance date. Constituents ranked by full market capitalization outside the top 125 will be removed from the Nasdaq 100 Index based on:

1.The lowest ranked company outside the top 125 is removed first.

2.If the resulting number of constituents is less than 100, the removed company will be replaced by the company with the largest full market capitalization that meets all security eligibility criteria.

After all index ranked outside of the top 125 have been removed from the Nasdaq 100 Index and replaced, any additional remaining companies ranked within the top 40 of full market capitalization of current index constituents, that were not added in Step 2 above, will be added to the Nasdaq 100 Index without requiring additional removals. This may temporarily increase the constituent count to more than 100.

Securities added to the Nasdaq 100 Index as part of the Rebalance will have their initial weights determined according to the weight interpolation process. In order to preserve the rank order of constituents, weights (and corresponding index shares) for securities added as intra-quarter replacements, or as part of the quarterly rebalance, will be determined using a linear interpolation between the next largest and next smallest index constituents. This interpolation will be based on a modified market capitalization ranking.

Company weights are evaluated based on two constraints:

●No company’s weight may exceed 24%; and

●The aggregate weight of the companies whose weights exceed 4.5% may not exceed 48%.

If neither constraint is violated, then no further adjustments are made, and the quarterly constituent weighting process is complete. Only where either or both of the constraints are violated, or when the quarterly rebalance coincides with the annual reconstitution, quarterly weight adjustments are made according to a two-stage adjustment process. This process uses the price and TSO of each security, as of the rebalance reference date, to derive the initial company-level weights.

Stage 1: if no initial issuer weight exceeds 24%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted such that no issuer weight may exceed 20% of the index.

Stage 2: if the aggregate weight of the subset of issuers whose Stage 1 weights exceed 4.5% does not exceed 48%, Stage 1 weights are used as final weights; otherwise, Stage 1 weights are adjusted such that the aggregate weight of the subset of issuers whose Stage 1 weights exceed 4.5% is set to 40%. Companies with Stage 1 weights below 4.5% may also have their weights adjusted to preserve the initial rank order of all companies.

If the two-stage process results in a violation of the weighting constraints, then the process is repeated until the company weights meet the constraints.

Annual Weight Adjustment for the Nasdaq 100 Index

The Nasdaq 100 Index’s annual weight adjustment employs a two-stage weight adjustment scheme according to security-level constraints. For any company with more than one eligible share class, the securities representing those shares are considered separately.

Final security weights from the quarterly weight adjustment are used as the initial security weights for the annual weight adjustment process.

Stage 1: if no initial security weight exceeds 15%, initial weights are used as Stage 1 weights; otherwise, initial weights are adjusted such that no security weight exceeds 14% of the index.

Stage 2: if the aggregate weight of the subset of index securities with the five largest market capitalizations is less than 40%, Stage 1 weights are used as final weights; otherwise Stage 1 weights are adjusted to meet the following constraints, producing the final weights: (i) the aggregate weight of the subset of index securities with the five largest market capitalizations is set to 38.5% and (ii) no security with a market capitalization outside the largest five may have a final index weight exceeding the lesser of 4.4% or the final index weight of the security ranked fifth by market capitalization.

If the two-stage process results in a violation of the weighting constraints, then the process is repeated until the security weights meet the constraints.

Calculation of the Nasdaq 100 Index

The value of the Nasdaq 100 Index at any time equals the aggregate market value of the then-current index share weights of each component security (as may be adjusted for corporate actions) divided by a scaling factor (a “Divisor”). The Divisor is calculated as the ratio of (i) the start of day market value of the Nasdaq 100 Index divided by the previous day’s value.

Index Maintenance

Deletion Policy

If, at any time, Nasdaq determines that a component security is ineligible for inclusion in the Nasdaq 100 Index, the security is removed as soon as practicable.

Advanced notice of an index security deletion, including the effective date, will be announced through the normal channels. Criteria for security removal include, but are not limited to:

●Delisting or transferring to an ineligible exchange.

●Reorganizing as an ineligible security type (e.g., a real estate investment trust).

●Reclassification as a financial company, according to the ICB.

●Involvement in a merger, acquisition, or other major corporate event that would make continued inclusion impossible, impractical, or inappropriate.

●For a security added to the Nasdaq-100 Index as the result of a spin-off event, failure to establish a full market capitalization ranked within the top 125 eligible companies at the end of its second day of regular-way trading as a constituent.

●Declaring bankruptcy, liquidating, or otherwise permanently ceasing operations.

In circumstances where it is not possible to provide sufficient advanced notification of the removal event and/or the identity of a replacement, the security being removed may be persisted in the Nasdaq-100 Index at its last sale price, or at an appropriate “deal price”, until the effective date of the replacement company’s entry into the Nasdaq-100 Index. In such cases, a temporary placeholder security may be utilized, and will be denoted by adding a dollar sign to the beginning and end of the security’s ticker symbol.

Securities that are added to the Nasdaq-100 Index as the result of a spin-off event are normally maintained in the Nasdaq-100 Index, subject to the removal criteria specified above. Those that are not immediately removed may be removed at a later date to protect the integrity of the Nasdaq-100 Index, for example, if a spun-off security demonstrates liquidity characteristics that diverge materially from the security eligibility criteria.

Replacement Policy

Other than at the index reconstitution, except for spin-offs, additions to the index occur only when there is a deletion that requires replacement. The company with the largest market capitalization that meets all eligibility criteria as of the prior month-end, and which is not already an index member, will replace the deleted company. The replacement company will follow the quarterly weighting process.

For companies represented by more than one share class, the company will only be considered deleted when all its share classes have been removed from the Index. If a security is removed, but other securities representing the same company remain in the Index, a replacement event will not be triggered.

A security that was added to the Nasdaq 100 Index as a result of a spin-off event, and then removed before the next reconstitution, will not be replaced unless the removal results in the number of constituents falling below 100.

For pending deletions set to occur soon after an index reconstitution and/or index rebalance effective date, Nasdaq may decide to remove the index security from the Nasdaq 100 Index in conjunction with the index reconstitution and/or index rebalance effective date.

Adjustments for Corporate Actions

Component securities of the Nasdaq 100 Index may be adjusted by Nasdaq for certain corporate actions. Securities are adjusted for corporate actions prior to market open on the effective date, ex-date, ex-dividend date or ex-distribution date of a given corporate action or event. In the absence of such a date, there will be no adjustment for such corporate action. Corporate actions for which component securities of the Nasdaq 100 Index may be adjusted include:

Special Cash Dividends: A dividend is considered special if the information provided by the vendor or exchange indicates that the dividend is special (as in, a payment to shareholders that the issuer does not consider to be part of its regular dividend paying cycle).

Return of Capital: A return of capital is a cash distribution from the company’s capital surplus rather than its net income or retained earnings. Nasdaq will determine the treatment (regular vs. special) of each return of capital event based on whether the payment fits within the company’s regular pattern of dividend payments or if the payment appears to be extraordinary in nature.

Liquidation Distributions: A liquidation distribution, sometimes referred to as a “liquidating dividend” is a cash distribution made by an issuer in conjunction with the dissolution of its business. Bankruptcy liquidations rarely result in liquidation payments to equity shareholders. Voluntary liquidations, on the other hand, will generally produce one or more liquidation payment events. For the purposes of index calculation, Nasdaq generally treats liquidation distributions in the same manner as special dividends. However, in the case of voluntary liquidations, Nasdaq may instead elect to remove the security at the liquidation distribution per share if it is available.

Stock Split / Stock Dividend / Bonus Issue: A stock split, stock dividend and bonus issue are similar transactions which generally result in no change to the market capitalization of the security. They essentially imply the same event and the only difference is in the way the terms are quoted. A stock split or bonus issue is quoted in terms of shares received to shares held and stock dividends are quoted in percentages. This event increases the index shares of the index security based on an adjustment factor, while simultaneously reducing its per share price by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.

Cash and Stock Dividend: An issuer of a security may pay a cash and stock dividend on the same security on the same date. In this case, the cash dividend is processed in the Nasdaq 100 Index before the stock dividend unless otherwise indicated.

Optional Dividend: An issuer of a security may permit the shareholder to choose between receiving a dividend in cash or stock. In this case, the adjustment is made to the index security in the manner the dividend is announced.

Reverse Stock Split / Consolidation: A reverse split generally results in no change to the market capitalization of the security. Reverse splits are quoted in terms of shares received to shares held. This event decreases the number of index shares of the index security based on an adjustment factor while simultaneously increasing its per share price by applying a corresponding inverse adjustment factor, such that the weight of the index security remains similar before and after the event resulting in no change or a minimal change to the divisor.

Rights Offering / Issue: An issuer may offer to existing shareholders the right to participate in a new issuance of shares in proportion to each shareholder’s existing holdings of the security at a set price (the subscription price) during a subscription period. Shareholders are allotted rights in accordance with the ratio set by the company. The rights may trade for a certain period of time during the subscription period, allowing shareholders the opportunity to sell their rights in the market. Failure to subscribe to the rights prior to the end of the subscription period will result in their expiration and the shareholders forfeiture of the opportunity to purchase new shares under the rights issuance.

Renounceable Rights Offering: The rights issued to an existing shareholder are transferable in the open market and are able to be sold separately from the shares to other investors during the life of the right. Renounceable rights are referred to as “transferable” or “tradable”.

Non-Renounceable Rights Offering: The rights issued to an existing shareholder cannot be traded. Shareholders must either subscribe to the rights or they lapse upon expiration of the subscription period.

Whether the rights offering is renounceable or non-renounceable, if the distribution is of the same index security, the price and index shares are adjusted if the rights have a subscription price on an equivalent per share basis that is less than its last sale price (in-the money) of the index security. The price is adjusted downward for the value of the right.

The index shares are increased to reflect the full exercise of the rights offering. The number of additional index shares is determined by multiplying the number of rights issued per index security by the current number of index shares, then dividing that product by the number of rights required to purchase one new index security. This results in a divisor adjustment.

If the rights have a subscription price on an equivalent per share basis that is greater than the last sale price (out of the money) of the index security on the day before the ex-distribution date, no adjustment will be made to the price or index shares of the index security, even if the offering is underwritten or otherwise guaranteed in some way. If the distribution is not available to all shareholders, then no adjustment is made to either the price or index shares of the index security.

Stock Distribution of Another Security: An issuer may distribute shares of another pre-existing publicly traded company to its own shareholders. These events are often announced as “in specie”, “in kind”, or “spinoff” distributions. Such events generally do not result in the issuance of new shares or the formation of a new corporate entity, and may not fall within the traditional definition of a spinoff. Nevertheless, regardless of the terminology used to announce the event, this distribution will be handled as a “spin-off” as described below.

In cases where the distributed security is already a member of the Nasdaq-100 Index, its index shares will be increased, on the effective date, to reflect the value of the distribution.

Spin-Offs: A spin-off (also known as a de-merger) occurs when the issuer of an equity security (the parent) “spins off” a business it owns into a separate new issuer (the spinco). Shares of the spinco are distributed to the shareholders of the parent, on a pro-rata basis, at a ratio established by the parent. Any spinco which does not meet the traditional definition of a security, or is not expected to be publicly listed, may be disregarded by the Nasdaq-100 Index. Spinco securities will be added to the Nasdaq-100 Index as their parent security on the effective date. Index shares of the spinco are calculated by multiplying the index shares of the parent times the spinoff ratio. If the parent security’s listing exchange applies a price adjustment to the parent security, the spinco security will be assigned an initial price consistent with that amount, adjusted according to the spinoff ratio. If no price adjustment is applied to the parent, the spinco will be assigned a price of zero. In any case, including events involving multiple spincos, the total value of the parent and spinco(s) reflected within the Nasdaq-100 Index at the start-of-day on the effective date will be equal to the value of the parent security at the prior end-of-day. Resulting divisor changes, if any, are not expected to be meaningful. Passive investors should not expect to take any action at the time the spinoff event becomes effective.

Once the spinoff event has been completed, the spinco will be evaluated for continued inclusion in the Nasdaq-100 Index. By default, the security will remain in the Nasdaq-100 Index until at least the next scheduled reconstitution, unless there is a specific reason for immediate disqualification. Regardless of the reason(s) for disqualification, a disqualified spinco will be held in the Nasdaq-100 Index until regular-way trading is established, and removed only after sufficient advanced notice is provided through the normal communication channels.

A disqualified spinco is normally removed at the last sale price of the day prior to the announced removal date. There is no adjustment to the index shares of the parent. This will not result in a divisor adjustment.

Mergers & Acquisitions: If the issuer of the index security is the company being acquired, the index security is removed the day following the shareholder vote or the expected expiration of the tender offer, provided the acquisition is not contested. In the event the acquisition is contested, the deletion occurs once results have been received that indicate the acquisition will likely be successful. If the approval is by written consent, then the removal occurs as soon as reasonably practical thereafter. When the acquiring company is a component security of the Nasdaq 100 Index, it may incur an increase in its index shares if the acquisition involves an exchange of stock as payment.

Additions and Deletions

The addition or deletion of a security will generally result in a divisor change. Index securities are added or removed from the Nasdaq 100 Index at their last sale price on the day prior to the effective date of the change.

Halted Securities

If an index security is halted during the trading day, the most recent last sale price is used until trading resumes or Nasdaq determines it be removed from the Nasdaq 100 Index. If at the time of its removal from the Nasdaq 100 Index an index security is halted from trading on its index exchange and its current last sale price cannot readily be determined, the index security may, at Nasdaq’s discretion, be removed at a price of 0.00000001 (“zero price”). This price is applied to the index security after the close of all the trading markets in the Nasdaq 100 Index but prior to the time the official closing value of the index is disseminated.

Long-Term Suspensions

Securities that are halted or otherwise suspended will normally have their last sale price carried forward for the purpose of index valuation. Those whose suspension periods exceed a threshold of 40 consecutive business days, as of the last trading day of the month, are reviewed for possible removal. Removals will typically not occur if the suspension is due to a planned reorganization or other specific corporate action, if a trading resumption date has been announced, or if the suspension is otherwise deemed to be temporary, at the discretion of Nasdaq.

If it is determined that removal is warranted, the removal will occur as soon as practicable, at a “zero price”. If a security is in an index with an upcoming rebalancing or reconstitution event, the suspension review may occur before the 40-day threshold in order to align the removal with the event.

Once it is announced that a security will be removed from the Nasdaq 100 Index due to a prolonged suspension, the removal will occur even if trading resumes between the announcement and the removal, in which case, removal would occur at the last sale price. After its removal, a security will be eligible for inclusion at the next Nasdaq 100 Index evaluation, subject to meeting all inclusion criteria.

Index Share and TSO Changes

A security’s index shares may change as a result of events other than those corporate actions/events described above. If a change in TSO arising from other corporate events is greater than or equal to 10%, an adjustment to index shares is made as soon as practicable after being sufficiently verified. If the change in TSO is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The index shares are adjusted by the same percentage amount by which the TSO has changed.

Adjustments for Bankruptcy

In the event that an existing index constituent files for bankruptcy or equivalent protection from creditors, affected securities will be removed from the Nasdaq 100 Index, on a best-efforts basis, as soon as practicable after Nasdaq becomes aware of the filing.

If the index constituent is still available for trading on its primary exchange, it is removed from the Nasdaq-100 Index at the security’s last trading price. If the security is no longer trading per its primary exchange, the constituent may be removed at an OTC price, if judged reliable. In the case of voluntary liquidations, Nasdaq may elect to remove the constituent at the liquidation distribution per share if it is available. When no sufficiently reliable price exists for a constituent subject to removal due to bankruptcy, it is removed at a price of zero.

Sanctions

Generally, Nasdaq will approach the treatment of sanctions through the lens of United States, United Kingdom, and/or European Union based investors. Most sanctions can be thought of as being either comprehensive or selective:

Comprehensive sanctions programs are geographically oriented, and often apply broad-based financial restrictions on entire countries. Examples include Cuba, North Korea, Iran, and Syria. Companies in countries targeted by comprehensive sanctions are not eligible for inclusion in the Nasdaq 100 Index.

Other sanctions programs are more selective and target specific companies and individuals regardless of their locations. Nasdaq consults multiple sources in order to identify and interpret relevant sanctions on a best-efforts basis.

Because different sanctions programs include a variety of evolving restrictions and requirements, sanctions generally require a case-by-case review. Any resulting index adjustments, if necessary, will be made at the sole discretion of the Nasdaq Index Management Committee.

Other Adjustments to the Nasdaq 100 Index

Nasdaq may make adjustments in circumstances other than those detailed in the index methodology, but not limited to adjustments necessary to ensure index and/or market integrity. Nasdaq may exercise discretion or expert judgement (other than that which is purely mechanical and, where relevant, implemented in accordance with the index methodology) when the situation calls for the interpretation of data in calculating and maintaining the Nasdaq 100 Index, including application of corporate actions. The use of expert judgement is overseen by the index governance process and mandates that the discretion or expert judgement would be exercised (i) in good faith and in a commercially reasonable manner and (ii) in such a manner as to ensure, as far as commercially reasonable, consistency in the approach it adopts with regard to the exercise of such discretion or expert judgement.

Index Governance

All Nasdaq Indexes are managed by the governance committee structure and have transparent governance, oversight, and accountability procedures for the index determination process.

License Agreement

Nasdaq, Inc. and the Bank have entered into a non-exclusive license agreement providing for the license to the Bank, in exchange for a fee, of the right to use the Nasdaq 100 Index, which is owned and published by Nasdaq, Inc., in connection with the notes.

The notes are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, Inc., together with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. The Corporations make no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Nasdaq 100 Index to track general stock market performance. The Corporations’ only relationship to the Bank is in the licensing of the Nasdaq®, Nasdaq 100 Index, and certain trade names of the Corporations and the use of the Nasdaq 100 Index which is determined, composed and calculated by Nasdaq, Inc. without regard to the Bank or the notes. Nasdaq, Inc. has no obligation to take the needs of the Bank or the owners of the notes into consideration in determining, composing or calculating the Nasdaq 100 Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the notes.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ 100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE BANK, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ 100 INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ 100 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Nikkei 225 Index

All information contained in this underlier supplement regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Nikkei Inc. The Nikkei 225 Index is calculated, maintained and published by Nikkei Inc. Nikkei Inc. has no obligation to continue to publish, and may discontinue the publication of, the Nikkei 225 Index. The Nikkei 225 Index is reported by Bloomberg L.P. under the ticker symbol “NKY”.

Additional information about the Nikkei 225 Index, including information about its component stock and sector weightings, is available on the following website: indexes.nikkei.co.jp/en/nkave/index/profile?idx=nk225

The Nikkei 225 Index is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index is currently based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries. Non-ordinary shares, such as shares of exchange-traded funds, real estate investment trusts, preferred stock or other preferred securities or tracking stocks, are excluded from the Nikkei 225 Index.

All 225 Nikkei Underlying Stocks are stocks listed in the TSE Prime Market. Stocks listed in the TSE Prime Market are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index. Nikkei Inc. first calculated and published the Nikkei 225 Index in 1970.

Construction of the Nikkei 225 Index

The Nikkei 225 Index is a weighted price average index in which the level of the Nikkei 225 Index is calculated as the quotient of (i) the sum of all constituents’ adjusted stock prices divided by (ii) the divisor (as described below). A constituent’s adjusted stock price is equal to the product of (i) the stock’s price times (ii) the price adjustment factor of such stock. For a constituent to which a capping ratio is applied, the price adjustment factor will be replaced by the capped price adjustment factor (as described below). The Nikkei 225 Index level is rounded to the nearest hundredth and is calculated and published every 5 seconds beginning at 9 am (Tokyo time) daily.

The stock price used in the calculation is selected in the following order of priority: (i) a special quote, sequential trade quote or temporary quote, (ii) a traded price and (iii) the base price. If neither an applicable quote nor a traded price is available, Nikkei Inc. will use the base price, which is usually the price used in calculating the Nikkei 225 Index on the prior day. In the case of a stock that is trading ex-rights (e.g., after a stock split) for the first time on that day, however, Nikkei Inc. calculates an ex-rights theoretical price based on the price used for calculation on the preceding day and the appropriate adjustment to reflect the change in the stock. Nikkei Inc. does not adjust for dividends in calculating the Nikkei 225 Index.

The price adjustment factor of a stock to be added to the Nikkei 225 Index shall be 1, unless the price of such stock is greater than 1% of the sum of the adjusted price of each stock included in the Nikkei 225 Index. If the price of such stock (as determined during the semi-annual review at the end of January and July) exceeds this threshold, the price adjustment factor shall be the highest 0.1 interval from 0.1 through 0.9 that adjusts the price of such stock so that it does not exceed 1% of the sum of the adjusted price of each stock included in the Nikkei 225 Index. The price adjustment factor for a stock is determined at the semi-annual review.

The price adjustment factor of an index constituent will be revised in the case of a large scale stock split (or reverse split). In such event, the price adjustment factor is revised to keep the price level of the constituent unchanged. However, since the price adjustment factor is determined only to one digit after the decimal point, an adjustment to the price adjustment factor could result in a fraction. If such revision to the price adjustment factor is less than 0.1, the price adjustment factor will be set as 0.1 and the remainder of the price differential will be adjusted by the divisor (see below). Revision to the price adjustment factor of an index constituent as a result of a large scale stock split (or reverse split) will be announced at least 5 business days before the effective date.

Calculation of the Nikkei 225 Index

The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its adjusted price per share rather than the total market capitalization of the issuer) that is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the applicable price adjustment factor or, where a capping ratio applies, the capped price adjustment factor, (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 (the date on which the TSE was reopened after World War II) using historical numbers from that date. The Divisor is subject to periodic adjustments as set forth below. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated every 5 seconds.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index.

Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all adjusted stock prices immediately after such change divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

Capping Ratio

A capping ratio is a number which is used to temporarily decrease the weight of a constituent when such weight exceeds the weight cap threshold (12% at the semi-annual review in October 2022 and was reduced to 11% and 10% at the semi-annual reviews in October 2023 and October 2024, respectively). For a constituent to which a capping ratio is applied, the constituent’s adjusted stock price is equal to the product of (i) the stock’s price times (ii) the capped price adjustment factor of such stock. The capped price adjustment factor of a stock is equal to the product of (i) the price adjustment factor of such stock times (ii) the capping ratio of such stock, rounded down to the nearest 0.1.

The capping ratio is applied, revised, or cancelled as stipulated below

●If, at a semi-annual review, the weight of a constituent to which any capping ratio is not yet applied exceeds the weight cap threshold, a capping ratio of 0.9 shall be applied on the effective date of the constituent change resulting from the semi-annual review. If a capping ratio was already applied to such constituent, the capping ratio will be decreased by 0.1. However, if no change is observed in the capped price adjustment factor after the application of the new capping ratio, the capping ratio will be decreased further until there is a change in the capped price adjustment factor.

●If, at a semi-annual review, the weight of a constituent to which a capped price adjustment factor is applied is below 5%, the capping ratio will be increased by 0.1 on the effective date of the constituent change resulting from the semi-annual review. However, if no change is observed in the capped price adjustment factor after the application of the new capping ratio, the capping ratio will be increased further until there is a change in the capped price adjustment factor. If the new capping ratio after the increase is 1, the capping ratio will be canceled.

●In the case of a large scale split or reverse split of a constituent to which the capped price adjustment factor is applied, if the price adjustment factor is adjusted by the ratio of the split or reverse split, the capping ratio may be revised so that the new capped price adjustment factor does not change the weight of the constituent. For such a constituent, the capping ratio may have fractions after 0.1 and may be increased or decreased by the number other than 0.1 in the next revision of the capping ratio.

●In principle, the capping ratio is applied, revised, or cancelled on the effective date of the constituent change resulting from the semi-annual review. However, depending on the liquidity of the constituent, changes in the capping ratio may be implemented in two or more steps.

Divisor Adjustments

As noted above, the Nikkei 225 Index is calculated as an adjusted price average index, where the weight is based on the price adjustment factor. The divisor is intended to maintain continuity of the Nikkei 225 Index and is the denominator of the fraction used to calculate the average. The divisor was initially the number of constituents, but has been adjusted over time to reflect changes in the constituents and to maintain the continuity of the index.

When constituents are changed, the sum of stock prices (the numerator of the fraction prior to adjustment) changes based upon the prices of additions and deletions to the Nikkei 225 Index. Therefore, in order to maintain index continuity over time, the divisor is recalculated for the following events, except in the case of certain large scale splits and reverse splits, as discussed above: (i) changes in the constituents; (ii) corporate actions such as splits, reverse splits and paid-in capital increases; and (iii) capping ratio application, revision, cancellation or raising the price adjustment factor to the planned value for a stock whose price adjustment factor was one-half of the planned value.

The divisor for the next business day is calculated as the product of (i) the current day’s divisor times (ii) the quotient of (a) the sum of the base prices for the next business day’s constituents divided by (b) the aggregate of the closing price of each of the current day’s constituents used to calculate the Nikkei 225 Index level for the current day times the price adjustment factor of such constituent for the current day. For purposes of calculating the divisor, the base price for the next business day’s constituents will be equal to the product of (i) the base price for the next business day times (ii) the price adjustment factor for the next business day. For constituents to which a capping ratio has been applied, the capped price adjustment factor is used to adjust the price instead of the price adjustment factor.

The divisor is published on Nikkei Inc.’s website on each Tokyo Stock Exchange trading day and is rounded to the nearest one hundred-millionth. For additional information about the divisor, as well as calculation examples of divisor changes, please see the index guide on Nikkei Inc.’s website.

Spin-Offs

When shares of a spun-off independent company are distributed to the shareholders of a constituent company and the spun-off company is going to be listed in a short period of time, the spun-off company is temporarily incorporated into the Nikkei 225 Index calculation between the spin-off ex-date and the listing date. The spun-off company is to be excluded from the Nikkei 225 Index calculation on the next business day after the listing date.

The offering price or the reference price submitted by the listing sponsor is to be used as the price of the stock temporarily included in the Nikkei 225 Index calculation until the market price is determined after its listing. The price adjustment factor is to be set by considering the original component stock’s price adjustment factor and the spin-off distribution ratio. The divisor is adjusted depending on the spin-off distribution ratio. The divisor on the next business day after the listing date is to be adjusted in the same way as changes in the constituents so that the continuity of the Nikkei 225 Index is maintained.

Maintenance of the Nikkei 225 Index

Extraordinary Replacement. In addition to additions and deletions of constituents resulting from the semi-annual review, changes to index constituents may also be made as a result of certain extraordinary events. Stocks designated by the Tokyo Stock Exchange as a “security to be delisted” or “securities on alert,” stocks affected by corporate restructuring (including mergers, share exchanges and share transfers), or stocks transferred to the Tokyo Stock Exchange market other than the Prime will be deleted from the Nikkei 225 Index. Constituents that are designated by the Tokyo Stock Exchange as “a security under supervision” will remain constituents of the Nikkei 225 Index at the time of designation. However, Nikkei Inc. may replace such a constituent with a pre-announcement when it is highly inappropriate to keep the stock as a constituent, e.g. when the probability of delisting is extremely high.

If a constituent has been deleted from the Nikkei 225 Index based on an event described above, a stock will be added to replace the deleted constituent by selecting the highest liquidity stock in the same sector as the deleted constituent from the high liquidity group determined during the last semi-annual review. However, if a deletion is scheduled close to an semi-annual review, additional stocks may be selected as part of the applicable semi-annual review process. Additionally, if there are multiple deletions in a short period of time not close to a scheduled semi-annual review, the standard semi-annual review process assessing liquidity and sector balance will be followed to select new constituents rather than referring to the last semi-annual review list.

Special Rules for Additions Resulting from Other Corporate Actions

Notwithstanding the process above, the following procedures may be applied in certain cases of corporate restructuring. Application of these special rules is determined for each particular case. Where (i) a constituent is merged and delisted or (ii) a newly established listed parent company receives its shares by transfer or exchange from another constituent, the delisted stock may be replaced by the successor company’s stock if it becomes listed on the Tokyo Stock Exchange Prime Market. In the case of spin-offs where multiple companies remain listed on the Tokyo Stock Exchange Prime Market, the stock of the company that succeeds to the major operations of the former company will become a constituent of the Nikkei 225 Index.

Except for constituent changes resulting from the semi-annual review and from the circumstances described above under “Extraordinary Replacement” and “Special Rules for Additions Resulting from Other Corporate Actions”, there is no process for adding new constituents to the Nikkei 225 Index. After consultation with academics and market professionals, Nikkei Inc. decides and announces the list of deletions and additions. As discussed above under

“Calculation of the Nikkei 225 Index”, the divisor is adjusted accordingly to maintain continuity when constituents are added or deleted from the Nikkei 225 Index. Deletions and additions to the Nikkei 225 Index resulting from either the semi-annual review or extraordinary events are generally effective on the same day in an effort to maintain the number of constituents at 225. However, when necessary, additions may be made after the deletions take effect and during the interim period, the Nikkei 225 Index may be calculated with less than 225 constituents. For example, when a constituent is delisted by share exchange or transfer and the succeeding company such as the newly formed parent company or an unlisted company becomes the parent by receiving the shares of the delisted company and listing its shares in a short period of time.

Changes to the Nikkei 225 Index Methodology

Although the Nikkei 225 Index is calculated and maintained in accordance with the information provided in the methodology maintained on Nikkei Inc.’s website, Nikkei Inc. has discretion to take measures it deems appropriate upon the occurrence of events which are not covered in the methodology or in circumstances where it is difficult to continue to calculate the Nikkei 225 using the rules described in such methodology.

License Agreement

For each issuance of notes to be linked to the Nikkei 225 Index, we will enter into a non-exclusive license agreement with Nikkei Inc., whereby we, in exchange for a fee, will be permitted to use the Nikkei 225 Index in connection with such securities. We are not affiliated with Nikkei Inc.; the only relationship between Nikkei Inc. and us is any licensing of the use of Nikkei Inc.’s indices and trademarks relating to them.

The copyright relating to the Nikkei 225 Index and intellectual property rights as to the indications for “Nikkei,” “Nikkei Stock Average” and “Nikkei 225” and any other rights shall belong to Nikkei Inc. Nikkei Inc. will be entitled to change the details of the Nikkei 225 Index and to suspend the announcement thereof. All the businesses and implementation relating to our license agreement with Nikkei Inc. will be conducted exclusively at our risk, and Nikkei Inc. assumes no obligation or responsibility therefor.

The notes are not sponsored, endorsed, sold, or promoted by Nikkei Inc., and Nikkei Inc. makes no representation whatsoever, whether express or implied, either as to the results to be obtained from the use of the Nikkei 225 Index and/or the levels at which the Nikkei 225 Index stands at any particular time on any particular date or otherwise. Nikkei Inc. will not be liable (whether in negligence or otherwise) to any person for any error in the Nikkei 225 Index, and Nikkei Inc. is under no obligation to advise any person of any error therein. Nikkei Inc. is making no representation whatsoever, whether express or implied, as to the advisability of purchasing or assuming any risk in connection with the notes.

The Russell 1000® Value Index

All information contained in this underlier supplement regarding the Russell 1000® Value Index (the “Russell 1000 Value Index”), including, without limitation, its make-up, method of calculation, and changes in its components, has been derived from publicly available information, without independent verification. The Russell 1000 Value Index was developed by Russell Investment Group (“Russell”) before FTSE International Limited and Russell combined in 2015 to create FTSE Russell, which is wholly owned by London Stock Exchange Group. This information reflects the policies of, and is subject to change by, FTSE Russell (or, as used in this description of the Russell 1000 Value Index, the “sponsor”). The sponsor, which licenses the copyright and all other rights to the Russell 1000 Value Index, has no obligation to continue to publish, and may discontinue the publication of, the Russell 1000 Value Index. The Russell 1000 Value Index is reported by Bloomberg L.P. under the ticker symbol “RLV”. FTSE International Limited is the benchmark administrator of the Russell 1000 Value Index.

Additional information regarding the Russell 1000 Value Index, including information about its component stock and sector weightings, may be obtained from the following website: lseg.com/en/ftse-russell/indices/russell-us-style

General

The Russell 1000 Value Index is sponsored by FTSE Russell and measures the capitalization-weighted price performance of the stocks included in the Russell 1000® Index (the “Russell 1000 Index”) that are determined by FTSE Russell to be value oriented, with lower price-to-book ratios and lower forecasted and historical growth.

The Russell 1000 Index tracks 1,000 U.S. large-capitalization stocks listed on eligible U.S. exchanges and is a sub-index of the Russell 3000® Index (the “Russell 3000 Index”).

Selection of Component Stocks of the Russell 1000 Value Index

The Russell 1000 Value Index is a sub-index of the Russell 1000 Index, which is a sub-index of the Russell 3000 Index. To be eligible for inclusion in the Russell 3000 Index and the Russell 1000 Index, and, consequently, the Russell 1000 Value Index, a company’s stocks must be listed on the rank day and FTSE Russell must have access to documentation verifying the company’s eligibility for inclusion. The rank day occurs on the last business day of April for the June reconstitution and the last business day of October for the December reconstitution. Membership eligibility is determined using public information available on the rank day and market capitalizations calculated at market close. Eligible initial public offerings (“IPOs”) are added to Russell U.S. Indices quarterly, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, IPOs must meet additional eligibility criteria.

A company is included in the U.S. equity markets and is eligible for inclusion in the Russell 3000 Index and the Russell 1000 Index, and consequently, the Russell 1000 Value Index, if that company incorporates in the U.S., has its headquarters in the U.S. and also trades with the highest liquidity in the U.S. If a company does not satisfy all of the above criteria, it can still be included in the U.S. equity market if any one of the following home country indicators is in the United States: (i) country of incorporation, (ii) country of headquarters and (iii) country in which the company trades with the highest liquidity (as defined by a two-year average daily dollar trading volume from all exchanges within the country), and the primary location of that company’s assets or its revenue, based on an average of two years of assets or revenues data, is also in the United States. In addition, if there is insufficient information to assign a company to the U.S. equity markets based on its assets or revenue, the company may nonetheless be assigned to the U.S. equity markets if the headquarters of the company is located in the United States or if the headquarters of the company is located in certain “benefit-driven incorporation countries”, or “BDIs”, and that company’s most liquid stock exchange is in the United States. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curaçao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands. A U.S.-listed company is not eligible for inclusion within the U.S. equity market if it has been classified by FTSE Russell as a China N share on the rank date of the index reconstitution. A company will be considered a China N share if the following criteria are satisfied: (i) the company is incorporated outside of mainland China, (ii) the company is listed on the NYSE, the Nasdaq, the NYSE American (formerly the NYSE MKT) or the Texas Stock Exchange, (iii) the company has a headquarter or principal executive office or its establishment in mainland China, with the majority of its revenue or assets derived from the People’s Republic of China, and (iv) the company is controlled by a mainland Chinese entity, company or individual (if the shareholder background cannot be determined with publicly available information, FTSE Russell will consider whether the establishment and origin of the company are in mainland China and whether the company is headquartered in mainland China). An existing China N Share which fails one or more of the following criteria will cease to be classified as a China N share: (i) the company is no longer incorporated outside the People’s Republic of China, (ii) the company is no longer listed on the NYSE, the Nasdaq exchange, or the NYSE American, (iii) the percentages of revenue and assets derived from the People’s Republic of China have both fallen below 45 percent, or (iv) the company is acquired/a controlling stake is held by a non-Mainland Chinese state entity, company or individual. Only asset and revenue data from the most recent annual report is considered when evaluating whether a company should be classified a China N share (i.e., there will be no two year averaging). ADRs and ADSs are not eligible for inclusion in the Russell 3000 Index or the Russell 1000 Index, or consequently, the Russell 1000 Value Index.

In addition, all securities eligible for inclusion in the Russell 3000 Index or the Russell 1000 Index, and consequently, the Russell 1000 Value Index, must trade on an eligible exchange (CBOE (formerly BATS), NYSE, NYSE American (formerly NYSE MKT), NYSE Arca and Nasdaq).

Exclusions from the Russell 1000 Value Index

FTSE Russell specifically excludes the following companies and securities from the Russell 3000 Index and the Russell 1000 Index, and consequently, the Russell 1000 Value Index: (i) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, depositary receipts, installment receipts and trust receipts; (ii) royalty trusts, U.S. limited liability companies, closed-end investment companies, companies that are required to report Acquired Fund Fees and Expenses (as defined by the SEC), including business development companies, blank check companies, special-purpose acquisition companies and limited partnerships; (iii) companies with a total market capitalization less than $30 million; (iv) companies with only a small portion of their shares available in the free-float as defined by FTSE Russell (companies with less than an absolute 5% of shares available); (v) bulletin board, pink sheets or over-the-counter traded securities, including securities for which prices are displayed on the FINRA ADF; (vi) real estate investment trusts and publicly traded partnerships that generate, or have historically generated, unrelated business taxable income and have not taken steps to block their unrelated business taxable income to equity holders; and (vii) companies with less than 5% of the company’s voting rights in the hands of unrestricted shareholders.

Initial List of Eligible Securities

The primary criterion FTSE Russell uses to determine the initial list of securities eligible for the Russell 3000 Index and the Russell 1000 Index and, consequently, the Russell 1000 Value Index, is total market capitalization, which is calculated by multiplying the total outstanding shares for a company by the market price as of the rank day for those securities being considered at reconstitution. IPOs may be added between reconstitutions as noted below. All common stock share classes are combined in determining a company’s total shares outstanding. If multiple share classes have been combined, the number of total shares outstanding will be multiplied by the primary exchange close price and used to determine the company’s total market capitalization. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must have a closing price at or above $1.00 on their primary exchange on the rank day to be eligible for inclusion in the Russell 3000 Index and the Russell 1000 Index, and consequently, the Russell 1000 Value Index. In order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the rank day, it will be considered eligible if the average of the daily closing prices from their primary exchange during the 30 days prior to the rank day is equal to or greater than $1.00. If an existing member does not trade on the rank day, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible.

Multiple Share Classes

If an eligible company trades under multiple share classes or if a company distributes shares of an additional share class to its existing shareholders through a mandatory corporate action, each share class will be reviewed independently for inclusion. Share classes in addition to the primary vehicle (the pricing vehicle) that have a total market capitalization larger than $30 million, an average daily dollar trading value that exceeds that of the global median, and a float of 5% or greater of shares available in the free-float as defined by FTSE Russell are eligible for inclusion.

The pricing vehicle will generally be designated as the share class with the highest two-year trading volume as of the rank day. In the absence of two years’ worth of data, all available data will be used for this calculation. If the difference between trading volumes for each share class is less than 20%, the share class with the most available shares outstanding will be used as the pricing vehicle. At least 100 day trading volume is necessary to consider the class as a pricing vehicle for existing members. New members will be analyzed on all available data, even if that data is for less than 100 days.

Determining Style

Each company’s style classification is set annually during the June reconstitution. For the December review, style probabilities will be calculated for new additions and for any current member migrating to a new capitalization family. For the avoidance of doubt, all other current members that retain the same index membership between the June and December review will have their style probability retained for the December review implementation.

To ensure proper style classifications of new members (new adds and migrating members), the entire style calculation process is applied at both semi-annual reconstitutions, including the calculations of a new banded composite value score (“CVS”) for all securities. At June reconstitution, banding applies the December CVS for securities classified in December and the June CVS for securities that retained their prior style probability.

Russell uses a “non-linear probability” method to determine whether a stock included in the Russell 1000 Index is included in the Russell 1000 Value Index, the Russell 1000® Growth Index (the “Russell 1000 Growth Index”), or both. The term “probability” is used to indicate the degree of certainty that a stock belongs in one of those indexes.

Russell uses three variables to determine whether a stock exhibits growth characteristics, value characteristics, or both. One variable—book-to-price ratio—is used to represent a stock’s value characteristics, while two variables—I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year)—are used to represent a stock’s growth characteristics. Stocks included in the Russell 1000 Index are given a ranking for each variable and these rankings are converted to standardized units, where the value variable represents 50% of the score and the two growth variables represent the remaining 50%. They are then combined to produce a CVS. Stocks included in the Russell 1000 Index are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights or “probabilities” to each stock. In general, a stock with a higher CVS is considered a value stock, a stock with a lower CVS is considered a growth stock and a stock with a CVS in the middle range is considered to have both growth and value characteristics.

Description of non-linear probability algorithm

Stock A, in Figure 1, is a security with 20% of its available shares assigned to the Russell 1000 Value Index and the remaining 80% assigned to the Russell 1000 Growth Index. The growth and value probabilities will always sum to 100% (prior to the application of any index weight capping). Hence, the sum of a stock’s market capitalization in the Russell 1000 Value Index and the Russell 1000 Growth Index will always equal its market capitalization in the Russell 1000 Index.

In Figure 1, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in the Russell 1000 Value Index and 50% in the Russell 1000 Growth Index. Stocks below the first quartile are 100% in the Russell 1000 Growth Index. Stocks above the third quartile are 100% in the Russell 1000 Value Index. Stocks falling between the first and third quartile breaks are in both the Russell 1000 Value Index and the Russell 1000 Growth Index to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks, subject to the 5% rule and the banding rule, as described below.

5% rule

If a stock’s initial weight is more than 95% in either the Russell 1000 Value Index or the Russell 1000 Growth Index, Russell increases its weight to 100% in that index and removes the stock altogether from the other index. As a result of the 5% rule, roughly 70% of the available market capitalization of the Russell 1000 Index is classified as all-growth or all-value. The remaining 30% of stocks have some portion of their market capitalization allocated to the Russell 1000 Value Index and the Russell 1000 Growth Index, depending on their relative distance from the median value score.

Banding rule

In an effort to mitigate unnecessary turnover, Russell implements a banding methodology at the CVS level. If (i) a company’s CVS change from the previous reconstitution is less than plus or minus 0.10 and (ii) the company remains in the Russell 1000 Index, then the CVS will not be updated during the next reconstitution process. Keeping the CVS static for these companies does not mean the probability (value/growth) will remain unchanged in all cases due to the relation of a CVS score to the overall index. In the past, this banding methodology has reduced turnover caused by smaller, less meaningful movements while continuing to allow the larger, more meaningful changes to occur.

Market capitalization

The market capitalization of the Russell 1000 Value Index may not equal 50% of the Russell 1000 Index because asymmetry in the capitalization distributions within the second and third quartiles may result in a skewed distribution of CVS. When CVS is normally distributed, each of the Russell 1000 Value Index and the Russell 1000 Growth Index will equal 50% of the Russell 1000 Index.

Missing values, negative values, or low coverage

Stocks with missing or negative values for their book-to-price ratio, missing values for I/B/E/S medium-term growth (2 year) (negative I/B/E/S medium-term growth is valid), or missing sales per share historical growth (5 year) (6 years of quarterly numbers are required), are allocated by using the mean value score of (i) the Russell Global Sectors industry, subsector, or sector group (for the June 2020 rebalance) and (ii) the ICB official sector scheme (for new additions/IPOs starting after the June 2020 rebalance and for the June 2021 rebalance and going forward) into which the company falls in the Russell 1000 Index. Each missing (or in the case of book-to-price ratio, negative) variable is substituted with the mean value score of the subsector, sector, supersector or industry group independently. A subsector must have five members or the substitution reverts to the next level, sector, supersector and then industry. In addition, a weighted value score is calculated for securities with low analyst coverage for I/B/E/S medium-term growth. For securities with coverage by a single analyst, 2/3 of the subsector, sector, supersector or industry group value score is weighted with 1/3 the security’s independent value score. For those securities with coverage by 2 analysts, 2/3 of the independent security’s value score is used and only 1/3 of the subsector, sector, supersector or industry group is weighted. For those securities with at least three analysts contributing to the I/B/E/S medium-term growth variable, 100% of the independent security’s value score is used.

Reconstitution

The Russell 1000 Index and the Russell 1000 Value Index are reconstituted by FTSE Russell to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization on the rank day, with the actual reconstitution occurring on the fourth Friday in June and the second Friday in December. A full calendar for reconstitution is published each spring.

A company’s total shares are multiplied by the primary exchange close price of the pricing vehicle and used to determine the company’s total market capitalization for the purpose of ranking of companies and determination of index membership. If no volume exists on the primary exchange on the rank day, the last trade price from an eligible secondary exchange will be used where volume exists (using the lowest trade price above $1.00 if multiple secondary markets exist). The company’s rank will be determined based on the cumulative market capitalization. As of the June 2016 reconstitution, any share class not qualifying for eligibility independently will not be aggregated with the pricing vehicle within the available shares calculation.

For mergers and spin-offs that are effective between the rank day and the business day immediately before the index lock down takes effect ahead of the reconstitution, the market capitalizations of the impacted securities are recalculated and membership is reevaluated as of the effective date of the corporate action. For corporate events that occur during the reconstitution lock down period (which takes effect from the open on the first day of the lock down period onwards), market capitalizations and memberships will not be reevaluated. Non-index members that have been considered ineligible as of rank day will not be reevaluated in the event of a subsequent corporate action that occurs between rank day and the reconstitution effective date.

Index Calculation and Capitalization Adjustments

As a capitalization-weighted index, the Russell 1000 Value Index reflects changes in the capitalization, or market value, of the index stocks relative to the capitalization on a base date. This discussion describes the “price return” calculation of the Russell 1000 Value Index. The applicable pricing supplement will describe the calculation if the underlier for your securities is not the price return calculation. The current Russell 1000 Value Index value is the compounded result of the cumulative daily (or monthly) return percentages, where the starting value of the Russell 1000 Value Index is equal to the base value (1,000) and base date (May 31, 1993). Returns between any two dates can then be derived by dividing the ending period index value (IV1) by the beginning period (IV0) index value, so that the return equals [(IV1 / IV0) –1]*100. To calculate the index value, the market values of the index stocks are added together to arrive at the total market capitalization of the index. The market value of an index stock is equal to the product of (i) the price of such stock times (ii) the number of available shares times (iii) the stock’s value weight or “probability”. The last sale prices will be used for exchange traded and Nasdaq stocks. In the event of a market disruption resulting in any index stock price being unavailable, Russell will generally use the last reported price for such index stock to calculate the index.

The weight of a stock included in the Russell 1000 Value Index is equal to its weight in the Russell 1000 Index multiplied by its value weight or “probability.” Constituent stocks of the Russell 1000 Index are weighted in the Russell 1000 Index by their free-float market capitalization, which is calculated by multiplying the primary closing price by the number of free-float shares. Free-float shares are shares that are available to the public for purchase as determined by FTSE Russell. Adjustments to shares are reviewed quarterly (including at reconstitution) and for major corporate actions such as mergers.

The table below lists shareholder types that are restricted when calculating free float.

Shareholder Type	Shareholder Description	Restriction %*
Corporations and Employee Share Plans (ESOP)	Shares held by public companies, non-listed subsidiaries of public companies, private companies, employee share plans (ESOP), or holding companies.	0
Foundations	Shares held by foundations and endowments.	0
Government Agencies	Shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments).	0
Individual Investors	All individual holders disclosed within corporate filings will be restricted, regardless of amount. This includes disclosed officer and director holdings.	0
Portfolio Holdings	Where a single portfolio holding is 30% or greater, it will be regarded as strategic and therefore restricted. Examples of portfolio holdings may include shares held by: ●Banks and Trusts ●Finance Companies ●Hedge Funds ●Investment Advisors ●Insurance Companies ●Pension Funds	30

	●Investment Management Companies ●Brokerage Firms ●Mutual Funds ●Exchange Traded Funds
Sovereign Wealth Funds	Shares that are held by sovereign wealth funds.	10**
Treasury Shares	Shares that are held in treasury.	0
Venture Capital and Private Equity	Shares held by private equity firms and venture capital funds are considered restricted.	0

* Any holding greater than or equal to this number will be deemed restricted and therefore removed from free float, e.g. a 0% restriction means all disclosed holdings are restricted for this shareholder type.

** The 10% threshold will not apply to an existing or prospective constituent that is eligible for addition to the index with an investability weight of less than 5%. The shares will be restricted regardless of percentage held.

Additional Clarifications Concerning Free Float:

●Shares subject to lock-up provisions are removed from free float. Changes resulting from the expiry of lock-ups will be implemented at the next quarterly review subject to the lock-in or incentive expiry date occurring on or prior to the share and float change information cut-off date.

●US eligible companies that conduct their initial public offering via a de-SPAC transaction will only be considered for index inclusion following expiry of the longest stated lock-up. Former SPACs will be evaluated at the quarterly review following the expiry of the lock-up within the stated data cut-off window.

●All shares where the holder has a stated incentive to retain the shares (e.g. bonus shares paid if holding is retained for a set period of time) will be removed from free float.

●Shares that are subject to on-going contractual agreements (such as swaps) where they would ordinarily be treated as restricted are treated as restricted.

●Shares disclosed as being held by a nominee account are typically regarded as free float. However, if a restricted shareholder is identified as holding shares through a nominee account then that portion of shares will be restricted.

FTSE Russell primarily classifies shares held as portfolio holdings and within sovereign wealth funds as part of available free float (subject to 30% and 10% thresholds, respectively). However, when utilizing publicly available shareholder information, if FTSE Russell determines that the shareholder’s investment objectives indicate these holdings are not likely to be freely available in the market, FTSE Russell reserves the right to exclude them from free float.

Corporate Actions Affecting the Russell 1000 Value Index

FTSE Russell adjusts the Russell 1000 Value Index on a daily basis in response to certain corporate actions and events. Therefore, a company’s membership in the Russell 1000 Value Index and its weight in the Russell 1000 Value Index can be impacted by these corporate actions. The adjustment is applied based on sources of public information, including press releases and Securities and Exchange Commission filings. Prior to the completion of a corporate action or event, FTSE Russell estimates the effective date. FTSE Russell will then adjust the anticipated effective date based on public information until the date is considered final. Depending on the time on a given day that an action is determined to be final, FTSE Russell will generally either (1) apply the action before the open on the ex-date or (2) apply the action after providing appropriate notice. If FTSE Russell has confirmed the completion of a corporate action, scheduled to become effective subsequent to a rebalance, the event may be implemented in conjunction with the rebalance to limit turnover, provided appropriate notice can be given. FTSE Russell applies the following methodology guidelines when adjusting the Russell 1000 Value Index in response to corporate actions and events:

“No Replacement” Rule — Securities that are deleted from the Russell 1000 Value Index between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 1000 Value Index over the past year will fluctuate according to corporate activity.

Mergers and Acquisitions

Adjustments due to mergers and acquisitions are applied to the Russell 1000 Value Index after the action is determined to be final. In the event that a constituent is being acquired for cash or is delisted subsequent to an index review, such constituent will be removed from the Russell 1000 Value Index in conjunction with the index review, assuming that the action is determined to be final and a minimum of two days’ notice can be provided.

Between constituents: When mergers and acquisitions take place between companies that are both constituents of a Russell index for cash, the target company is deleted from the Russell 1000 Value Index at the last traded price. When mergers and acquisitions take place between companies that are both constituents of a Russell index for stock, the target company is deleted from the Russell 1000 Value Index and the shares of the acquiring stock are increased according to the offer terms. When mergers and acquisitions take place between companies that are both constituents of a Russell index for cash or stock or a combination thereof, the target company is deleted from the Russell 1000 Value Index and the shares of the acquiring company are simultaneously increased per the merger terms.

Between a constituent and a non-constituent: If the target company is a member of the Russell 1000 Value Index, it is deleted from the Russell 1000 Value Index and the acquiring company will be included initially in the Russell 1000 Value Index provided it is eligible in all other respects at the time of the merger, regardless of previous eligibility screenings. If the acquiring company is deemed eligible it will be added to the Russell 1000 Value Index on the effective date and the opening price will be calculated using the offer terms. When the target company is a FTSE Russell Universe member, the shares of the member acquiring company will be updated to reflect the merger. Any share update will be made giving appropriate notice.

Given sufficient market hours after the confirmation of a merger or acquisition, FTSE Russell effects the action after the close on the last day of trading of the target company, or at an appropriate time once the transaction has been deemed to be final.

Rights Offerings — Rights offered to shareholders are reflected in the Russell 1000 Value Index only if the subscription price of the rights is at a discount to the market price of the stock. Provided that FTSE Russell has been alerted to the rights offer prior to the ex-date, it will adjust the price of the stock for the value of the rights and increased shares according to the terms of the offering before the open on the ex-date.

Spin-offs— If the spin-off entity meets the eligibility requirements for the Russell 1000 Index, the spin-off entity will be added to the Russell 1000 Value Index on the ex-date of the distribution. The spin-off entity will be retained in the Russell 1000 Value Index until the next reconstitution, when it will be evaluated for inclusion. If the spin-off entity does not meet the eligibility requirements for the Russell 1000 Value Index, the spin-off entity will be added to the Russell 1000 Value Index on the ex-date of the distribution. It will remain in the Russell 1000 Value Index until listing and settlement and then deleted at market price with notice.

Initial Public Offerings — Eligible IPOs are added to the Russell 1000 Index based on total market capitalization ranking within the market-adjusted capitalization breaks established at the most recent reconstitution. Any IPO that is added to the Russell 1000 Index will also be added to the Russell 1000 Value Index or the Russell 1000 Growth Index, as applicable, based on its sub-sector average style probability established at the latest reconstitution.

An IPO of additional share classes will be considered for eligibility and must meet the same eligibility criteria for all other multiple share classes. If at the time of the IPO the additional share class does not meet the eligibility criteria for separate index membership, it will not be added to the Russell 1000 Value Index and will subsequently be reviewed for index membership during the next annual reconstitution.

Once IPO additions have been announced, an IPO may be added to the Russell 1000 Value Index prior to the previously announced schedule, if a corporate action has deemed this to be appropriate and notice can be provided (e.g. an index member automatically receives shares via a stock distribution into a projected IPO add).

Tender Offers — A company acquired as a result of a tender offer is removed when (i) (a) the bidder’s shareholding has reached at least 90%; (b) shareholders have validly tendered and the shares have been irrevocably accepted for payment; and (c) all pertinent offer conditions have been reasonably met and the acquirer has not explicitly stated that it does not intend to acquire the remaining shares; (ii) there is reason to believe that the remaining free float is under 5% based on information available at the time; (iii) following completion of the offer the acquirer has stated intent to finalize the acquisition via a short-form merger, squeeze-out, top-up option or any other compulsory mechanism; or (iv) delisting is confirmed.

Where the conditions for index deletion are not met, FTSE Russell may implement a free float change based on the reported acceptance results at the expiration of the initial, subsequent or final offer period where (i) the minimum acceptance level as stipulated by the acquiror is met; (ii) shareholders have validly tendered and the shares have been irrevocably accepted for payment; (iii) all pertinent offer conditions have been reasonably met and (iv) the change to the current float factor is greater than 3%. FTSE Russell uses the published results of the offer to determine the new free float of the target company. If no information is published in conjunction with the results from which FTSE Russell can determine which shareholders have and have not tendered, the free float change will reflect the total shares now owned by the acquiring company. A minimum T+2 notice period of the change is generally provided. Any subsequent disclosure on the updated shareholder structure will be reviewed during the quarterly review cycle. If the offer includes a stock consideration, the acquiring company’s shares will be increased proportionate to the free float change of the target company. If the target company’s free float change is greater than 3%, the associated change to the acquiring company’s shares will be implemented regardless of size. Additionally, if the change to the target company is less than 3%, then no change will be implemented to the target or the acquiring company at the time of the event, regardless of any change to the acquiring company’s shares. The target company will then be deleted as a second-step, if the conditions for deletion are achieved at the expiration of a subsequent offer period.

In the event that a tender offer results in an additional listed and active “tendered” line prior to the tendered shares being accepted and exchanged for settlement, FTSE Russell will generally evaluate the following factors to determine whether to switch to the tendered line: (i) the objective of the offer is to fully acquire and delist the target company (and FTSE Russell is not aware of any obstacles designed to prevent this objective; e.g. there are no major shareholders who have publicly disclosed that they will not be tendering); (ii) the offer is deemed to be successful (i.e. the minimum acceptance threshold has been achieved); (iii) more than 50% of the shares subject to the offer have been tendered; (iv) there is an additional tender offer period to provide a window for index users to tender into the tendered shares’ line; and (v) there are outstanding regulatory or other substantive hurdles preventing the transaction completing immediately at the conclusion of the tender offer, with the results not expected to be known for some time. Index implementation will generally occur immediately after the opening of the additional offer period (with the provision of appropriate notice) – with an informative notice published announcing the change, to supplement the information within the applicable tracker files. In the event that the tendered line is halted prior to index implementation, its close price will be updated to reflect the deal terms until implementation. In the event that the prerequisites for deletion are not achieved and the target company is retained within the Russell 1000 Value Index at a reduced weight, the tendered line will be removed at deal terms (if no active market) with the ordinary line being re-added at a reduced weight at its last close price. In exceptional circumstances, any review changes due to be effective for the companies involved in a tender offer may be retracted if FTSE Russell becomes aware of a tender offer which is due to complete on or around the effective date of such index review changes. Such exceptional circumstances may include undue price pressure being placed on the companies involved, or if proceeding with the review changes would compromise the replicability of the Russell 1000 Value Index.

Delisted and Suspended Stocks — A constituent will be deleted if it is delisted from all eligible exchanges. A constituent will be deleted if FTSE Russell becomes aware (in the country of assigned nationality) that the stock has become bankrupt, has filed for bankruptcy protection, enters into administration or receivership, commenced accelerated safeguarding procedures, is insolvent or is liquidated (or local equivalents); or has filed for delisting and no regulatory or shareholder approvals are outstanding, converts into an ineligible corporate structure or where evidence of a change in circumstances makes it ineligible for index inclusion. If, however, FTSE Russell becomes aware that a constituent is suspended, index treatment will be determined as follows:

●unless the circumstances regarding deletions set forth below apply, a constituent will continue to be included in the Russell 1000 Value Index for a period of up to 20 business days at its last traded price;

●if a constituent continues to be suspended at the end of that 20 business day period (the suspension period), it will be subject to review. FTSE Russell will take into account the stated reasons for the suspension. These reasons may include announcements made by the company regarding a pending acquisition or restructuring, and any stated intentions regarding a date for the resumption of trading. If following review, a decision is taken to remove the constituent, FTSE Russell will provide notice of 20 business days (the notice period) that it intends to remove the constituent, at zero value, at the conclusion of the notice period. If the security has not resumed trading at the conclusion of the notice period, it will be removed with two days’ notice. If during the notice period further details are disclosed as to the reason for a company’s suspension, those reasons (and any possible resumption of trade date) will be taken into account when determining if the company should remain on notice;

●if a suspended constituent resumes trading on or before the last business day of the notice period, the deletion notice will be rescinded and the constituent will be retained in the Russell 1000 Value Index. However, where the constituent resumes trading after the 40th business day of suspension, the constituent will continue to be removed from the Russell 1000 Value Index as previously announced but in these circumstance the deletion will be implemented at market value unless there are barriers that render a market value irreplicable. In this event, the company will continue to be removed at zero;

●if the notice period expires in the week preceding an index review, the company will be removed in conjunction with the index review;

●in certain limited circumstances where the index weight of the constituent is significant and FTSE Russell determines that a market-related value can be established for the suspended constituent, for example because similar company securities continue to trade, deletion may take place at the market-related value instead. In such circumstances, FTSE Russell will set out its rationale for the proposed treatment of the constituent at the end of the suspension period. The company would then be removed at that value at the end of the notice period;

●subject to the second following paragraph, if a constituent has been removed from the Russell 1000 Value Index and trading is subsequently restored, the constituent will only be reconsidered for inclusion after a period of 12 months from its deletion. For the purposes of index eligibility it will be treated as a new issue.

For example, if FTSE Russell becomes aware that a U.S. company has filed for Chapter 7 bankruptcy, Chapter 11 bankruptcy protection, a receiver is appointed, has filed for delisting under a Form 25, or a liquidation plan is filed, it will be removed from the Russell 1000 Value Index with notice. If a constituent is removed pursuant to this rule and is not trading and there is no express confirmation that shareholders will receive a fixed cash amount per share held, FTSE Russell will remove the stock at a nominal price of $0.0001. If a price on an ineligible market (e.g. OTC) is available, the constituent may be removed using this price.

A company emerging from bankruptcy protection or insolvency will be reconsidered for index inclusion at the next semi-annual reconstitution (i.e., there will be no 12 month exclusion).

A constituent will be deleted if FTSE Russell becomes aware that the price of the constituent has reached its minimum permissible trade price. The constituent will be removed from the Russell 1000 Index in conjunction with the next index review subject to it still being at the minimum permissible trade price at the start of the quarterly review lock down period. The stock will only be reconsidered for index eligibility after a period of 12 months from its deletion. For purposes of index eligibility it will be evaluated as a new issue.

Stock Distributions and distributions in specie— A price adjustment for stock distributions is applied on the ex-date of the distribution. Where FTSE Russell is able to value a distribution in specie prior to the ex-date, a price adjustment is made to the company paying the dividend at the open on the ex-date. If no valuation of the distribution exists prior to the ex-date, no price adjustment is applied. Where the company whose holders are receiving the distribution is an index member, its shares will be increased according to the terms of the distribution. If such company is not an index member, the distributed shares will be added to the Russell 1000 Value Index until they have been settled and have listed, at which point they will be removed at the last traded price giving appropriate notice.

Special Cash Dividends — If a constituent pays out a special cash dividend, the price of the stock is adjusted to deduct the dividend amount before the open on the ex-date. No adjustment for regular cash dividends is made in the price return calculation of the Russell 1000 Value Index.

Updates to Shares Outstanding and Free Float — FTSE Russell reviews the Russell 1000 Value Index quarterly for updates to shares outstanding and to free floats used in calculating the Russell 1000 Value Index. The changes are implemented at the close of the market within each of the quarterly review processes (third Friday of March, fourth Friday in June (unless the last Friday occurs on the 29th or 30th, when reconstitution will occur on the Friday prior), third Friday in September and second Friday in December).

For the June review, no buffers will be observed for ranking total capitalization or implementation of free float changes (i.e. float updates will be implemented regardless of size as buffers will not be applied). For the December review, no buffers will be observed for ranking total capitalization. However, free float updates will be implemented with observation of the 3% buffers. Both the March and September quarterly review processes will apply buffers on both share and float changes to reflect (i) cumulative share changes greater than 1%, (ii) for constituents with a free float less than or equal to 15%, cumulative free float changes greater than 1%, and (iii) for constituents with a free float greater than 15%, cumulative free float changes greater than 3%.

Outside of the quarterly update cycle, outstanding shares and free float will be updated with at least two days’ notice if prompted by primary or secondary offerings if (i) there is a USD $1 billion investable market capitalization change related to a primary/secondary offering measured by multiplying the change to index shares by the subscription price or (ii) there is a resultant 5% change in index shares related to a primary or secondary offering and a USD $250 million investable market capitalization change measured by multiplying the change to index shares by the subscription price. The pricing date will serve as the trigger for implementation; i.e. once FTSE Russell is aware that an offering has priced, the update will be implemented with two days’ notice from market close (contingent on the thresholds described above being triggered). If discovery of the pricing date occurs more than two days after the pricing date, the update will be deferred until the next quarterly review.

In exceptional circumstances, FTSE Russell may defer implementation until after the new shares are listed and with the provision of two days’ notice. An offering may be deemed exceptional if implementation prior to the listing of the new shares may cause undue price pressure on the company, or if proceeding with the changes may compromise the replicability of the index.

If a company distributes shares of an additional share class to its existing shareholders through a mandatory corporate action, the additional share class will be evaluated for separate index membership. The new share class will be deemed eligible if the market capitalization of the distributed shares meets the minimum size requirement (the market capitalization of the smallest member of the Russell 3000E Index from the previous rebalance as adjusted for performance to date). If the additional share class is not eligible at the time of distribution, it will not be added to the Russell 1000 Value Index.

License Agreement

FTSE Russell has entered into a non-exclusive license agreement with us, granting us, and certain of our affiliates, in exchange for a fee, permission to use the Russell 1000 Value Index in connection with the offer and sale of the notes. We are not affiliated with FTSE Russell; the only relationship between FTSE Russell and us is the licensing of the use of the Russell 1000 Value Index (a trademark of FTSE Russell) and trademarks relating to the Russell 1000 Value Index. We do not accept any responsibility for the calculation, maintenance or publication of the Russell 1000 Value Index or any successor index.

The notes are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 1000 Value Index to track general stock market performance or a segment of the same.

FTSE Russell’s publication of the Russell 1000 Value Index in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Russell 1000 Value Index is based. FTSE Russell’s only relationship to us is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell 1000 Value Index which is determined, composed and calculated by FTSE Russell without regard to us or the notes. FTSE Russell is not responsible for and has not reviewed the notes nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000 Value Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, INVESTORS, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Russell 2000® Index

All information contained in this underlier supplement regarding the Russell 2000® Index (the “Russell 2000 Index”), including, without limitation, its make-up, method of calculation, and changes in its components, has been derived from publicly available information, without independent verification. The Russell 2000 Index was developed by Russell Investment Group (“Russell”) before FTSE International Limited and Russell combined in 2015 to create FTSE Russell, which is wholly owned by London Stock Exchange Group. This information reflects the policies of, and is subject to change by, FTSE Russell (or, as used in this description of the Russell 2000 Index, the “sponsor”). The sponsor, which licenses the copyright and all other rights to the Russell 2000 Index, has no obligation to continue to publish, and may discontinue the publication of, the Russell 2000 Index. The Russell 2000 Index is reported by Bloomberg L.P. under the ticker symbol “RTY”. FTSE International Limited is the benchmark administrator of the Russell 2000 Index.

Additional information regarding the Russell 2000 Index, including information about its component stock and sector weightings, may be obtained from the following website: lseg.com/en/ftse-russell/indices/russell-2000-index

General

The Russell 2000 Index is sponsored by FTSE Russell and measures the composite price performance of stocks of approximately 2,000 companies in the U.S. equity market. It is generally considered to be a “small-cap” index.

The Russell 2000 Index includes approximately 2,000 of the smallest securities that form the Russell 3000® Index (the “Russell 3000 Index”). The Russell 3000 Index is comprised of the 3,000 largest U.S. companies, or 98% based on market capitalization, of the investable U.S. equity market. The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

Selection of Component Stocks of the Russell 2000 Index

The Russell 2000 Index is a sub-index of the Russell 3000 Index. To be eligible for inclusion in the Russell 3000 Index, and, consequently, the Russell 2000 Index, a company’s stocks must be listed on the rank day and Russell must have access to documentation verifying the company’s eligibility for inclusion. The rank day occurs on the last business day of April for the June reconstitution and the last business day of October for the December reconstitution. Membership eligibility is determined using public information available on the rank day and market capitalizations calculated at market close. Eligible initial public offerings (“IPOs”) are added to Russell U.S. Indices quarterly, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, IPOs must meet additional eligibility criteria.

A company is included in the U.S. equity markets and is eligible for inclusion in the Russell 3000 Index, and consequently, the Russell 2000® Index, if that company incorporates in the U.S., has its headquarters in the U.S. and also trades with the highest liquidity in the U.S. If a company does not satisfy all of the above criteria, it can still be included in the U.S. equity market if any one of the following home country indicators is in the United States: (i) country of incorporation, (ii) country of headquarters and (iii) country in which the company trades with the highest liquidity (as defined by a two-year average daily dollar trading volume from all exchanges within the country), and the primary location of that company’s assets or its revenue, based on an average of two years of assets or revenues data, is also in the United States. In addition, if there is insufficient information to assign a company to the U.S. equity markets based on its assets or revenue, the company may nonetheless be assigned to the U.S. equity markets if the headquarters of the company is located in the United States or if the headquarters of the company is located in certain “benefit-driven incorporation countries”, or “BDIs”, and that company’s most liquid stock exchange is in the United States. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curaçao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands. A U.S.-listed company is not eligible for inclusion within the U.S. equity market if it has been classified by the sponsor as a China N share on the rank date of the index reconstitution. A company will be considered a China N share if the following criteria are satisfied: (i) the company is incorporated outside of mainland China, (ii) the company is listed on the NYSE, the Nasdaq or the NYSE American (formerly the NYSE MKT), (iii) the company has a headquarter or principal executive office or its establishment in mainland China, with the majority of its revenue or assets derived from the People’s Republic of China, and (iv) the company is controlled by a mainland Chinese entity, company or individual (if the shareholder background cannot be determined with publicly available information, the sponsor will consider whether the establishment and origin of the company are in mainland China and whether the company is headquartered in mainland China). An existing China N Share which fails one or more of the following criteria will cease to be classified as a China N share: (i) the company is no longer incorporated outside the People’s Republic of China, (ii) the company is no longer listed on the NYSE, the Nasdaq exchange, or the NYSE American, (iii) the percentages of revenue and assets derived from the People’s Republic of China have both fallen below 45 percent, or (iv) the company is acquired/a controlling stake is held by a non-Mainland Chinese state entity, company or individual. Only asset and revenue data from the most recent annual report is considered when evaluating whether a company should be classified a China N share (i.e., there will be no two year averaging). ADRs and ADSs are not eligible for inclusion in the Russell 2000 Index.

In addition, all securities eligible for inclusion in the Russell 3000 Index, and consequently, the Russell 2000 Index, must trade on an eligible exchange (CBOE (formerly BATS), NYSE, NYSE American (formerly NYSE MKT), NYSE Arca and Nasdaq).

Exclusions from the Russell 2000 Index

The sponsor specifically excludes the following companies and securities from the Russell 2000 Index: (i) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, depositary receipts, installment receipts and trust receipts; (ii) royalty trusts, U.S. limited liability companies, closed-end investment companies, companies that are required to report Acquired Fund Fees and Expenses (as defined by the SEC), including business development companies, blank check companies, special-purpose acquisition companies and limited partnerships; (iii) companies with a total market capitalization less than $30 million; (iv) companies with only a small portion of their shares available in the free-float as defined by the sponsor (companies with less than an absolute 5% of shares available); (v) bulletin board, pink sheets or over-the-counter traded securities, including securities for which prices are displayed on the FINRA ADF; (vi) real estate investment trusts and publicly traded partnerships that generate, or have historically generated, unrelated business taxable income and have not taken steps to block their unrelated business taxable income to equity holders; and (vii) companies with less than 5% of the company’s voting rights in the hands of unrestricted shareholders.

Initial List of Eligible Securities

The primary criterion the sponsor uses to determine the initial list of securities eligible for the Russell 3000 Index and, consequently, the Russell 2000 Index, is total market capitalization, which is calculated by multiplying the total outstanding shares for a company by the market price as of the rank day for those securities being considered at semi-annual reconstitution. IPOs may be added between reconstitutions as noted below. All common stock share classes are combined in determining a company’s total shares outstanding. If multiple share classes have been combined, the number of total shares outstanding will be multiplied by the primary exchange close price and used to determine the company’s total market capitalization. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must have a closing price at or above $1.00 on their primary exchange on the rank day to be eligible for inclusion in the Russell 2000 Index. In order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the rank day, it will be considered eligible if the average of the daily closing prices from their primary exchange during the 30 days prior to the rank day is equal to or greater than $1.00. If an existing member does not trade on the rank day, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible.

Multiple Share Classes

If an eligible company trades under multiple share classes or if a company distributes shares of an additional share class to its existing shareholders through a mandatory corporate action, each share class will be reviewed independently for inclusion. Share classes in addition to the primary vehicle (the pricing vehicle) that have a total market capitalization larger than $30 million, an average daily dollar trading value that exceeds that of the global median, and a float 5% or greater of shares available in the free-float as defined by the sponsor are eligible for inclusion.

The pricing vehicle will generally be designated as the share class with the highest two-year trading volume as of the rank day. In the absence of two years’ worth of data, all available data will be used for this calculation. If the difference between trading volumes for each share class is less than 20%, the share class with the most available shares outstanding will be used as the pricing vehicle. At least 100 day trading volume is necessary to consider the class as a pricing vehicle for existing members. New members will be analyzed on all available data, even if that data is for less than 100 days.

Semi-Annual Reconstitution

The Russell 2000 Index is reconstituted semi-annually by the sponsor to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization on the last business day of April for the June reconstitution and the last business day of October for the December reconstitution. Reconstitution occurs after the close of trading on the fourth Friday in June and the second Friday in December. A full calendar for reconstitution is published each spring.

A company’s total shares are multiplied by the primary exchange close price of the pricing vehicle and used to determine the company’s total market capitalization for the purpose of ranking of companies and determination of index membership. If no volume exists on the primary exchange on the rank day, the last trade price from an eligible secondary exchange will be used where volume exists (using the lowest last trade price above $1.00 if multiple secondary markets exist). The company’s rank will be determined based on the cumulative market capitalization. As of the June 2016 reconstitution, any share class not qualifying for eligibility independently will not be aggregated with the pricing vehicle within the available shares calculation.

For mergers and spin-offs that are effective between the rank day and the business day immediately before the index lock down takes effect ahead of each semi-annual reconstitution, the market capitalizations of the impacted securities are recalculated and membership is reevaluated as of the effective date of the corporate action. For corporate events that occur during the reconstitution lock down period (which takes effect from the open on the first day of the lock down period onwards), market capitalizations and memberships will not be reevaluated. Non-index members that have been considered ineligible as of rank day will not be reevaluated in the event of a subsequent corporate action that occurs between rank day and the reconstitution effective date.

Index Calculation and Capitalization Adjustments

As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the index stocks relative to the capitalization on a base date. This discussion describes the “price return” calculation of the Russell 2000 Index. The current Russell 2000 Index value is the compounded result of the cumulative daily (or monthly) return percentages, where the starting value of the Russell 2000 Index is equal to the base value (100) and base date (December 31, 1978). Returns between any two dates can then be derived by dividing the ending period index value (IV1) by the beginning period (IV0) index value, so that the return equals [(IV1 / IV0) –1]*100.

Component stocks of the Russell 2000 Index are weighted in the Russell 2000 Index by their free-float market capitalization, which is calculated by multiplying the primary closing price by the number of free-float shares. Free-float shares are shares that are available to the public for purchase as determined by the sponsor. Adjustments to shares are reviewed quarterly (including at reconstitution) and for major corporate actions such as mergers.

The following are excluded from free float:

Shareholder Type	Shareholder Description	Restriction %*
Corporations and Employee Share Plans (ESOP)	Shares held by public companies, non-listed subsidiaries of public companies, private companies, employee share plans (ESOP), or holding companies.	0
Foundations	Shares held by foundations and endowments.	0
Government Agencies	Shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments).	0
Individual Investors	All individual holders disclosed within corporate filings will be restricted, regardless of amount. This includes disclosed officer and director holdings.	0
Portfolio Holdings	Where a single portfolio holding is 30% or greater, it will be regarded as strategic and therefore restricted. Examples of portfolio holdings may include shares held by:	30

	●Banks and Trusts ●Finance Companies ●Hedge Funds ●Investment Advisors ●Insurance Companies ●Pension Funds ●Investment Management Companies ●Brokerage Firms ●Mutual Funds ●Exchange Traded Funds
Sovereign Wealth Funds	Shares that are held by sovereign wealth funds.	10**
Treasury Shares	Shares that are held in treasury.	0
Venture Capital and Private Equity	Shares held by private equity firms and venture capital funds are considered restricted.	0

* Any holding greater than or equal to this number will be deemed restricted and therefore removed from free float, e.g. a 0% restriction means all disclosed holdings are restricted for this shareholder type.

** The 10% threshold will not apply to an existing or prospective constituent that is eligible for addition to the index with an investability weight of less than 5%. The shares will be restricted regardless of percentage held.

Additional Clarifications Concerning Free Float:

●Shares subject to lock-up provisions are removed from free float. Changes resulting from the expiry of lock-ups will be implemented at the next quarterly review subject to the lock-in or incentive expiry date occurring on or prior to the share and float change information cut-off date.

●US eligible companies that conduct their initial public offering via a de-SPAC transaction will only be considered for index inclusion following expiry of the longest stated lock-up. Former SPACs will be evaluated at the quarterly review following the expiry of the lock-up within the stated data cut-off window.

●All shares where the holder has a stated incentive to retain the shares (e.g. bonus shares paid if holding is retained for a set period of time) will be removed from free float.

●Shares that are subject to on-going contractual agreements (such as swaps) where they would ordinarily be treated as restricted are treated as restricted.

●Shares disclosed as being held by a nominee account are typically regarded as free float. However, if a restricted shareholder is identified as holding shares through a nominee account then that portion of shares will be restricted.

The sponsor primarily classifies shares held as portfolio holdings and within sovereign wealth funds as part of available free float (subject to 30% and 10% thresholds, respectively). However, when utilizing publicly available shareholder information, if the sponsor determines that the shareholder’s investment objectives indicate these holdings are not likely to be freely available in the market, the sponsor reserves the right to exclude them from free float.

Corporate Actions Affecting the Russell 2000 Index

The sponsor adjusts the Russell 2000 Index on a daily basis in response to certain corporate actions and events. Therefore, a company’s membership in the Russell 2000 Index and its weight in the Russell 2000 Index can be impacted by these corporate actions. The adjustment is applied based on sources of public information, including press releases and SEC filings. Prior to the completion of a corporate action or event, the sponsor estimates the effective date. The sponsor will then adjust the anticipated effective date based on public information until the date is considered final. Depending on the time on a given day that an action is determined to be final, the sponsor will generally either (1) apply the action before the open on the ex-date or (2) apply the action after providing appropriate notice. If the sponsor has confirmed the completion of a corporate action, scheduled to become effective subsequent to a rebalance, the event may be implemented in conjunction with the rebalance to limit turnover, provided appropriate notice can be given. The sponsor applies the following methodology guidelines when adjusting the Russell 2000 Index in response to corporate actions and events:

“No Replacement” Rule — Securities that are deleted from the Russell 2000 Index between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000 Index over the past year will fluctuate according to corporate activity.

Mergers and Acquisitions

Adjustments due to mergers and acquisitions are applied to the Russell 2000 Index after the action is determined to be final. In the event that a constituent is being acquired for cash or is delisted subsequent to an index review, such constituent will be removed from the Russell 2000 Index in conjunction with the index review, assuming that the action is determined to be final and a minimum of two days’ notice can be provided.

Between constituents:  When mergers and acquisitions take place between companies that are both constituents of a Russell index for cash, the target company is deleted from the index at the last traded price. When mergers and acquisitions take place between companies that are both constituents of a Russell index for stock, the target company is deleted from the Russell 2000 Index and the shares of the acquiring stock are increased according to the offer terms. When mergers and acquisitions take place between companies that are both constituents of a Russell index for cash or stock or a combination thereof, the target company is deleted from the Russell 2000 Index and the shares of the acquiring company are simultaneously increased per the merger terms.

Between a constituent and a non-constituent:  If the target company is a member of the Russell 2000 Index, it is deleted from the Russell 2000 Index and the acquiring company will be included initially in the Russell 2000 Index provided it is eligible in all other respects at the time of the merger, regardless of previous eligibility screenings. If the acquiring company is deemed eligible it will be added to the Russell 2000 Index on the effective date and the opening price will be calculated using the offer terms. When the target company is a FTSE Russell Universe member, the shares of the member acquiring company will be updated to reflect the merger. Any share update will be made giving appropriate notice.

Given sufficient market hours after the confirmation of a merger or acquisition, the sponsor effects the action after the close on the last day of trading of the target company, or at an appropriate time once the transaction has been deemed to be final.

Rights Offerings — Rights offered to shareholders are reflected in the Russell 2000 Index only if the subscription price of the rights is at a discount to the market price of the stock. Provided that the sponsor has been alerted to the rights offer prior to the ex-date, it will adjust the price of the stock for the value of the rights and increased shares according to the terms of the offering before the open on the ex-date.

Spin-offs — If the spin-off entity meets the eligibility requirements for the Russell 2000 Index, the spin-off entity will be added to the Russell 2000 Index on the ex-date of the distribution. The spin-off entity will be retained in the Russell 2000 Index until the next reconstitution, when it will be evaluated for inclusion. If the spin-off entity does not meet the eligibility requirements for the Russell 2000 Index, the spin-off entity will be added to Russell 2000 Index on the ex-date of the distribution. It will remain in the Russell 2000 Index until listing and settlement and then deleted at market price with notice.

Initial Public Offerings — Eligible IPOs are added to the Russell 2000 Index based on total market capitalization ranking within the market-adjusted capitalization breaks established at the most recent reconstitution.

An IPO of additional share classes will be considered for eligibility and must meet the same eligibility criteria for all other multiple share classes. If at the time of the IPO the additional share class does not meet the eligibility criteria for separate index membership, it will not be added to the Russell 2000 Index and will subsequently be reviewed for index membership during the next annual reconstitution.

Once IPO additions have been announced, an IPO may be added to the Russell 2000 Index prior to the previously announced schedule, if a corporate action has deemed this to be appropriate and notice can be provided (e.g. an index member automatically receives shares via a stock distribution into a projected IPO add).

Tender Offers — A company acquired as a result of a tender offer is removed when (i) (a) offer acceptances reach 90%; (b) shareholders have validly tendered and the shares have been irrevocably accepted for payment; and (c) all pertinent offer conditions have been reasonably met and the acquirer has not explicitly stated that it does not intend to acquire the remaining shares; (ii) there is reason to believe that the remaining free float is under 5% based on information available at the time; (iii) following completion of the offer the acquirer has stated intent to finalize the acquisition via a short-form merger, squeeze-out, top-up option or any other compulsory mechanism; or (iv) delisting is confirmed.

Where the conditions for index deletion are not met, the sponsor may implement a free float change based on the reported acceptance results at the expiration of the initial, subsequent or final offer period where (i) the minimum acceptance level as stipulated by the acquiror is met; (ii) shareholders have validly tendered and the shares have been irrevocably accepted for payment; (iii) all pertinent offer conditions have been reasonably met and (iv) the change to the current float factor is greater than 3%. The sponsor uses the published results of the offer to determine the new free float of the target company. If no information is published in conjunction with the results from which the sponsor can determine which shareholders have and have not tendered, the free float change will reflect the total shares now owned by the acquiring company. A minimum T+2 notice period of the change is generally provided. Any subsequent disclosure on the updated shareholder structure will be reviewed during the quarterly review cycle. If the offer includes a stock consideration, the acquiring company’s shares will be increased proportionate to the free float change of the target company. If the target company’s free float change is greater than 3%, the associated change to the acquiring company’s shares will be implemented regardless of size. Additionally, if the change to the target company is less than 3%, then no change will be implemented to the target or the acquiring company at the time of the event, regardless of any change to the acquiring company’s shares. The target company will then be deleted as a second-step, if the conditions for deletion are achieved at the expiration of a subsequent offer period.

In the event that a tender offer results in an additional listed and active “tendered” line prior to the tendered shares being accepted and exchanged for settlement, the sponsor will generally evaluate the following factors to determine whether to switch to the tendered line: (i) the objective of the offer is to fully acquire and delist the target company (and the sponsor is not aware of any obstacles designed to prevent this objective; e.g. there are no major shareholders who have publicly disclosed that they will not be tendering); (ii) the offer is deemed to be successful (i.e. the minimum acceptance threshold has been achieved); (iii) more than 50% of the shares subject to the offer have been tendered; (iv) there is an additional tender offer period to provide a window for index users to tender into the tendered shares’ line; and (v) there are outstanding regulatory or other substantive hurdles preventing the transaction completing immediately at the conclusion of the tender offer, with the results not expected to be known for some time. Index implementation will generally occur immediately after the opening of the additional offer period (with the provision of appropriate notice) – with an informative notice published announcing the change, to supplement the information within the applicable tracker files. In the event that the tendered line is halted prior to index implementation, its close price will be updated to reflect the deal terms until implementation. In the event that the prerequisites for deletion are not achieved and the target company is retained within the index at a reduced weight, the tendered line will be removed at deal terms (if no active market) with the ordinary line being re-added at a reduced weight at its last close price.

In exceptional circumstances, any review changes due to be effective for the companies involved in a tender offer may be retracted if the sponsor becomes aware of a tender offer which is due to complete on or around the effective date of such index review changes. Such exceptional circumstances may include undue price pressure being placed on the companies involved, or if proceeding with the review changes would compromise the replicability of the index.

Delisted and Suspended Stocks — A constituent will be deleted if it is delisted from all eligible exchanges. A constituent will be deleted if the sponsor becomes aware (in the country of assigned nationality) that the stock has become bankrupt, has filed for bankruptcy protection, enters into administration or receivership, commenced accelerated safeguarding procedures, is insolvent or is liquidated (or local equivalents); or has filed for delisting and no regulatory or shareholder approvals are outstanding, converts into an ineligible corporate structure or where evidence of a change in circumstances makes it ineligible for index inclusion. If, however, the sponsor becomes aware that a constituent is suspended, index treatment will be determined as follows:

●unless the circumstances regarding deletions set forth below apply, a constituent will continue to be included in the Russell 2000 Index for a period of up to 20 business days at its last traded price;

●if a constituent continues to be suspended at the end of that 20 business day period (the suspension period), it will be subject to review. The sponsor will take into account the stated reasons for the suspension. These reasons may include announcements made by the company regarding a pending acquisition or restructuring, and any stated intentions regarding a date for the resumption of trading. If following review, a decision is taken to remove the constituent, the sponsor will provide notice of 20 business days (the notice period) that it intends to remove the constituent, at zero value, at the conclusion of the notice period. If the security has not resumed trading at the conclusion of the notice period, it will be removed with two days’ notice. If during the notice period further details are disclosed as to the reason for a company’s suspension, those reasons (and any possible resumption of trade date) will be taken into account when determining if the company should remain on notice;

●if a suspended constituent resumes trading on or before the last business day of the notice period, the deletion notice will be rescinded and the constituent will be retained in the Russell 2000 Index. However, where the constituent resumes trading after the 40th business day of suspension, the constituent will continue to be removed from the Russell 2000 Index as previously announced but in these circumstance the deletion will be implemented at market value unless there are barriers that render a market value irreplicable. In this event, the company will continue to be removed at zero;

●if the notice period expires in the week preceding an index review, the company will be removed in conjunction with the index review;

●in certain limited circumstances where the index weight of the constituent is significant and the sponsor determines that a market-related value can be established for the suspended constituent, for example because similar company securities continue to trade, deletion may take place at the market-related value instead. In such circumstances, the sponsor will set out its rationale for the proposed treatment of the constituent at the end of the suspension period. The company would then be removed at that value at the end of the notice period;

●subject to the second following paragraph, if a constituent has been removed from the Russell 2000 Index and trading is subsequently restored, the constituent will only be reconsidered for inclusion after a period of 12 months from its deletion. For the purposes of index eligibility it will be treated as a new issue.

For example, if the sponsor becomes aware that a U.S. company has appointed a receiver or filed for Chapter 7 bankruptcy, Chapter 11 bankruptcy protection, a liquidation plan, or a delisting under a Form 25, it will be removed from the Russell 2000 Index with notice. If a constituent is removed pursuant to this rule and is not trading and there is no express confirmation that shareholders will receive a fixed cash amount per share held, the sponsor will remove the stock at a nominal price of $0.0001. If a price on an ineligible market (e.g. OTC) is available, the constituent may be removed using this price.

A company emerging from bankruptcy protection or insolvency will be reconsidered for index inclusion at the next semi-annual reconstitution (i.e., there will be no 12 month exclusion).

A constituent will be deleted if the sponsor becomes aware that the price of the constituent has reached its minimum permissible trade price. The constituent will be removed from the Russell 2000 Index in conjunction with the next index review subject to it still being at the minimum permissible trade price at the start of the quarterly review lock down period. The stock will only be reconsidered for index eligibility after a period of 12 months from its deletion. For purposes of index eligibility it will be evaluated as a new issue.

Stock Distributions and distributions in specie— A price adjustment for stock distributions is applied on the ex-date of the distribution. Where the sponsor is able to value a distribution in specie prior to the ex-date, a price adjustment is made to the company paying the dividend at the open on the ex-date. If no valuation of the distribution exists prior to the ex-date, no price adjustment is applied. Where the company whose holders are receiving the distribution is an index member, its shares will be increased according to the terms of the distribution. If such company is not an index member, the distributed shares will be added to the Russell 2000 Index until they have been settled and have listed, at which point they will be removed at the last traded price giving appropriate notice.

Special Cash Dividends — If a constituent pays out a special cash dividend, the price of the stock is adjusted to deduct the dividend amount before the open on the ex-date. No adjustment for regular cash dividends is made in the price return calculation of the Russell 2000 Index.

Updates to Shares Outstanding and Free Float — The sponsor reviews the Russell 2000 Index quarterly for updates to shares outstanding and to free floats used in calculating the Russell 2000 Index. The changes are implemented at the close of the market within each of the quarterly review processes (third Friday of March, fourth Friday in June (unless the last Friday occurs on the 29th or 30th, when reconstitution will occur on the Friday prior), third Friday in September and second Friday in December).

For the June review, no buffers will be observed for ranking total capitalization or implementation of free float changes (i.e. float updates will be implemented regardless of size as buffers will not be applied). For the December review, no buffers will be observed for ranking total capitalization. However, free float updates will be implemented with observation of the 3% buffers. Both the March and September quarterly review processes will apply buffers on both share and float changes to reflect (i) cumulative share changes greater than 1%, (ii) for constituents with a free float less than or equal to 15%, cumulative free float changes greater than 1%, and (iii) for constituents with a free float greater than 15%, cumulative free float changes greater than 3%.

Outside of the quarterly update cycle, outstanding shares and free float will be updated with at least two days’ notice if prompted by primary or secondary offerings if (i) there is a $1 billion investable market capitalization change related to a primary/secondary offering measured by multiplying the change to index shares by the subscription price or (ii) there is a resultant 5% change in index shares related to a primary or secondary offering and a $250 million investable market capitalization change measured by multiplying the change to index shares by the subscription price. The pricing date will serve as the trigger for implementation; i.e. once the sponsor is aware that an offering has priced, the update will be implemented with two days’ notice from market close (contingent on the thresholds described above being triggered). If discovery of the pricing date occurs more than two days after the pricing date, the update will be deferred until the next quarterly review.

In exceptional circumstances, the sponsor may defer implementation until after the new shares are listed and with the provision of two days’ notice. An offering may be deemed exceptional if implementation prior to the listing of the new shares may cause undue price pressure on the company, or if proceeding with the changes may compromise the replicability of the index.

If a company distributes shares of an additional share class to its existing shareholders through a mandatory corporate action, the additional share class will be evaluated for separate index membership. The new share class will be deemed eligible if the market capitalization of the distributed shares meets the minimum size requirement (the market capitalization of the smallest member of the Russell 3000E Index from the previous rebalance as adjusted for performance to date). If the additional share class is not eligible at the time of distribution, it will not be added to the Russell 2000 Index.

Market Disruptions

If an outage affects both the NYSE and Nasdaq on the scheduled index review trading date, the sponsor postpones the review changes until the close of the following business day or later if normal trading conditions have not resumed. If only one exchange is affected, review changes on both exchanges are postponed when the sponsor becomes aware of the outage before 1:00 p.m. Eastern time; if the sponsor becomes aware after that time, the changes generally proceed as scheduled. Scheduled reconstitution or quarterly review changes affecting an individual security are implemented only if an active market exists on the effective date; otherwise, they are postponed and implemented with notice after trading resumes.

License Agreement

FTSE Russell has entered into a non-exclusive license agreement with us, granting us, and certain of our affiliates, in exchange for a fee, permission to use the Russell 2000 Index in connection with the offer and sale of the notes. We are not affiliated with FTSE Russell; the only relationship between FTSE Russell and us is the licensing of the use of the Russell 2000 Index (a trademark of FTSE Russell) and trademarks relating to the Russell 2000 Index. We do not accept any responsibility for the calculation, maintenance or publication of the Russell 2000 Index or any successor index.

The notes are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 2000 Index to track general stock market performance or a segment of the same.

FTSE Russell’s publication of the Russell 2000 Index in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based. FTSE Russell’s only relationship to us is the licensing of certain trademarks and trade names of FTSE Russell and of the Russell 2000 Index which is determined, composed and calculated by FTSE Russell without regard to us or the notes. FTSE Russell is not responsible for and has not reviewed the notes nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, INVESTORS, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The S&P 500® Index

All information contained in this underlier supplement regarding the S&P 500® Index (the “S&P 500 Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC. The S&P 500 Index is calculated, maintained and published by S&P Dow Jones Indices LLC (which we may refer to in this description of the S&P 500 Index as “S&P” or the “sponsor”). S&P Dow Jones Indices LLC has no obligation to continue to publish, and may discontinue the publication of, the S&P 500 Index. The S&P 500 Index is reported by Bloomberg L.P. under the ticker symbol “SPX”.

Additional information regarding the S&P 500 Index, including information about its component stocks, sector and country weightings, may be obtained on the following website: spglobal.com/spdji/en/indices/equity/sp-500/

General

The S&P 500 Index includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (the “NYSE”) and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. domiciled equity market. Although the S&P 500 Index contains 500 constituent companies, at any one time it may contain greater than 500 constituent trading lines since some companies included in the S&P 500 Index prior to July 31, 2017 may be represented by multiple share class lines in the index.

S&P intends for the S&P 500 Index to provide a performance benchmark for the large-cap U.S. domiciled equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Index additions and deletions are announced with at least three business days advance notice. Less than three business days’ notice may be given at the discretion of the S&P 500 Index committee (the “S&P Index Committee”). Relevant criteria for additions to the S&P 500 Index that are employed by S&P include: the company proposed for addition should have an unadjusted company market capitalization of $18.0 billion or more and a security level float-adjusted market capitalization of at least 50% of such threshold (for spin-offs, eligibility is determined using when-issued prices, if available); the float-adjusted liquidity ratio of the stock (defined as the annual dollar value traded divided by the float-adjusted market capitalization of that company) must be greater than or equal to 0.75 at the time of addition to the S&P 500 Index and the stock should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date (current constituents have no minimum requirement), where the annual dollar value traded is calculated as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date (reduced to the available trading period for IPOs, spin-offs or public companies considered to be U.S. domiciled for index purposes that do not have 365 calendar days of trading history on a U.S. exchange); the company must be a U.S. domiciled company (characterized as a company that satisfies U.S. Securities Exchange Act’s periodic reporting obligations by filing certain required forms for domestic issuers (e.g., Form 10-K annual reports, Form 10-Q quarterly reports and Form 8-K current reports, among others) and with a primary listing of the common stock on the NYSE, NYSE Arca, NYSE American (formerly NYSE MKT), Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, Cboe BZX (formerly Bats BZX), Cboe BYX (formerly Bats BYX), Cboe EDGA (formerly Bats EDGA) or Cboe EDGX (formerly Bats EDGX) (each, an “eligible exchange”)); the proposed constituent has an investable weight factor (“IWF”) of 10% or more; the inclusion of the company will contribute to sector balance in the index relative to sector balance in the market in the relevant market capitalization range; financial viability (the sum of the most recent four consecutive quarters’ Generally Accepted Accounting Principles earnings (net income excluding discontinued operations) should be positive as should the most recent quarter); and, for initial public offerings, the company must be traded on an eligible exchange for at least twelve months (for former SPACs, S&P considers the de-SPAC transaction to be an event equivalent to an IPO, and 12 months of trading post the de-SPAC event are required before a former SPAC can be considered for inclusion in the S&P 500 Index); spin-offs or in-specie distributions from existing constituents do not need to be traded on an eligible exchange for twelve months prior to their inclusion in the S&P 500 Index). In addition, constituents of the S&P MidCap 400® Index and the S&P SmallCap 600® Index can be added to the S&P 500 Index provided they meet the unadjusted company level market capitalization eligibility criteria for the S&P 500 Index. Migrations from the S&P MidCap 400® Index or the S&P SmallCap 600® Index do not need to meet the financial viability, liquidity, or 50% of the S&P 500 Index’s unadjusted company level minimum market capitalization threshold criteria. Further, constituents of the S&P Total Market Index Ex S&P Composite 1500 (which includes all eligible U.S. common equities except for those included in the S&P 500

Index, the S&P MidCap 400® Index and the S&P SmallCap 600® Index) that acquire a constituent of the S&P 500 Index, the S&P MidCap 400® Index or the S&P SmallCap 600® Index that do not fully meet all of the eligibility criteria may still be added to the S&P 500 Index at the discretion of the S&P Index Committee if the merger consideration includes the acquiring company issuing stock to target company shareholders, and the Index Committee determines that the addition could minimize turnover and enhance the representativeness of the S&P 500 Index as a market benchmark. Certain types of organizational structures and securities are always excluded, including, but not limited to, business development companies, limited partnerships, master limited partnerships, limited liability companies, OTC bulletin board issues, closed-end funds, exchange-traded funds (“ETFs”), exchange-traded notes, royalty trusts, tracking stocks, special purpose acquisition companies, preferred stock and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights and American depositary receipts. Stocks are deleted from the S&P 500 Index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Stocks that are delisted or moved to the pink sheets or the OTC bulletin board are removed, and those that experience a trading halt may be retained or removed in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining S&P 500 Index continuity.

For constituents included in the S&P 500 Index prior to July 31, 2017, all publicly listed multiple share class lines are included separately in the S&P 500 Index, subject to, in the case of any such share class line, that share class line satisfying the liquidity and float criteria discussed above and subject to certain exceptions. It is possible that one listed share class line of a company may be included in the S&P 500 Index while a second listed share class line of the same company is excluded. For companies that issue a second publicly traded share class to index share class holders, the newly issued share class line is considered for inclusion if the event is mandatory and the market capitalization of the distributed class is not considered to be de minimis.

As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the S&P 500 Index. Only common shares are considered when determining whether a company has a multiple share class structure. Constituents of the S&P 500 Index prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the S&P 500 Index. If an S&P 500 Index constituent reorganizes into a multiple share class line structure, that company will be reviewed for continued inclusion in the S&P 500 Index at the discretion of the S&P Index Committee.

Calculation of the S&P 500 Index

The S&P 500 Index is calculated using a base-weighted aggregative methodology. The value of the S&P 500 Index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the S&P 500 Index times the number of shares of such stock included in the S&P 500 Index, and the denominator of which is the divisor, which is described more fully below. The “market value” of any index stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such index stock that are then included in the S&P 500 Index.

The S&P 500 Index is also sometimes called a “base-weighted aggregative index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the index stocks’ share capital after the “base date” as described below. The level of the S&P 500 Index reflects the total market value of all index stocks relative to the index’s base date of 1941-43.

In addition, the S&P 500 Index is float-adjusted, meaning that the share counts used in calculating the S&P 500 Index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by long-term, strategic shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed, private equity, venture capital, special equity firms, asset managers and insurance companies with board of director representation, publicly traded companies that hold shares in another company, holders of restricted shares (except for shares held as part of a lock-up agreement), company-sponsored employee share plans/trusts, defined contribution plans/savings, investment plans, foundations or family trusts associated with the company, government entities at all levels (except government retirement or pension funds), sovereign wealth funds and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “strategic holders”). To this end, S&P excludes all share-holdings (other than depositary banks, pension funds (including government pension and retirement funds), mutual funds, ETF providers, investment funds, hedge funds, asset managers that do not have direct board of director representation (including stakeholders who may have the right to appoint a board of director member but choose not to do so, stakeholders who have exercised a right to appoint a board of director “observer” even if that observer is employed by the stakeholder and stakeholders who have exercised a right to appoint an independent director who is not employed by the stakeholder), investment funds of insurance companies and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in S&P 500 Index calculations.

The exclusion is accomplished by calculating an IWF for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares)/(total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest 1%. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

Maintenance of the S&P 500 Index

In order to keep the S&P 500 Index comparable over time S&P engages in an index maintenance process. The S&P 500 Index maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the S&P 500 Index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the S&P 500 Index methodology, at least once within any 12 month period, the S&P Index Committee reviews the S&P 500 Index methodology to ensure the S&P 500 Index continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the S&P 500 Index, or investment and financial experts.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the S&P 500 Index. Set forth below is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected constituent stock and consequently of altering the aggregate market value of the constituent stocks following the event. In order that the level of the S&P 500 Index not be affected by the altered market value (which could be an increase or decrease) of the affected constituent stock, S&P generally derives a new divisor by dividing the post-event market value of the constituent stocks by the pre-event index value, which has the effect of reducing the S&P 500 Index’s post-event value to the pre-event level.

Changes to the Number of Shares of a Constituent

The index maintenance process also involves tracking the changes in the number of shares included for each of the constituent companies. Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule. Non-material share/IWF changes are implemented quarterly.

Material Share/IWF Changes - Accelerated Implementation Rule

1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:

a)at least US $150 million, and

b)at least 5% of the pre-event total shares.

In addition to the materiality threshold, public offerings must satisfy the following conditions:

●be underwritten.

●have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.

●have a publicly available confirmation from an official source that the offering has been completed.

For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings or the total underwritten public offering represents at least 5% of total shares and US $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.

2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.

For companies with multiple share class lines, the criteria specified above applies to each individual multiple share class line rather than total company shares.

Accelerated implementation for events less than US $1 billion includes an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00 at the subsequent annual IWF review.

For accelerated implementation of at least US $1 billion, S&P applies the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information.

Market Specific Accelerated Implementation Rules

Non-fully paid or non-fully settled offerings, such as subscription receipts and forward sales agreements, are ineligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms, or the settlement of forward sale agreements, are updated at a future quarterly rebalancing.

India. Non-mandatory events that otherwise qualify for accelerated implementation are not implemented until the updated shareholder information is available, due to the tendency for such events to be made known to strategic holders ahead of time.

Announcement Policy

For accelerated implementation, S&P provides at least two (2) business days’ notice for all non-U.S. listed stocks, U.S. listed Depositary Receipts (DRs), and interlisted stocks, and one (1) business days’ notice for all non-DR U.S. listed stocks.

Non-Material Share/IWF Changes – Quarterly Implementation

All non-mandatory events not covered or implemented via the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) are reviewed quarterly, effective after the close of the third Friday of the third month in each calendar quarter and as per below.

Share Updates. At each quarterly review, shares outstanding are updated to the latest available information as of the rebalancing reference date.

IWF Updates

At the quarterly review, IWF changes are only made if there is a share change of at least 5% of total current shares outstanding and if the adjusted IWF absolute change is at least 5, with IWF adjustments limited to the extent necessary to help reflect the corresponding share change.

For quarterly share change events, unless there is explicit information stating that the new shares are not available to the market, shares are generally considered to be available to all investors and reflected in the IWF. Events such as conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are generally implemented as described above.

Other than the situations described above, please note that IWF changes are only made at the annual IWF review.

Rebalancing Guidelines – Share/IWF Reference Date & Freeze Period

A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules.

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. Pro-forma files for capped and alternatively weighted indices are generally released after the market close on the second Friday, one week prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9 and will end after the close of trading the following Friday, March 19 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period, shares and IWFs are not changed and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month, and implemented five business days after the quarterly rebalancing effective date. For these non-mandatory events, S&P uses shares and IWF data as of the upcoming rebalancing effective date to calculate the size of the event and in turn assess if the event qualifies the accelerated implementation rule.

Companies that are the target of cash M&A events, and publicly available guidance indicates the event is expected to close by quarter end, may have their share count frozen at their current level for rebalancing purposes.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the S&P 500 Index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the S&P 500 Index from changing as a result of the corporate action. This helps ensure that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index.

Spin-Offs

As a general policy, a spin-off security is added to the S&P 500 Index on the ex-date at a price of zero (with no divisor adjustment) and will remain in the index for at least one trading day. The spin-off security will remain in the S&P 500 Index if it meets all eligibility criteria. If the spin-off security is determined ineligible to remain in the S&P 500 Index, it will generally be removed after at least one day of regular way trading (with a divisor adjustment). The weight of the spin-off being deleted is reinvested across all the index components proportionately such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Companies that are spun off from a constituent of the S&P 500 Index do not need to meet the eligibility criteria for new constituents, but they should be considered U.S. domiciled for index purposes. At the discretion of the S&P Index Committee, a spin-off company may be retained in the S&P 500 Index if the S&P Index Committee determines it has a total market capitalization representative of the S&P 500 Index. If the spin-off company’s estimated market capitalization is below the minimum unadjusted company market capitalization for the S&P 500 Index but there are other constituent companies in the S&P 500 Index that have a significantly lower total market capitalization than the spin-off company, the S&P Index Committee may decide to retain the spin-off company in the S&P 500 Index.

Several additional types of corporate actions, and their related treatment, are listed in the table below.

Corporate Action	Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization.
Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment.
Rights offering

All rights offerings that are in-the-money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Any company that is removed from the S&P 500 Index must wait a minimum of one year from its removal date before being reconsidered as a replacement candidate for the index.

Recalculation Policy

S&P reserves the right to recalculate and republish the S&P 500 Index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate action; (3) incorrect application of an index methodology; (4) late announcement of a corporate action; or (5) incorrect calculation or data entry error. The decision to recalculate the S&P 500 Index is made at the discretion of the index manager and/or S&P Index Committee, as further discussed below. The potential market impact or disruption resulting from a recalculation is considered when making any such decision. In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate action, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the index is recalculated. In the event any such event is discovered beyond the two trading day period, the S&P Index Committee shall decide whether the index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the S&P Index Committee shall determine whether or not to recalculate the index following specified guidelines. In the event that the index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions

Closing levels for the S&P 500 Index are calculated by S&P based on the closing price of the individual constituents of the index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. Official end-of-day calculations are based on each stock’s primary market closing price. Prices used for the calculation of real time index values are based on the “Consolidated Tape”. The Consolidated Tape is an aggregation of trades for each constituent over all regional exchanges and trading venues and includes the primary exchange. If there is a failure or interruption on one or more exchanges, real-time calculations will continue as long as the “Consolidated Tape” is operational.

If an interruption is not resolved prior to the market close, official closing prices will be determined by following the hierarchy set out in NYSE Rule 123C. A notice is published on the S&P website at spglobal.com indicating any changes to the prices used in S&P 500 Index calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the S&P 500 Index. Real-time indices are not restated.

Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

To a large degree, S&P is dependent on the exchanges to provide guidance in the event of an unexpected exchange closure. S&P’s decision making is dependent on exchange guidance regarding pricing and mandatory corporate actions.

NYSE Rule 123C provides closing contingency procedures for determining an official closing price for listed securities if the exchange is unable to conduct a closing transaction in one or more securities due to a system or technical issue.

3:00 PM ET is the deadline for an exchange to determine its plan of action regarding an outage scenario. As such, S&P also uses 3:00 PM ET as the cutoff.

If all major exchanges fail to open or unexpectedly halt trading intraday due to unforeseen circumstances, S&P will take the following actions:

Market Disruption Prior to Open of Trading:

(i)If all exchanges indicate that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday. The decision will be communicated to clients as soon as possible through the normal channels. Indices containing multiple markets will be calculated as normal, provided that at least one market is open that day. Indices which only contain closed markets will not be calculated.

(ii)If exchanges indicate that trading, although delayed, will open for a given day, S&P will begin index calculation when the exchanges open.

Market Disruption Intraday:

If exchanges indicate that trading will not resume for a given day, the S&P 500 Index level will be calculated using prices determined by the exchanges based on NYSE Rule 123C. Intraday S&P 500 Index values will continue to use the last traded composite price until the primary exchange publishes official closing prices.

License Agreement

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®”, “S&P 500®” and “S&P®” are trademarks of SPFS. These trademarks have been sublicensed for certain purposes by us.  The SPX is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by us for a fee.

The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, SPFS or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the SPX to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to the SPX is the licensing of the SPX and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The SPX is determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating the SPX.  S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash.  S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes.  There is no assurance that investment products based on the SPX will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the SPX.  It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SPX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SPX OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The S&P 500® Equal Weight Index

All information contained in this underlier supplement regarding the S&P 500® Equal Weight Index (the “S&P 500 Equal Weight Index”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC. The S&P 500 Equal Weight Index is calculated, maintained and published by S&P Dow Jones Indices LLC (which we may refer to in this description of the S&P 500 Equal Weight Index as “S&P” or the “sponsor”). S&P Dow Jones Indices LLC has no obligation to continue to publish, and may discontinue the publication of, the S&P 500 Equal Weight Index. The S&P 500 Equal Weight Index is reported by Bloomberg L.P. under the ticker symbol “SPW”.

Additional information regarding the S&P 500 Equal Weight Index, including information about its component stocks, sector and country weightings, may be obtained on the following website: spglobal.com/spdji/en/indices/equity/sp-500-equal-weight-index/

General

The S&P 500 Equal Weight Index is an equal-weighted version of the S&P 500® Index. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. The S&P 500 Equal Weight Index is reported by Bloomberg L.P. under the ticker symbol “SPW.”

Methodology of the S&P Equal Weight Index

Composition of the S&P Equal Weight Index is the same as that of the S&P 500® Index. Constituent changes are incorporated in the S&P 500 Equal Weight Index as and when they are made in the S&P 500® Index. When a company is added to the S&P 500 Equal Weight Index in the middle of the quarter, it takes the weight of the company that it replaced. The one exception is when a company is removed from the S&P 500 Equal Weight Index at a price of $0.00. In that case, the company’s replacement is added to that S&P Equal Weight Index at the weight using the previous day’s closing value or the most immediate prior business day that the deleted company was not valued at $0.00.

The S&P 500 Equal Weight Index is generally calculated and maintained in the same manner as the S&P 500® Index, except that each constituent is equally weighted rather than weighted by float-adjusted market capitalization. To calculate the S&P 500 Equal Weight Index, the market capitalization for each stock used in the calculation of the S&P 500 Equal Weight Index is redefined so that each index constituent has an equal weight in the S&P 500 Equal Weight Index at each rebalancing date. In addition to being the product of the stock price, the stock’s shares outstanding and the stock’s float factor (“IWF”), an additional weight factor (“AWF”) is also introduced in the market capitalization calculation to establish equal weighting. The AWF of a stock is the adjustment factor of that stock assigned at each index rebalancing date that makes all constituents’ modified market capitalization equal (and, therefore, equal weight), while maintaining the total market value of the overall index.

The S&P 500 Equal Weight Index is reset to equal weight quarterly after the close of business on the third Friday of March, June, September and December. The reference date for weighting is the second Friday of the reweighting month and changes are effective after the close of the following Friday using prices as of the reweighting reference date and membership, shares outstanding and IWFs as of the reweighting effective date.

The S&P 500 Equal Weight Index is calculated, maintained and governed using the same methodology as the S&P 500® Index, subject to the equal weight methodology described above. For more information about the S&P 500® Index, please see “—Indices— The S&P 500® Index” herein.

The S&P/ASX 200 Index

All information contained in this underlier supplement regarding the S&P/ASX 200 Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (which we refer to in this description of the S&P/ASX 200 Index as “S&P”). The S&P/ASX 200 Index is calculated, maintained and published by S&P. S&P has no obligation to continue to publish, and may discontinue the publication of, the S&P/ASX 200 Index. The S&P/ASX 200 Index is reported by Bloomberg L.P. under the ticker symbol “AS51”.

Additional information regarding the S&P/ASX 200 Index, including information about its component stocks, sector and country weightings, may be obtained from the following website: spglobal.com/spdji/en/indices/equity/sp-asx-200/

The S&P/ASX 200 Index:

●was first launched in 1979 by the Australian Securities Exchange (the “ASX”) and was acquired and re-launched by its current basket component sponsor on April 3, 2000; and

●is sponsored, calculated, published and disseminated by S&P.

The S&P/ASX 200 Index includes 200 of the largest and most liquid stocks on the Australian equity market by float-adjusted market capitalization. As discussed below, the S&P/ASX 200 is not limited solely to companies having their primary operations or headquarters in Australia or to companies having their primary listing on the ASX. All ordinary and preferred shares (if such preferred shares are not of a fixed income nature) listed on the ASX, including secondary listings, are eligible for the S&P/ASX 200 Index. Hybrid stocks such as convertible stocks, bonds, warrants, preferred stock that provides a guaranteed fixed return and listed investment companies are not eligible for inclusion. Stocks that are currently the target of an acquisition are ineligible for inclusion or promotion to the S&P/ASX 200 Index.

The S&P/ASX 200 Index is intended to provide exposure to the largest 200 eligible securities that are listed on the ASX by float-adjusted market capitalization. Constituent companies for the S&P/ASX 200 Index are chosen based on market capitalization, public float and liquidity. All index-eligible securities that have their primary or secondary listing on the ASX are included in the initial selection of stocks from which the 200 component stocks may be selected.

The float-adjusted market capitalization of companies is determined based on the daily average market capitalization over the last six months. The security’s price history over the last six months, adjusted for price-adjusting corporate actions, the latest available shares on issue and the investable weight factor (the “IWF”) are the factors relevant to the calculation of daily average market capitalization. The IWF is a variable that is primarily used to determine the available float of a security for ASX listed securities.

Number of Shares

When considering the S&P/ASX 200 Index eligibility of securities for inclusion or promotion into S&P/ASX indices, the number of index securities under consideration is based upon the latest available ASX quoted securities. For domestic securities (companies incorporated in Australia and traded on the ASX, companies incorporated overseas but exclusively listed on the ASX and companies incorporated overseas and traded on other markets but most of its trading activity is on the ASX), this figure is purely based upon the latest available data from the ASX.

Foreign-domiciled securities may quote the total number of securities on the ASX that is representative of their global equity capital; whereas other foreign-domiciled securities may quote securities on the ASX on a partial basis that represents their Australian equity capital. In order to overcome this inconsistency, S&P will quote the number of index securities that are represented by CHESS Depositary Interests (CDIs) for a foreign entity. When CDIs are not issued, S&P will use the total securities held on the Australian register (CHESS and, where supplied, the issuer sponsored register). This quoted number for a foreign entity is representative of the Australian equity capital, thereby allowing the S&P/ASX 200 Index to be reflective of the Australian market.

The number of CDIs or shares of a foreign entity quoted on the ASX can experience more volatility than is typically the case for ordinary shares on issue. Therefore, an average number on issue will be applied over a three-month period.

For CDIs that have been on issue for less than three months, the available history is applied. For CDIs included in the S&P/ASX 200 Index due to a corporate action (e.g., a spin-off), the shares outstanding are reviewed at the following rebalance once a three-month average is available. Where CDI information is not supplied to the ASX by the company or the company’s share register, estimates for Australian equity capital will be drawn from CHESS data and, ultimately, registry-sourced data.

IWF

The S&P/ASX 200 Index is float-adjusted, meaning that the share counts used in calculating the S&P/ASX 200 Index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by certain shareholders concerned with the control of a company, a group that generally includes the following: officers and directors and related individuals whose holdings are publicly disclosed; private equity, venture capital and special equity firms; asset managers and insurance companies with board of directors representation; shares held by another publicly traded company; holders of restricted shares; company-sponsored employee share plans or trusts, defined contribution plans/savings and investment plans; foundations or family trusts associated with the company; government entities at all levels except government retirement or pension funds; sovereign wealth funds; and any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (collectively, “control holders”). To this end, S&P excludes all share-holdings (other than depositary banks; pension funds, including government pension and retirement funds; mutual funds, exchange traded fund providers, investment funds, hedge funds and asset managers that do not have direct board of directors representation, including: stakeholders who may have the right to appoint a board of directors member but choose not to do so, stakeholders who have exercised a right to appoint a board of directors observer even if that observer is employed by the stakeholder, and stakeholders who have exercised a right to appoint an independent director who is not employed by the stakeholder; investment funds of insurance companies; and independent foundations not associated with the company) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in index calculations.

The exclusion is accomplished by calculating an investable weight factor (IWF, as described above) for each stock that is included in the S&P/ASX 200 Index as follows:

IWF = (available float shares) / (total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by strategic holders. In most cases, an IWF is reported to the nearest one percentage point. For companies with multiple share class lines, a separate IWF is calculated for each share class line.

For traditional IPOs, the IWF is generally calculated using the total shares offered (excluding overallotment options) for that share class, divided by the total shares outstanding for the same share class post-IPO.

For IPO direct placement listings on ex-U.S. exchanges, the IWF is calculated using the number of shares listed after excluding the strategic/controlling shareholders.

For direct placement listings on U.S. exchanges, the IWF is calculated using the total registered shares as announced in official documents, subtracting out all control holders and then dividing that result by the total shares outstanding for that share class post IPO. A company must have a minimum IWF of 0.3 to be eligible for index inclusion; however, an IWF at or above that level is not necessary for ongoing index membership.

The IWF for foreign domiciled securities in the S&P/ASX 200 Index is typically set to 1.

IWFs are reviewed annually as part of the September quarterly review. In addition to the annual IWF review, certain events may warrant an intra-quarter or quarterly IWF update.

Liquidity Test

Only stocks that are regularly traded are eligible for inclusion. Eligible stocks are considered for index inclusion based on their stock median liquidity (median daily value traded divided by its average float-adjusted market capitalization for the last six months) relative to the market capitalization weighted average of the stock median liquidities of the 500 constituents of the All Ordinaries index, another member of the S&P/ASX index family.

Index Maintenance

S&P rebalances the S&P/ASX 200 Index constituents quarterly to ensure adequate market capitalization and liquidity. The reference date used for the trading data is the second to last Friday of the month prior to the rebalancing. Quarterly review changes take effect after the market closes on the third Friday of March, June, September and December. Eligible stocks are considered for index inclusion based on their float-adjusted market capitalization rank relative to the stated quota of 200 securities. For example, a stock that is currently in the S&P/ASX 300 and is ranked at 175, based on float-adjusted market capitalization, within the universe of eligible securities may be considered for inclusion into the S&P/ASX 200 Index, provided that liquidity hurdles are met. Stocks that fail the relative liquidation criteria are typically removed from the float-adjusted market capitalization rankings.

In order to limit the level of index turnover, eligible non-constituent securities will generally only be considered for index inclusion once a current constituent stock is excluded due to a sufficiently low rank and/or liquidity, based on the float-adjusted market capitalization. Potential index inclusions and exclusions need to satisfy buffer requirements in terms of the rank of the stock relative to a given index. In order to be added to the S&P/ASX 200 Index, a stock must be ranked 179th or higher, and in order to be deleted from the S&P/ASX 200 Index, a stock must be ranked 221st or lower. The buffers are established to limit the level of index turnover that may take place at each quarterly rebalancing. The buffers serve as guidelines for arriving at any potential constituent changes to the S&P/ASX 200 Index, however, these rules can be by-passed when circumstances warrant.

Between rebalancing dates, an index addition is generally made only if a vacancy is created by an index deletion. Index additions are made according to float-adjusted market capitalization and liquidity. The reference date used to determine the index replacement is determined on a case by case basis and taken closer to the time of the event that triggered the vacancy. An initial public offering is added to the S&P/ASX 200 Index only when an appropriate vacancy occurs and is subject to proven liquidity for at least eight weeks. An exception may be made for extraordinary large offerings where sizeable trading volumes justify index inclusion.

Deletions can occur between index rebalancing dates due to acquisitions, mergers and spin-offs or due to suspension or bankruptcies. The decision to remove a stock from the S&P/ASX 200 Index will be made once there is sufficient evidence that the transaction will be completed. Stocks that are removed due to mergers & acquisitions activity are removed from the S&P/ASX 200 Index at the closing price of the security on the deletion date for cash-only offers. Otherwise the best available price in the market is used.

Share numbers for all index constituents are updated quarterly and are rounded to the nearest thousand.

Share updates for foreign-domiciled securities will take place at each quarterly rebalancing. The update to the number of index shares will only take place when the 3-month average of CDIs or the total securities held in the Australian branch of the issuer sponsored register (where supplied) and in CHESS, on the rebalancing reference date, differs from the current index shares by 5% or more. Where CDI information is not supplied to the ASX by the company or the company’s share register, estimates for Australian equity capital will be drawn from CHESS data and, ultimately, registry-sourced data.

Intra-Quarter Changes to the Number of Shares of a Constituent

Changes as a result of mandatory events, such as mergers or acquisition driven share/IWF changes, stock splits and mandatory distributions are not subject to a minimum threshold for implementation and are implemented when the transaction occurs. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made with the quarterly share updates as described below. Material share/IWF changes resulting from certain non-mandatory corporate actions follow the accelerated implementation rule.

Material Share/IWF Changes - Accelerated Implementation Rule

1. Public offerings. Public offerings of new company-issued shares and/or existing shares offered by selling shareholders, including block sales and spot secondaries, will be eligible for accelerated implementation treatment if the size of the event meets the materiality threshold criteria:

(a) at least US $150 million, and

(b) at least 5% of the pre-event total shares.

In addition to the materiality threshold, public offerings must satisfy the following conditions:

●be underwritten.

●have a publicly available prospectus, offering document, or prospectus summary filed with the relevant authorities.

●have a publicly available confirmation from an official source that the offering has been completed.

For public offerings that involve a concurrent combination of new company shares and existing shares offered by selling shareholders, both events are implemented if either of the public offerings or the total underwritten public offering represents at least 5% of total shares and US $150 million. Any concurrent share repurchase by the affected company will also be included in the implementation.

2. Dutch Auctions, self-tender offer buybacks, and split-off exchange offers. These nonmandatory corporate action types will be eligible for accelerated implementation treatment regardless of size once their results are publicly announced and verified by S&P.

For companies with multiple share class lines, the criteria specified above applies to each individual multiple share class line rather than total company shares.

Accelerated implementation for events less than US $1 billion includes an adjustment to the company’s IWF only to the extent that such an IWF change helps the new float share total mimic the shares available in the offering. To minimize unnecessary turnover, these IWF changes do not need to meet any minimum threshold requirement for implementation.

For accelerated implementation of at least US $1 billion, S&P applies the share change, and any resulting IWF change, using the latest share and ownership information publicly available at the time of the announcement, even if the offering size is below the 5% threshold. This exception ensures that very large events are recognized in a timely manner using the latest available information. Any IWF change resulting in an IWF of 0.96 or greater is rounded up to 1.00.

Market Specific Accelerated Implementation Rules

U.S. and Canada. Non-fully paid or non-fully settled offerings, such as subscription receipts in Canada and forward sales agreements in the U.S., are ineligible for accelerated implementation. Share updates resulting from completion of subscription receipts terms, or the settlement of forward sale agreements, are updated at a future quarterly rebalancing.

India. Non-mandatory events that otherwise qualify for accelerated implementation are not implemented until the updated shareholder information is available, due to the tendency for such events to be made known to strategic holders ahead of time.

Announcement Policy

For accelerated implementation, S&P provides at least two (2) business days’ notice from the day the Appendix 2A (ASX Listing Rules – Application for Quotation of Securities) is filed. If the Appendix 2A is filed at or after the end of the day, accelerated changes will be implemented at the earliest on the next trading day.

For non-DR U.S. listed stocks, to provide additional notification, S&P announces accelerated implementation events with a size of at least US$ 1 billion intraday, once S&P confirms the event details.

Non-Material Share/IWF Changes – Quarterly Implementation

All non-mandatory events not covered or implemented via the accelerated implementation rule (including but not limited to private placements, acquisition of private companies, and conversion of non-index share lines) are reviewed quarterly, effective after the close of the third Friday of the third month in each calendar quarter and as per below.

Share Updates

At each quarterly review, shares outstanding are updated to the latest available information as of the rebalancing reference date.

IWF Updates

At the quarterly review, IWF changes are only implemented if there is a share change of at least 5% of total current shares outstanding and if the adjusted IWF absolute change is at least 5%, with IWF adjustments limited to the extent necessary to help reflect the corresponding share change.

For quarterly share change events, unless there is explicit information stating that the new shares are not available to the market, shares are generally considered to be available to all investors and reflected in the IWF. Events such as conversion of derivative securities, acquisitions of private companies, or acquisitions of non-index companies that do not trade on a major exchange are generally implemented as described above.

Other than the situations described above, please note that IWF changes are only made at the annual IWF review.

Rebalancing Guidelines – Share/IWF Reference Date & Freeze Period

A reference date, after the market close five weeks prior to the third Friday in March, June, September, and December, is the cutoff for publicly available information used for quarterly shares outstanding and IWF changes. All shares outstanding and ownership information contained in public filings and/or official sources dated on or before the reference date are included in that quarter’s update. In addition, there is a freeze period on a quarterly basis for any changes that result from the accelerated implementation rules. The freeze period begins after the market close on the Tuesday prior to the second Friday of each rebalancing month (i.e., March, June, September, and December) and ends after the market close on the third Friday of the rebalancing month.

Pro-forma files for float-adjusted market capitalization indices are generally released after the market close on the first Friday, two weeks prior to the rebalancing effective date. For illustration purposes, if rebalancing pro-forma files are scheduled to be released on Friday, March 5, the share/IWF freeze period will begin after the close of trading on Tuesday, March 9, and will end after the close of trading the following Friday, March 19 (i.e., the third Friday of the rebalancing month).

During the share/IWF freeze period shares and IWFs are not changed, and the accelerated implementation rule is suspended, except for mandatory corporate action events (such as merger activity, stock splits, and rights offerings). The suspension includes all changes that qualify for accelerated implementation and would typically be announced or effective during the share/IWF freeze period. At the end of the freeze period all suspended changes will be announced on the third Friday of the rebalancing month and implemented five business days after the quarterly rebalancing effective date. For these non-mandatory events, S&P uses shares and IWF data as of the upcoming rebalancing effective date to calculate the size of the event and in turn assess if the event qualifies the Accelerated Implementation rule.

Companies that are the target of cash M&A events, and publicly available guidance indicates the event is expected to close by quarter end, may have their share count frozen at their current level for rebalancing purposes.

Calculation of the S&P/ASX 200 Index

The S&P/ASX 200 Index is calculated using a base-weighted aggregate methodology. The value of the S&P/ASX 200 Index on any day for which an index value is published is determined by a fraction, the numerator of which is the sum for all component stocks of the products of the price of each stock in the S&P/ASX 200 Index times the number of shares of such stock included in the S&P/ASX 200 Index times that stock’s IWF, and the denominator of which is the divisor, which is described more fully below.

In order to prevent the value of the S&P/ASX 200 Index from changing due to corporate actions, all corporate actions may require S&P to make an index or divisor adjustment. This helps maintain the value of the S&P/ASX 200 Index and ensures that the movement of the S&P/ASX 200 Index does not reflect the corporate actions of the individual companies that comprise the S&P/ASX 200 Index.

The table below summarizes the types of index adjustments and indicates whether the corporate action will require a divisor adjustment:

Corporate Action	Treatment
Company addition/deletion

Addition

Companies are added at the float market capitalization weight. The net change to the index market capitalization causes a divisor adjustment.

Deletion

The weights of all stocks in the index will proportionally change. Relative weights will stay the same. The index divisor will change due to the net change in the index market capitalization.

Change in shares outstanding	Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the index. The change to the index market capitalization causes a divisor adjustment.
Split/reverse split	Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.
Spin-off

The spin-off is added to the index on the ex-date at a price of zero. The spin-off index shares are based on the spin-off ratio. On the ex-date the spin-off will have the same attributes as its parent company, and will remain in the index for at least one trading day. As a result, there will be no change to the index divisor on the ex-date.

If the spin-off is ineligible for continued inclusion, it will be removed after the ex-date. The weight of the spin-off being deleted is reinvested across all the index components proportionally such that the relative weights of all index components are unchanged. The net change in index market capitalization will cause a divisor change.

Change in IWF	Increasing (decreasing) the IWF increases (decreases) the market capitalization of the index. A net change to the index market capitalization causes a divisor adjustment.
Ordinary dividend	When a company pays an ordinary cash dividend, the index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the index.
Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment
Rights offering

All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Recalculation Policy

S&P reserves the right to recalculate and republish the S&P/ASX 200 Index at its discretion in the event one of the following issues has occurred: (1) incorrect or revised closing price of one or more constituent securities; (2) missed or misapplied corporate event; (3) incorrect application of corporate action or index methodology; (4) late announcement of a corporate event; or (5) incorrect calculation or data entry error. The decision to recalculate the S&P/ASX 200 Index is made at the discretion of the index manager and/or index committee, as further discussed below. The potential market impact or disruption resulting from the potential recalculation is considered when making any such decision. In the event of an incorrect closing price, a missed or misapplied corporate action, a late announcement of a corporate event, or an incorrect calculation or data entry error that is discovered within two trading days of its occurrence, generally the S&P/ASX 200 Index is recalculated. In the event any such event is discovered beyond the two trading day period, the index committee shall decide whether the S&P/ASX 200 Index should be recalculated. In the event of an incorrect application of the methodology that results in the incorrect composition and/or weighting of index constituents, the index committee shall determine whether or not to recalculate the S&P/ASX 200 Index following specified guidelines. In the event that the S&P/ASX 200 Index is recalculated, it shall be done within a reasonable timeframe following the detection and review of the issue.

Calculations and Pricing Disruptions

Prices used to calculate the S&P/ASX 200 Index are obtained from ICE and Refinitiv. If the relevant exchange suffers a failure or interruption, real-time calculations are halted until the exchange confirms that trading and price dissemination has resumed.

If the interruption is not resolved before the market close and the exchange publishes a list of closing prices, those prices are used to calculate the closing value of the S&P/ASX 200 Index. If no list is published, the last trade for each security before the interruption is used to calculate the closing value of the S&P/ASX 200 Index. If no trades were reported for a security, the previous close adjusted for corporate actions, is used for index calculation.

In extreme circumstances, S&P may decide to delay index adjustments or not publish the S&P/ASX 200 Index.

Unexpected Exchange Closures

An unexpected market/exchange closure occurs when a market/exchange fully or partially fails to open or trading is temporarily halted. This can apply to a single exchange or to a market as a whole, when all of the primary exchanges are closed and/or not trading. Unexpected market/exchange closures are usually due to unforeseen circumstances, such as natural disasters, inclement weather, outages, or other events.

In the event of an unexpected exchange closure, S&P uses the following guidelines:

If an unexpected exchange closure occurs prior to the open of trading and it is indicated that trading will not open for a given day, S&P will treat the day as an unscheduled market holiday.

If a market disruption occurs intraday, S&P will wait for the impacted exchange to publish a list of closing prices, which will then be used to calculate the closing index values. If no list is published, the last trade for each security before the interruption is used to calculate the index closing value. If no trades were reported for a security, the previous closing price, adjusted for corporate actions, is used for index calculation.

License Agreement

The S&P/ASX 200 Index is a product of S&P. S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”). ASX is a registered trademark of ASX Operations Pty Limited. These trademarks have been licensed to S&P and its affiliates, and sublicensed to the Bank for certain purposes.

The notes are not sponsored, endorsed, sold or promoted by S&P, SPFS, the ASX or any of their respective affiliates. Neither S&P nor the ASX make any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P/ASX 200 Index to track general market performance. S&P’s and the ASX’s only relationship to the Bank with respect to the S&P/ASX 200 Index is the licensing of the index and certain trademarks, service marks and/or trade names of S&P and/or its licensors. The S&P/ASX 200 Index is determined, composed and calculated by S&P without regard to the Bank or the notes. S&P has no obligation to take the needs of the Bank or the owners of the notes into consideration in determining, composing or calculating the S&P/ASX 200 Index. Neither S&P nor the ASX are responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which notes are to be converted into cash, surrendered or redeemed, as the case may be. S&P and the ASX have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the S&P/ASX 200 Index will accurately track index performance or provide positive investment returns. S&P is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P to buy, sell, or hold such security, nor is it considered to be investment advice.

NEITHER S&P NOR THE ASX GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P/ASX 200 INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P AND THE ASX SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P AND THE ASX MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE BANK, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P/ASX 200 INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER

SHALL S&P OR THE ASX BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P AND THE BANK, OTHER THAN THE LICENSORS OF S&P.

The Select Sector Indices

All information contained in this underlier supplement regarding the indices described below (each, a “Select Sector Index” and collectively, the “Select Sector Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC. The Select Sector Indices are calculated, maintained and published by S&P Dow Jones Indices LLC (which we may refer to in this description of the Select Sector Indices as “S&P” or the “sponsor”). S&P Dow Jones Indices LLC has no obligation to continue to publish, and may discontinue the publication of, the Select Sector Indices.

The constituents included in each Select Sector Index at any time are members of the S&P 500® Index (the “S&P 500 Index”). For additional information about the S&P 500 Index, see “—Indices—The S&P 500® Index” above.

The Communication Services Select Sector Index

The Communication Services Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® communication services sector. The Communication Services Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXCPR.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/communication-services-select-sector/

The Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® consumer discretionary sector. The Consumer Discretionary Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXY.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/consumer-discretionary-select-sector-index/

The Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® consumer staples sector. The Consumer Staples Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXR.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/consumer-staples-select-sector-index/

The Energy Select Sector Index

The Energy Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® energy sector. The Energy Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXE.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/energy-select-sector-index/

The Financial Select Sector Index

The Financial Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® financials sector. The Financial Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXM.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/financial-select-sector-index/

The Health Care Select Sector Index

The Health Care Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® health care sector. The Health Care Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXV.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/health-care-select-sector-index/

The Industrial Select Sector Index

The Industrial Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® industrials sector. The Industrial Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXI.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/industrials-select-sector-index/

The Materials Select Sector Index

The Materials Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® materials sector. The Materials Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXB.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/materials-select-sector-index/

The Real Estate Select Sector Index

The Real Estate Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® real estate sector. The Real Estate Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXRE.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/real-estate-select-sector-index/

The Technology Select Sector Index

The Technology Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® information technology sector. The Technology Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXT.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/technology-select-sector-index/

The Utilities Select Sector Index

The Utilities Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® utilities sector. The Utilities Select Sector Index is reported by Bloomberg L.P. under the ticker symbol “IXU.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/utilities-select-sector-index/

Select Sector Index Capping Methodology

For capping purposes, the Select Sector Indices are rebalanced quarterly after the close of business on the third Friday of March, June, September, and December using the following procedures:

(1)The rebalancing reference date is the second Friday of March, June, September, and December.

(2)With prices reflected on the rebalancing reference date, adjusted for any applicable corporate actions, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization. Modifications are made as defined below.

(3)If any company has a weight greater than 24%, the company’s float-adjusted market capitalization weight is capped at 23%, which allows for a 2% buffer.

(4)All excess weight is proportionally redistributed to all uncapped companies within the relevant Select Sector Index.

(5)After this redistribution, if the float-adjusted market capitalization weight of any other company then breaches 23%, the process is repeated iteratively until no company breaches the 23% weight cap.

(6)The sum of the companies with weights greater than 4.8% cannot exceed 50% of the total index weight. These caps are set to allow for a buffer below the 5% limit.

(7)If the rule in paragraph 6 is breached, all companies are ranked in descending order of their float-adjusted market capitalization weights. The first company that causes the 50% limit to be breached has its weight reduced to 4.5%.

(8)This excess weight is proportionally redistributed to all companies with weights below 4.5%. This is repeated iteratively until paragraph 6 is satisfied.

(9)Index share amounts are assigned to each constituent to arrive at the weights calculated above. Since index shares are assigned based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing differs somewhat from these weights due to market movements.

(10)If, on the second to last business day of March, June, September, or December, a company has a weight greater than 24% or the sum of the companies with weights greater than 4.8% exceeds 50%, a secondary rebalancing will be triggered with the rebalancing effective date being after the close of the last business day of the month. This secondary rebalancing will use the closing prices as of the second to last business day of March, June, September, or December, and membership, shares outstanding, and IWFs as of the rebalancing effective date.

When companies are represented in the Select Sector Indices by multiple share classes, maximum weight capping is based on company float-adjusted market capitalization, with the weight of multiple class companies allocated proportionally to each share class based on its float-adjusted market capitalization as of the rebalancing reference date. If no capping is required, both share classes remain in the relevant Select Sector Index at their natural float-adjusted market capitalization.

Calculation, Maintenance and Governance of the Select Sector Indices

The Select Sector Indices are calculated, maintained and governed using the same methodology as the S&P 500 Index, subject to the capping methodology described above.

License Agreement

S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®”, “S&P 500®” and “S&P®” are trademarks of SPFS. These trademarks have been sublicensed for certain purposes by us.  Each Select Sector Index is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by us for a fee.

The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, SPFS or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of any Select Sector Index to track general market performance. S&P Dow Jones Indices’ only relationship to us with respect to a Select Sector Index is the licensing of the index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The Select Sector Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating any Select Sector Index.  S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash.  S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes.  There is no assurance that investment products based on a Select Sector Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the notes currently being issued by us, but which may be similar to and competitive with the notes. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the Select Sector Indices.  It is possible that this trading activity will affect the value of the notes.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SELECT SECTOR INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SELECT SECTOR INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The S&P Select Industry Indices

All information contained in this underlier supplement regarding the indices described below (each, a “Select Industry Index” and collectively, the “Select Industry Indices”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC.

The Select Industry Indices are calculated, maintained and published by S&P Dow Jones Indices LLC (which we may refer to in this description of the Select Industry Indices as “S&P” or the “sponsor”). S&P Dow Jones Indices LLC has no obligation to continue to publish, and may discontinue the publication of, the Select Industry Indices.

The Select Industry Indices are modified equal-weighted indices designed to measure the performance of stocks comprising specific Global Industry Classification Standard (“GICS®”) sub-industries or groups of sub-industries in the S&P Total Market Index. Membership is based on a company’s GICS® classification, as well as liquidity and market capitalization requirements.

The S&P Total Market Index

The S&P Total Market Index (the “S&P TMI”) offers broad market exposure to companies of all market capitalizations, including eligible U.S. common equities with a primary listing on the New York Stock Exchange, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX exchanges. Only U.S. companies are eligible for inclusion in the S&P TMI.

The S&P® Banks Select Industry Index

The S&P® Banks Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TMI: asset management and custody banks (which must also meet the North American Industry Classification of depository credit intermediation); diversified banks; regional banks; diversified financial services; and commercial and residential mortgage finance. The S&P® Banks Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIBK.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/sp-banks-select-industry-index/

The S&P® Biotechnology Select Industry Index

The S&P® Biotechnology Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the GICS® biotechnology sub-industry of the S&P TMI. The S&P® Biotechnology Select Industry Index may also include companies in the life sciences tools and services supplementary sub-industry. The S&P® Biotechnology Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIBI.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/sp-biotechnology-select-industry-index/

The S&P® Homebuilders Select Industry Index

The S&P® Homebuilders Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the GICS® homebuilding sub-industry of the S&P TMI. The S&P® Homebuilders Select Industry Index may also include companies in the following supplementary sub-industries: building products; home furnishings; home improvement retail; homefurnishing retail; and household appliances. The S&P® Homebuilders Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIHO.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/sp-homebuilders-select-industry-index/

The S&P® Metals & Mining Select Industry Index

The S&P® Metals & Mining Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TMI: aluminum; coal and consumable fuels; copper; diversified metals and mining; gold; precious metals and minerals; silver; and steel. The S&P® Metals & Mining Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIMM.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/sp-metals-and-mining-select-industry-index/

The S&P® Oil & Gas Exploration & Production Select Industry Index

The S&P® Oil & Gas Exploration & Production Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TMI: integrated oil and gas; oil and gas exploration and production; and oil and gas refining and marketing. The S&P® Oil & Gas Exploration & Production Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIOP.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/sp-oil-gas-exploration-production-select-industry-index/

The S&P® Regional Banks Select Industry Index

The S&P® Regional Banks Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the GICS® regional banks sub-industry of the S&P TMI. The S&P® Regional Banks Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIRBK.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/sp-regional-banks-select-industry-index/

The S&P® Retail Select Industry Index

The S&P® Retail Select Industry Index is a modified equal-weighted index that is designed to measure the performance of the following GICS® sub-industries of the S&P TMI: apparel retail; automotive retail; broadline retail; computer and electronic retail; consumer staples merchandise retail; drug retail; food retailers; and other specialty retail. The S&P® Retail Select Industry Index is reported by Bloomberg L.P. under the ticker symbol “SPSIRE.”

Additional information can also be found here: spglobal.com/spdji/en/indices/equity/sp-retail-select-industry-index/

Select Industry Index Eligibility

To qualify for membership in a Select Industry Index, at each quarterly rebalancing, a company must satisfy the following criteria:

• be a member of the S&P TMI;

• be classified as a primary sub-industry stock (primary stock) for the relevant GICS® sub-industries for the relevant Select Industry Index;

• meet one of the following float-adjusted market capitalization (“FMC”) and float-adjusted liquidity ratio (“FALR”) requirements:

• be a current constituent, have an FMC greater than or equal to $300 million and have an FALR greater than or equal to 50%;

• have an FMC greater than or equal to $500 million and an FALR greater than or equal to 90%; or

• have an FMC greater than or equal to $400 million and an FALR greater than or equal to 150%.

Notwithstanding the foregoing, to be eligible for inclusion in the S&P® Banks Select Industry Index, a company’s FMC must be above $2 billion and its FALR must be above 100%, and existing constituents of the S&P® Banks Select Industry Index are removed at the quarterly rebalancing date if either their FMC falls below $1 billion or their FALR falls below 50%.

In the event that fewer than 35 stocks are selected for each Select Industry Index using the eligible primary stocks, certain indices will select stocks for inclusion from a supplementary list of highly correlated sub-industries (supplementary stocks) based on a process established by S&P. Additionally, minimum FMC requirements may be relaxed for all Select Industry Indices to ensure that there are at least 22 stocks in each Select Industry Index as of each rebalancing effective date.

Liquidity. An FALR, defined as the annual dollar value traded divided by the FMC, is used to measure liquidity. Using composite pricing and all publicly reported U.S. consolidated volume, annual dollar value traded is defined as the average closing price multiplied by the historical volume over the 365 calendar days prior to the evaluation date. This is reduced to the available trading period for stocks that do not have 365 calendar days of trading history. In these cases, the dollar value traded available as of the evaluation date is annualized. Liquidity requirements are reviewed during the quarterly rebalancings.

Takeover Restrictions. At the discretion of S&P, constituents with shareholder ownership restrictions defined in company bylaws may be deemed ineligible for inclusion in a Select Industry Index. Constituents with ownership restrictions preventing entities from replicating the index weight of a stock may be excluded from the eligible universe or removed from the relevant Select Industry Index. S&P will provide up to five days’ advance notification of a deletion between rebalancings due to ownership restrictions. If S&P’s index committee (the “Index Committee”) decides to remove or exclude a company, that company is ineligible for re-entry or inclusion, respectively, for at least one full calendar year, beginning with the subsequent rebalance.

Multiple Share Classes. Some companies in the S&P TMI are represented by multiple share classes. Each company in the Select Industry Indices is represented once by the Designated Listing, which is the share class with both the highest one-year trading liquidity (as defined by median daily value traded) and largest FMC. When the liquidity and market capitalization indicators are in conflict, S&P analyzes the relative differences between the two values placing a greater importance on liquidity.

Calculation of the Select Industry Indices

The Select Industry Indices are equal-weighted, with adjustments to individual constituent weights to ensure concentration and liquidity requirements, and calculated by means of the divisor methodology used by S&P for the Select Industry Indices.

The index value of each Select Industry Index is simply the market value of that Select Industry Index divided by the index divisor:

where N is the number of stocks in the index, Pi is the price of stock i, Sharesi is total shares outstanding of stock i, IWFi is the float factor of stock i (as defined below), and AWFi (Additional Weight Factor) is the adjustment factor of stock i assigned at each index rebalancing date, t, which , before the concentration and liquidity adjustments described below, makes all index constituents’ modified market capitalizations equal (and, therefore, equal weight), while maintaining the total market value of the overall index. For this initial equal weighting, the AWF for each index constituent, i, at rebalancing date, t, is calculated by:

where Z is an index-specific constant set for the purpose of deriving the AWF and, therefore, each stock’s share count used in the index calculation (often referred to as modified index shares).

Float Adjustment. Float adjustment means that the number of shares outstanding is reduced to exclude shares that are held by other publicly traded companies, government agencies or certain types of strategic shareholders from the calculation of the index value because such shares are not available to investors. The goal of float adjustment is to adjust each company’s total shares outstanding for long-term strategic shareholders, who often have interests such as maintaining control rather than securing the shorter-term economic fortunes of the company. Generally, these long-term strategic shareholders include, but are not limited to, officers and directors, private equity, venture capital and special equity firms, asset managers and insurance companies with direct board of director representation, other publicly traded companies that hold shares, holders of restricted shares, company-sponsored employee share plans/trusts, defined contribution plans/savings and investment plans, foundations or family trusts associated with the company, government entities at all levels (other than government retirement/pension funds), sovereign wealth funds and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Restricted shares are generally not included in total shares outstanding except for shares held as part of a lock-up agreement. Shares that are not considered outstanding are also not included in the available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

For each component, S&P calculates an Investable Weight Factor (“IWF”), which represents the portion of the total shares outstanding that are considered part of the public float for purposes of the relevant Select Industry Index.

Divisor. Continuity in index values of each Select Industry Index following the implementation of corporate actions, index rebalancing events or other non-market driven actions is maintained by adjusting its divisor. Any change to the stocks in the relevant Select Industry Index that alters the total market value of the index while holding stock prices constant will require a divisor adjustment. These changes include additions to and deletions from the relevant Select Industry Index, rights issues, share buybacks and issuances and non-zero price spin-offs. The value of each Select Industry Index’s divisor over time is, in effect, a chronological summary of all changes affecting the base capital of that Select Industry Index. The divisor of each Select Industry Index is adjusted such that the index value of that Select Industry Index at an instant just prior to a change in base capital equals the index value of that Select Industry Index at an instant immediately following that change.

Constituent Weightings

At each quarterly rebalancing, constituents are initially equal weighted with adjustments to ensure that, for a given theoretical portfolio value (“TPV”), the value of each constituent’s position in that portfolio does not exceed 4.5% of its FMC or the value that can be traded in three days. The initial single-stock weight cap is 4.5%, subject to the constraint-relaxation process described below. TPVs are reviewed annually in September, incorporating index-linked exchange traded product assets under management (“AUM”) using the below process:

1. Determine the maximum aggregate AUM tracking the relevant Select Industry Index over the past year, based on index-linked exchange traded product’s AUM from the previous September, December, March and June, as well as the latest available month-end data point.

2. Round the maximum value up to the nearest billion.

3. Add a 20% buffer to the result and again round up to the nearest billion for the final TPV.

If there are no index-linked exchange traded products tracking the relevant Select Industry Index, the TPV for that index is set at $2 billion. Any updates to the TPV for an index are made at the discretion of the Index Committee and announced to clients with ample lead time.

S&P calculates a maximum constituent weight for each index constituent equal to the lesser of (i) 4.5%, (ii) 3 times the ratio of the three-month median daily value traded (“MDVT”) of the index constituent to the relevant Select Industry Index’s TPV and (iii) 4.5% times the ratio of the index constituent’s FMC to the relevant Select Industry Index’s TPV.

The reference date for assessing the three-month MDVT and stock price is after the close on the last business day of February, May, August and November for the rebalancings effective after the close on the third Friday of March, June, September and December, respectively.

Each constituent’s initial equal weight is compared to the calculated maximum constituent weight, and the constituent’s weight is set to the lesser of the maximum constituent weight or the initial equal weight. If the resulting index weights do not sum to 100%, any excess weights are iteratively redistributed to the uncapped constituents.

If all constituents are capped and the resulting index weights still do not sum to 100%, the constraints are relaxed in the following order:

1. Maximum liquidity weight multiplier in increments of 0.1,

2. Single stock cap in increments of 0.1%,

3. TPV decreasing in increments of $100 million.

The process is repeated iteratively until a feasible solution is found. The single stock weight constraint’s upper limit for the iterative process is 4.8%.

Secondary Reweighting. If, on the third to last business day of March, June, September or December, the aggregate weight of companies with index weights greater than 4.8% exceeds 50%, index weights reset to the previously determined weights using the data from that quarter’s reference date, with an effective date as of after the close of the last business day of the month.

If a secondary reweighting is triggered, and existing constituent(s) were dropped since the prior quarterly rebalancing, the secondary reweighting re-runs the reweighting process using the same data from the latest quarterly rebalancing.

Maintenance of the Select Industry Indices

Rebalancing. The membership of the Select Industry Indices is reviewed quarterly. Rebalancings occur after the closing on the third Friday of the quarter-ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. For index selection purposes, all Select Industry Indices use shares outstanding, GICS® code and IWF figures as of the rebalancing effective date. Closing prices as of the Wednesday prior to the second Friday of the rebalancing month are used for setting index shares.

Additions. Stocks are added between rebalancings only if a deletion in the applicable Select Industry Index causes the stock count to fall below 22. In those cases, each stock deletion is accompanied by a stock addition. A new stock will be added to the applicable Select Industry Index at the weight of the deleted stock.

Deletions. A stock is deleted from the applicable Select Industry Index if the S&P TMI drops the stock. If a stock deletion causes the number of stocks in the applicable Select Industry Index to fall below 22, each stock deletion is accompanied by a corresponding stock addition. In the case of mergers involving two index constituents, the merged entity remains in the applicable Select Industry Index provided it satisfies the eligibility criteria. If the merged entity qualifies for index inclusion, the stock deemed the target is dropped, the index shares for the acquirer will remain unchanged, and the weightings of the remaining constituents adjust proportionally.

GICS® Reclassifications. If a constituent’s GICS® classification changes to an ineligible sub-industry for a given Select Industry Index, the constituent is removed from that Select Industry Index at the subsequent rebalancing.

Spin-Offs. The Select Industry Indices follow the S&P TMI treatment of spin-offs. In general, both the parent and spin-off company remain in the relevant Select Industry Index until the subsequent rebalancing. The spin-off company is added to the relevant Select Industry Index at a zero price at the close of the day before the ex-date. No price adjustment is applied to the parent and there is no divisor change. If the spin-off company is dropped from S&P TMI the weight of the spun-off company is added back to the parent stock’s weight after at least one day of trading.

Adjustments. The table below summarizes the treatment of certain corporate actions.

Corporate Action	Adjustment Made to Select Industry Index
Change in shares outstanding	Shares outstanding changes are offset by an adjustment factor (AWF). There is no change to the market capitalization of the relevant Select Industry Index and no divisor adjustment.
Split/reverse split

Shares outstanding are adjusted by the split ratio. Stock price is adjusted by the split ratio. There is no change to the market capitalization of the relevant Select Industry Index and no divisor adjustment.

Change in IWF	IWF changes are offset by an AWF. There is no change to the market capitalization of the relevant Select Industry Index and no divisor adjustment.
Ordinary dividend

When a company pays an ordinary cash dividend, the relevant Select Industry Index does not make any adjustments to the price or shares of the stock. As a result, there are no divisor adjustments to that Select Industry Index.

Special dividend	The stock price is adjusted by the amount of the dividend. The net change to the market capitalization of the relevant Select Industry Index causes a divisor adjustment.
Rights offering

All rights offerings that are in the money on the ex-date are applied under the assumption that the rights are fully subscribed. The stock price is adjusted by the value of the rights and the shares outstanding are increased by the rights ratio. The change in price and shares is offset by an AWF to keep the market capitalization (stock weight) of the relevant Select Industry Index unchanged. There is no change to the market capitalization of that Select Industry Index and no divisor adjustment.

Governance of the Select Industry Indices

The Index Committee maintains the Select Industry Indices. All Index Committee members are full-time professional members of S&P’s staff. The Index Committee meets regularly. At each meeting, the Index Committee reviews pending corporate actions that may affect the Select Industry Indices’ constituents, statistics comparing the composition of the Select Industry Indices to the market, companies that are being considered as candidates for addition to a Select Industry Index and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

Market Disruptions

The policies described under “—The S&P 500® Index—Calculations and Pricing Disruptions” and “—The S&P 500® Index—Unexpected Exchange Closures” also apply to the Select Industry Indices.

License Agreement

S&P® is a registered trademark of S&P Global, Inc. or its affiliates (“S&P Global”) and Dow Jones® is a trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by us. Each Select Industry Index is a product of S&P Dow Jones Indices LLC and/or its affiliates and has been licensed for use by us for a fee.

The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P Global or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of any Select Industry Index to track general market performance.

S&P Dow Jones Indices’ only relationship to us with respect to a Select Industry Index is the licensing of the index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The Select Industry Indices are determined, composed and calculated by S&P Dow Jones Indices without regard to us or the notes.

S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the notes into consideration in determining, composing or calculating any Select Industry Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on a Select Industry Index will accurately track index performance or provide positive investment returns.

S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell or hold such security or futures contract, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE SELECT INDUSTRY INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY US, HOLDERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE SELECT INDUSTRY INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR

ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND US, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The Swiss Market Index

All information contained in this underlier supplement regarding the Swiss Market Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the SIX Group Ltd. (referred to in this description of the Swiss Market Index as “SIX Group”). The Swiss Market Index is calculated, maintained and published by SIX Group, certain of its subsidiaries, and the Management Committee of the SIX Swiss Exchange (the “Exchange”). SIX Group has no obligation to continue to publish, and may discontinue the publication of, the Swiss Market Index. The Swiss Market Index is reported by Bloomberg L.P. under the ticker symbol “SMI”.

Additional information regarding the Swiss Market Index, including information about its component stock and sector weightings, may be obtained from the following website: six-group.com/en/market-data/indices/switzerland/equity/smi.html

The Swiss Market Index:

●was first launched with a base level of 1,500 as of June 30, 1988; and

●is sponsored, calculated, published and disseminated by SIX Group, certain of its subsidiaries, and the Management Committee of the Exchange.

The Swiss Market Index is a price return float-adjusted market capitalization-weighted index of the 20 largest stocks traded on the Exchange. The Swiss Market Index represents more than 75% of the free-float-market capitalization of the entire Swiss market.

Composition and Selection Criteria for the Swiss Market Index

The Swiss Market Index is comprised of the 20 highest ranked stocks traded on the Exchange that have a free float of 20% or more and that are not investment companies. The equity universe is largely Swiss domestic companies, although in some cases foreign issuers with a primary listing on the Exchange that submit to certain reporting requirements or investment companies that do not hold any shares of any company that has a primary listing on the Exchange may be included.

The ranking of each security is determined by a combination of the following criteria:

●average free-float market capitalization over the last 12 months (compared to the capitalization of the SIX Performance Index, which serves as a benchmark for the overall Swiss equity market and as the index universe for the Swiss Market Index), and

●cumulative on order book turnover over the last 12 months (compared to the total turnover of the SIX Performance Index).

Each of these two factors is assigned a 50% weighting in ranking the stocks eligible for the Swiss Market Index.

The SMI is reconstituted annually after prior notice of at least two months on the third Friday in September after the close of trading. For companies that were listed during the last 12 months, the cumulated on order book turnover generally excludes the first five trading days in the calculation. The ordinary index reconstitution is based on data from the previous July 1 through June 30. Provisional interim selection (ranking) lists based on the average free-float market capitalization and cumulative on order book turnover over the last 12 months are also published at the cut off dates March 31, September 30 and December 31.

The 18 securities with the highest rank are selected for inclusion in the Swiss Market Index. In order to reduce turnover, a buffer is used for securities ranked 19 to 22. From the securities ranked 19 to 22, those which are currently already in the Swiss Market Index are included with priority. After that, new components are added from the buffer until the Swiss Market Index has 20 components.

If a company has primary listings on several exchanges and less than 50% of that company’s total turnover is generated on the SIX Swiss Exchange, it will not be included in the Swiss Market Index unless it satisfies an additional liquidity criteria. For this purpose, at the ordinary index review in September, all index components of the Swiss Performance Index are ranked in descending order according to their cumulative order book turnover of the last 12 months relative to the total turnover of the Swiss Performance Index. Such a security must rank at least 18 or better in terms of the cumulated on order book turnover over the past 12 months and if it ranks 23 or lower it will be automatically excluded from the Swiss Market Index (i.e., without considering its free float).

Maintenance of the Swiss Market Index

Constituent Changes. In the case of major market changes as a result of corporate actions, the Management Committee of the Exchange can decide at the request of the Index Commission (an advisory board that supports the Exchange) that a security should be admitted to the Swiss Market Index outside of the annual review period as long as it clearly fulfills the criteria for inclusion. For the same reasons, a security can also be excluded if the requirements for admission to the Swiss Market Index are no longer fulfilled. Extraordinary exclusions and respective additions into the Swiss Market Index are implemented after a notification period of usually five trading days. Extraordinary inclusions into the Swiss Market Index take place after a three-month period on a quarterly basis after the close of trading on the third Friday of March, June, September and December (for example, a security listed on or before the 5th trading day prior to the end of November cannot be included until the following March). In case of a planned delisting, the exclusion of an index component is made, if possible, on the next ordinary index review. However, if the delisting would be effective before the ordinary index review, the component is excluded from the Swiss Market Index on the effective date of the delisting. If the index component no longer meets the criteria for remaining in the Swiss Market Index due to a pending acquisition, it may be removed ahead of time. If a delisting has been confirmed, it will be removed from the Swiss Market Index at the next upcoming ordinary quarterly adjustment date (March, June, September and December) with a notice period of at least five days. However, if the delisting would be effective before the ordinary index review, the security is excluded from the Swiss Market Index on the effective date of the delisting. If a delisted company is removed before the ordinary index review, it will be replaced by the best ranked candidate on the selection list which is not yet part of the Swiss Market Index in order to maintain 20 components.

Capped Weightings and Intra-Quarter Breaches. The weight of any component stock that exceeds a weight of 18% within the Swiss Market Index is reduced to that value at each ordinary quarterly adjustment date by applying a capping factor to the calculation of such component stock’s free float market capitalization. A component stock’s number of shares and free float figure are used to determine its capping factor. The excess weight (the difference of the original weight minus the capped weight) is distributed proportionally across the other component stocks.

The component stocks are also capped at 18% as soon as two index constituents exceed a weight of 20% (an “intra-quarter breach”). If an intra-quarter breach is detected at the close of trading, the new capping factors become effective after the close of trading on the following trading day. The weights of the largest component stocks are therefore set again to 18% effective after the close of the following trading day. If an issuer is represented in the Swiss Market Index by more than one security, their free float market capitalization is cumulated for the calculation of the capping factors.

Number of Shares and Free Float. The securities included in the Swiss Market Index are weighted according to their free float. This means that shares deemed to be in fixed ownership are deducted from the market capitalization of that company. The free float is calculated on the basis of outstanding shares. Issued and outstanding share capital is, as a rule, the total share capital that has been fully subscribed and fully or partially paid in and registered in the Commercial Register. Not counting as issued and outstanding share capital are the authorized capital and the conditional capital of a company. The free float is calculated on the basis of listed shares only. If a company offers several different categories of listed participation rights, each is treated separately for the purposes of index calculation.

Fundamentally deemed to be shares held in fixed ownership are shares held by individual persons or groups of persons in companies and that reach or exceed the threshold of 5%. Shares held by individual persons and groups of persons bound by a shareholders’ agreement which is binding for more than 5% of the listed shares or who, according to publicly known facts, have a long-term interest in the company are also deemed to be in fixed ownership.

For the calculation of the number of shares in firm hands, the Exchange may also use other sources than the reports submitted to it. In particular, the Exchange may rely on information from issuer surveys conducted by itself.

In general, shares held by administrators, trustees, investment fund companies, pension funds and investment companies are counted as free float. The Exchange classifies at its own discretion persons and groups of persons who, because of their area of activity or the absence of important information, cannot be clearly assigned.

The free-float rule applies only to bearer shares and registered shares. Capital issued in the form of participation certificates (“Partizipationsscheine”) and bonus certificates (“Genussscheine”) is taken into full account in calculating the Swiss Market Index because it does not confer voting rights.

The number of securities in the Swiss Market Index and the free-float factors are adjusted after the close of trading on four adjustment dates per year, the third Friday of March, June, September and December. Such changes are provisionally pre-announced at least one month before the effective date, although SIX Group reserves the right to take account of recent changes up to five trading days before the effective date.

In order to avoid frequent slight changes to the weighting and to maintain the stability of the Swiss Market Index, any extraordinary change of the total number of outstanding securities or the free float will only result in an extraordinary adjustment if it exceeds 10% and 5% respectively, occurs from one trading to the next and is in conjunction with a corporate action.

Such adjustment is effective considering a notice period of two days. The effective date is based on available information.

Calculation of the Swiss Market Index

SIX Group calculates the Swiss Market Index using the “Laspeyres formula,” with a weighted arithmetic mean of a defined number of securities issues. The formula for calculating the index value can be expressed as follows:

Swiss Market Index = Free Float Market Capitalization of the Swiss Market Index / Divisor

The “free float market capitalization of the Swiss Market Index” is equal to the sum of the product of the last-paid price, the number of shares, the free float factor, the capping factor and, if a foreign stock is included, the current CHF exchange rate as of the time the index value is being calculated. The index value is calculated in real time and is updated whenever a trade is made in a component stock. Where any component stock price is unavailable on any trading day, the Exchange will use the last reported price for such component stock. Only prices from the Exchange’s electronic order book are used in calculating the Swiss Market Index.

Divisor Value and Adjustments

The divisor is a technical number used to calculate the Swiss Market Index and is adjusted to reflect changes in market capitalization due to corporate events.

Below are common corporate events and their impact on the divisor of the Swiss Market Index:

Event	Divisor Change?
Regular cash dividend	No
Share split	No
Rights issue	If the rights issue is used to raise capital, the divisor increases. If the rights issue is used to return capital, the divisor decreases.

Merger & Acquisition Activities

Mergers and acquisitions are corporate actions that go along with a change to the ownership structure of one or more companies. This can result in the disappearance of the involved companies and in the creation of a new company (merger) or in the integration of one company into the other (acquisition). Therefore, the corporate action may lead to a new listing or to a delisting which results in an adjustment of the index composition. In both cases a change in the number of shares or the free float factor are to be considered which result in a change of the components weight.

Spin-offs

A spinoff occurs when a company sells parts of its business into a new company and lists its shares. The shares of the newly formed company are distributed equally to the shareholders of the existing company. Therefore, the spin-off is generally treated as an extraordinary payment. However, no market price is available on the ex-date of the spinoff. Estimates may be used to determine a reference price if one is not provided. If the spun-off company is to be listed on the same stock exchange or region, the spun-off company is assigned to the Swiss Market Index with a reference price during the ex-day. The instrument is added to the Swiss Market Index at the ex-date with a price of zero, and the adjustments to market value are made at least until the first trading day following the ex-date with the closing price of the same, with an official price. A reference price or a price of zero will be used for the inclusion. If no valuation price or estimate is available and the spun-off company is insignificant, no action is taken. If no valuation price or estimate is available and the spun-off company is significant, the parent company is removed from the Swiss Market Index the day before the spin-off date and is added again one day after the ex-date.

License Agreement

The Exchange and its licensors (as used below, “Licensors”) have no relationship to the Bank, other than the licensing of the Swiss Market Index and the related trademarks for use in connection with the notes in exchange for a fee.

The Exchange and its Licensors do not:

●sponsor, endorse, sell or promote the notes.

●recommend that any person invest in the notes or any other securities.

●have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes.

●have any responsibility or liability for the administration, management or marketing of the notes.

●consider the needs of the notes or the owners of the notes in determining, composing or calculating the Swiss Market Index or have any obligation to do so.

The Exchange and its Licensors give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the notes or their performance.

The Exchange does not assume any contractual relationship with the purchasers of the notes or any other third parties.

Specifically,

●The Exchange and its Licensors do not give any warranty, express or implied, and exclude any liability for:

oThe results to be obtained by the notes, the owner of the notes or any other person in connection with the use of the Swiss Market Index and the data included in the Swiss Market Index;

oThe accuracy, timeliness, and completeness of the Swiss Market Index and its data;

oThe merchantability and the fitness for a particular purpose or use of the Swiss Market Index and its data; or

oThe performance of the notes generally.

●The Exchange and its Licensors give no warranty and exclude any liability, for any errors, omissions or interruptions in the Swiss Market Index or its data.

●Under no circumstances will the Exchange or its Licensors be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the Swiss Market Index or its data or generally in relation to the notes, even in circumstances where the Exchange or its Licensors are aware that such loss or damage may occur.

The licensing agreement between The Bank and the Exchange is solely for their benefit and not for the benefit of the owners of the notes or any other third parties.

TOPIX®

All information contained in this underlier supplement regarding TOPIX® (“TOPIX”), including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, JPX Market Innovation & Research (referred to in this description of TOPIX as “JPXI”). TOPIX is calculated, maintained and published by JPXI. JPXI has no obligation to continue to publish, and may discontinue the publication of, TOPIX. TOPIX is reported by Bloomberg L.P. under the ticker symbol “TPX”.

Additional information regarding TOPIX, including information about its component stock and sector weightings, may be obtained from the following website: jpx.co.jp/english/markets/indices/topix/

TOPIX, also known as the Tokyo Stock Price Index, is a capitalization weighted index of all the domestic common stocks selected from the prime market, standard market and growth market of the Tokyo Stock Exchange (the “TSE”) covering a portion of the Japanese stock market. TOPIX is calculated and published by JPXI.

TOPIX Composition and Maintenance

TOPIX is comprised of all domestic common stocks selected from the prime market, standard market and growth market listed on the TSE, excluding certain types of securities such as subscription warrant securities, preferred stocks and preferred equity contribution securities.

TOPIX Calculation

TOPIX is a free-float-adjusted market-capitalization-weighted index, which reflects movements in the market capitalization as measured from a base index value of 100 set on the base date of January 4, 1968.

JPXI calculates TOPIX by multiplying the base index value of 100 by the quotient of the current free-float-adjusted market value divided by the base market value. The resulting value is not expressed in Japanese yen but presented as a number of points, rounded to the nearest one hundredth. The formula for calculating TOPIX value can be expressed as follows:

Index value = Base index value of 100 x	Current free-float - adjusted market value Base market value

The current free-float-adjusted market value is the sum of the products of the price times the number of free-float- adjusted shares for each constituent stock.

The number of free-float-adjusted shares for this calculation is the total number of listed shares multiplied by free- float weight multiplied by the cap-adjustment ratio. The total number of listed shares used for this purpose is usually the same as the number of actual listed shares. However, in some cases these numbers will differ as a consequence of the index methodology. For instance, in the case of a stock split, the number of listed shares will increase on the additional listing date after the stock split becomes effective; on the other hand, the number of listed shares for index calculation purposes will increase on the ex- rights date.

Free-float weight is the weight of listed shares deemed to be available for trading in the market, and is determined and calculated by JPXI for each constituent stock. It is calculated by subtracting the quotient of non-free-float shares divided by listed shares from one. Free-float weight is reviewed in order to reflect the latest distribution of share ownership. JPXI estimates non-free-float shares using published materials such as securities reports, and generally deems shares held by the top ten major shareholders (with certain exceptions), treasury stocks and shares held by members of the issuer’s board of directors to be unavailable for trading in the market and shares held by other listen companies for investment purposes other than pure investment. JPXI may deem other shares to be unavailable for trading in the market. Securities deemed to be held by individuals indicated in the section of the state of corporate governance, etc. in the securities report will not be included in the estimation of non-free-float shares. The timing of the yearly free- float-weight review is different according to the settlement terms of listed companies. In addition to the yearly review, extraordinary reviews may be conducted for events JPXI expects will significantly affect the free-float weight. These include when new shares are allocated to a third party, preferred shares are converted or subscription warrants are exercised, as well as in the event of a company spin-off, merger, stock-swap, take-over bid and other events JPXI judges deem will significantly affect free-float weight.

For constituents whose weight based on free-float adjusted market capitalization exceeds the upper limit (set at 10%), a cap-adjustment factor will be set, with the last business day of October each year as the application date. The cap adjustment factor will not be changed until the last business day of the following October, even if the constituent’s weight exceeds the upper limit due to stock price fluctuations or other reasons after the factor has been applied.

In the event of any increase or decrease in the current free-float-adjusted market value due to causes other than fluctuations in the stock market, such as public offerings, adjustments are made by JPXI to the base market value in order to maintain the continuity of TOPIX.

Period Review and Other Details

a.Date of Periodic Review and Other Details

●A periodic review shall be conducted once a year on the last business day of October. The periodic review base date shall be the last business day of August. Notwithstanding the immediately preceding sentence, the first periodic review shall be conducted on the last business day of October 2026 (the periodic review base date shall be the last business day of August 2026), and the second periodic review shall be on the last business day of October 2028 (the periodic review base date shall be the last business day of August 2028).

●The results of the periodic review shall be posted on the JPX website on the fifth business day of October.

b.Constituent Selection Process

(1)Selection of the Index Universe

●The index universe shall be the constituents of the Tokyo Stock Exchange Prime Market Index, Tokyo Stock Exchange Standard Market Index and Tokyo Stock Exchange Growth Market Index as of the rebalance base date. However, issues that fall under any of the following criteria shall be excluded.

oSecurities to be delisted as of the periodic review base date

oSecurities on special alert as of the periodic review base date

●Please note that the status of securities that are or are likely to be designated as securities to be delisted or securities on special alert between the periodic review base date and the periodic rebalance date may be taken into account when necessary.

(2)Selection of Constituents

●Of the index universe selected in (a) above, issues that meet criterion (i) shown in the table below and, among the issues that meet criterion (i), issues that also meet criterion (ii) shown in the table below will be selected as constituents.

Criteria Pertaining to Liquidity	Indicator	Inclusion Criteria	Continuation Criteria
Traded value ratio	Annual traded value ratio	0.2 or more	0.14 or more
Free-float adjusted market capitalization	Percentage of cumulative free-float adjusted market capitalization	Issues in the top 96%	Issues in the top 97%

●The continuation criteria will be applied to issues that are constituents as of the periodic review base date, and the inclusion criteria will be applied to issues that are not constituents as of said date.

●The percentage of cumulative free-float adjusted market capitalization is defined as "the cumulative free-float adjusted market capitalization starting from the issue with the largest free-float adjusted market capitalization in the group of issues that meet criterion (i) the total free-float adjusted market capitalization of said group of issues."

●If, as of the periodic review base date, an issue is a TOPIX constituent to which a liquidity factor has been applied, and said issue is selected for continuation, the liquidity factor will be removed from said issue on the periodic rebalance date.

(3)Transitional Measures in the First Periodic Review

●The weights of constituents that have not been selected for continuation in the first periodic review ("issues subject to transitional measures") will be reduced in eight stages on the last business day of each quarter starting on the last business day of October 2026 and ending on the last business day of July 2028 as shown in the table below. Their weights will be reduced by multiplying their free-float weight by a transition factor.

●Issues subject to transitional measures will undergo the constituent selection process as described in (b) above ("re-evaluation") with a base date of the last business day of August 2027. The transition factors of those issues that meet the continuation criteria will stop decreasing (they will remain at 0.500, the transition factor for the fourth stage); the liquidity factor will not be removed.

Transition Schedule and Transition Factors

Transition Stage	Index Revision Date	Transition Factor
1st	Last business day of October 2026	×0.875
2nd	Last business day of January 2027	×0.750
3rd	Last business day of April 2027	×0.625
4th	Last business day of July 2027	×0.500
Re-evaluation
5th	Last business day of October 2027	×0.375
6th	Last business day of January 2028	×0.250
7th	Last business day of April 2028	×0.125
8th (removed from constituents)	Last business day of July 2028	×0

●On the last business day of October 2026, the free-float weight of any constituent that has been selected for inclusion in TOPIX in the first periodic review will be multiplied by a liquidity factor.

Non-Periodic Removal from Constituents

●Constituents that have been delisted, designated as securities to be delisted, or designated as securities on special alert shall be removed.

Non-Periodic Inclusion into Constituents

●When a constituent has been delisted due to a share transfer, merger, share exchange, or company split, and the newly created company, surviving company, parent company, or succeeding company is listed without delay, said company will be included in the index.

●When a constituent has been delisted due to a share exchange or absorption-type merger, and the surviving or parent company is not a constituent, then said company will be included in the index.

●When a spin-off (an allocation of shares of a spun-off subsidiary or business division through surplus dividends) of a constituent results in a new listing of the company that has become independent via a spin-off (hereinafter "spun-off company") between the ex-rights date and the effective date, the spun-off company will be included in the index.

●Newly listed issues (excluding those newly listed through technical listings or spin-offs) and issues undergoing a market segment transfer shall be handled as follows:

a.Issues newly listed on or transferred to the prime market in October 2026 or before

oAny issue that is newly listed on or transferred to the Prime Market will be included as a constituent on the last business day of the month following the month of the issue's initial listing or transfer. (if the date of the issue's initial listing or transfer is a non-business day, it will be sequentially postponed.)

oUpon inclusion, the issue's free-float weight will be multiplied by a liquidity factor.

b.Issues newly listed in November 2026 or after

oAny issue that is newly listed on the Prime Market, Standard Market, or Growth Market whose free-float adjusted market capitalization used for an issue's non-periodic inclusion exceeds the minimum free-float adjusted market capitalization for issues included within the cumulative ratio of 95% of the free-float adjusted market capitalization in the periodic review immediately preceding the date of the initial listing will be included as a constituent on the last business day of the month following the month of the issue's initial listing.

oUpon inclusion, the issue's free-float weight will be multiplied by a liquidity factor.

Data Used for Constituent Selection

●The annual traded value ratio shall be the sum of the monthly traded value ratios for the previous 12 months including the month containing the periodic review base date. The monthly traded value ratio is defined as "(the median daily traded value in TSE's trading sessions for the month × the number of business days in the month) ÷ the free float adjusted market capitalization on the last business day of the month the value obtained by multiplying the number of listed shares used in index calculation by its free-float weight and its final stock price on the day from among the stock prices used for calculation specified in the Calculation Guidelines for Index Calculation ("final stock price used for calculation"))." However, the annual traded value ratio for issues listed for less than one year as of the periodic review base date shall be the ratio obtained by dividing the sum of the monthly traded value ratios from the month following the month of initial listing (in the case of stocks newly listed through technical listings, the month of initial listing) to the month containing the periodic review base date by the number of months in said period, and then multiplying the result by 12.

●The percentage of cumulative free-float adjusted market capitalization shall be calculated by using the average free-float adjusted market capitalization the value calculated by multiplying the number of listed shares used in index calculation for each issue by its free-float weight and its final stock price used for calculation for the month containing the periodic review base date.

●The free-float adjusted market capitalization used for an issue's non periodic inclusion shall be the value obtained by multiplying the number of the issue's listed shares at the time of its initial listing by its free-float weight on the last business day of the month following the month of its initial listing and its closing share price (where a special quote is displayed, such final special quote) on the last business day of the month containing its initial listing date.

Data Used for Cap Adjustment Factor Calculation

The free-float adjusted market capitalization used in the calculation of the cap adjustment factor shall be the value obtained by multiplying the number of listed shares used in index calculation for each issue by its FFW and its final stock price used for calculation as of the periodic review base date.

Dates of Constituent Inclusion and Removal

Additions and Deletions of Constituents
	Event	Adjustment Date	Stock Price Used for Adjustment
Addition	A company is to be initially listed on the Prime Market (in October 2026 or before)	Last business day of the month following the month of such initial listing. If the initial listing date falls on a non-business day, it will be the following business day	Stock price at the end of trading on the business day before adjustment date

Addition

A company is to be initially listed (issues whose free-float adjusted market capitalization exceeds the minimum for issues in the top 95% in the most recent periodic review) (in November 2026 or after)

		Last business day of the month following the month of such initial listing. If the initial listing date falls on a non-business day, it will be the following business day	Stock price at the end of trading on the business day before adjustment date
Addition	When a constituent has been delisted due to a share transfer, etc. and the resulting newly created, surviving, parent or succeeding company is included as a constituent	Initial listing date. If the initial listing date falls on a non-business day, it will be the following business day	Base price
Addition	When a spin-off of a constituent results in a new listing of the spun-off company between the ex-rights date and the effective date	Initial listing date. If the initial listing date falls on a non-business day, it will be the following business day	Base price
Addition	When a TOPIX constituent has been delisted due to a share exchange or absorption-type merger, and the surviving or parent company, which was not a constituent, is included as a constituent	Delisting date. If the delisting date falls on a non-business day, it will be the following business day	Stock price at the end of trading on the business day before adjustment date
Addition	A company is to be transferred to the Prime Market (in October 2026 or before)	Last business day of the month following the month of transfer. If the date of transfer falls on a non-business day, it will be the following business day	Stock price at the end of trading on the business day before adjustment date
Addition	Periodic Review	Last business day of October	Stock price at the end of trading on the business day before adjustment date

Changes in the number of shares and the price of the shares for adjustments to the base market value will be made as described in the table below.

Change in the Number of Shares

Event	Adjustment Date	Stock Price Used for Adjustment
Change of free-float weight	Date of change	Stock price at the end of trading on the business day before adjustment date
Public offering	Additional listing date (day after payment date). If initial listing date or effective date falls on a holiday, it will be the next business day	Stock price at the end of trading on the business day before adjustment date
Allocation of new shares to a third party	Five business days after additional listing date (two business days after payment date)	Stock price at the end of trading on the business day before adjustment date

Capital increase through allotment to shareholders	Ex-rights date	Payment price per share
Exercise of subscription warrants	Last business day of the month following exercise	Stock price at the end of trading on the business day before adjustment date
Conversion of preferred shares	Last business day of the month following conversion	Stock price at the end of trading on the business day before adjustment date
Cancellation of treasury stock	Last business day of the month following cancellation	Stock price at the end of trading on the business day before adjustment date
Merger or stock swaps between a non-surviving constituent and another constituent	Delisting date of the non-surviving constituent	Stock price at the end of trading on the business day before adjustment date
Merger or stock swaps other than that described above (including the share delivery where the share delivery subsidiary is an unlisted company)	Listing change date (effective date)	Stock price at the end of trading on the business day before adjustment date
Spin-offs where the company that has become the spun-off company is newly listed between the ex-rights date and the effective date	Initial listing date of the spun-off company	Stock price at the end of trading on the business day before adjustment date

Rights offering (limited to cases where the allotted subscription warrant securities are listed; the case where the allotted subscription warrant securities are not listed is treated as “Exercise of subscription warrants”)

	Ex-rights date	Payment price per share
Offering for sale of shares held by the Government of Japan (Nippon Telegraph and Telephone, Japan Tobacco, Japan Post Holdings and Tokyo Metro only)	Date determined by JPXI (generally the delivery date)	Stock price at the end of trading on the business day before adjustment date
Demerger (absorption-type)	Listing change date (the effective date)	Stock price at the end of trading on the business day before adjustment date

No adjustments will be made to the base market value in the case of a stock split, reverse stock split, or gratis allotment of shares (limited to cases where treasury stock is allotted).

Retroactive adjustments will not be made to revise the figures of the index that have already been calculated and disseminated even if issuing companies file amendments on previously released information.

Market Disruption

If trading in a certain constituent is halted, JPXI regards the constituent’s share price for purposes of calculating TOPIX to be unchanged. Where an event that is not specified in the rules of TOPIX occurs, or if JPXI decides that it is impossible to use its existing methods to calculate TOPIX, JPXI may use an alternate method of index calculation as it deems valid.

License Agreement

We have entered into a non-exclusive license agreement with JPXI providing for the license to us, in exchange for a fee, of the right to use TOPIX, the proprietary data therein contained (“TOPIX Index Value”) and the trademarks “TOPIX”, Tokyo Stock Exchange” and “Tokyo Stock Price Index/TOPIX” (collectively, the “TOPIX Marks”).

The TOPIX Index Value and the TOPIX Marks are subject to the proprietary rights owned by JPXI and JPXI owns all rights and know-how relating to the TOPIX such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Marks. JPXI shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Marks or cease the use thereof. JPXI makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Marks or as to the figure at which the TOPIX Index Value stands on any particular day. JPXI gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, JPXI shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value. The notes are in no way sponsored, endorsed or promoted by JPXI. JPXI shall not bear any obligation to give an explanation of the notes or any advice on investments to any purchaser of the notes or to the public. JPXI neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the notes, for calculation of the TOPIX Index Value. Including but not limited to the foregoing, JPXI shall not be responsible for any damage resulting from the issue and sale of the notes.

EXCHANGE-TRADED FUNDS

The iShares® ETFs

All information contained in this underlier supplement regarding each exchange-traded fund described in this section (each, an “iShares ETF” and collectively, the “iShares ETFs”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from each iShares ETF’s prospectus and other publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the fund manager of each iShares ETF and BlackRock Fund Advisors (“BFA”), the investment adviser to the iShares ETFs and a subsidiary of BlackRock, Inc. (“BlackRock”). The iShares ETFs are separate investment portfolios maintained and managed by either iShares®, Inc. (“iShares”) or iShares® Trust (“iShares Trust”).

iShares and iShares Trust are registered investment companies that consist of numerous separate investment portfolios, including the iShares ETFs.

The CIK for the relevant iShares ETF below can be referenced by whether it is an investment portfolio of iShares or iShares Trust.

●The SEC Central Index Key (“CIK”) number for iShares is 0000930667, and information provided to or filed with the SEC can be located by reference to SEC file numbers 033-97598 and 811-09102 at the SEC’s website sec.gov/edgar/browse/?CIK=930667&owner=exclude

●The SEC CIK for iShares Trust is 0001100663, and information provided to or filed with the SEC can be located by reference to SEC file numbers 333-92935 and 811-09729 at the SEC’s website sec.gov/edgar/browse/?CIK=1100663&owner=exclude

iShares® China Large-Cap ETF

The iShares® China Large-Cap ETF (the “FXI Fund”) seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the largest companies in the Chinese equity market that trade on the Stock Exchange of Hong Kong and are available to international investors, as measured by the FTSE China 50 Index, which comprises 50 of the largest and most actively traded eligible Chinese companies. For more information about the FTSE China 50 Index, please see “—Indices—The FTSE® China 50 Index” herein. The FXI Fund is an investment portfolio of iShares Trust. The FXI Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “FXI”. The FXI Fund’s inception date was October 5, 2004.

iShares® MSCI Emerging Markets ETF

The iShares® MSCI Emerging Markets ETF (the “EEM Fund”) seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of large- and mid-capitalization emerging market equities, as measured by the MSCI Emerging Markets Index.  For more information about the MSCI Emerging Markets Index, please see “—Indices—The MSCI Indices” herein. The EEM Fund is an investment portfolio of iShares. The EEM Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “EEM”. The EEM Fund’s inception date was April 7, 2003.

iShares® MSCI Brazil ETF

The iShares® MSCI Brazil ETF (the “EWZ Fund”) seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of large- and mid- cap equity performance in the Brazilian market and primarily consists of stocks traded on B3 (the largest Brazilian exchange), as measured by the MSCI Brazil 25/50 Index. For more information about the MSCI Brazil 25/50 Index, please see “—Indices—The MSCI 25/50 Indices” herein. The EWZ Fund is an investment portfolio of iShares. The EWZ Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “EWZ”. The EWZ Fund’s inception date was July 10, 2000.

iShares® MSCI China ETF

The iShares® MSCI China ETF (the “MCHI Fund”) seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of large- and mid-capitalization Chinese equities, covering approximately 85% of the eligible China equity universe on a free-float-adjusted basis, as measured by the MSCI China Index. For more information about the MSCI China Index, please see “—Indices—The MSCI Indices” herein. The MCHI Fund is an investment portfolio of iShares Trust. The MCHI Fund is an exchange-traded fund that trades on the Nasdaq Global Market under the ticker symbol “MCHI”. The MCHI Fund’s inception date was March 29, 2011.

iShares® MSCI EAFE ETF

The iShares® MSCI EAFE ETF (the “EFA Fund”) seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of large- and mid-capitalization equities in developed markets excluding the United States and Canada, as measured by the MSCI EAFE Index.  For more information about the MSCI EAFE Index, please see “—Indices—The MSCI Indices” herein. The EFA Fund is an investment portfolio of iShares Trust. The EFA Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “EFA”. The EFA Fund’s inception date was August 14, 2001.

iShares® MSCI Mexico ETF

The iShares® MSCI Mexico ETF (the “EWW Fund”) seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of large-, mid- and small- capitalization equity performance in the Mexican market, as measured by the MSCI Mexico IMI 25/50 Index. For more information about the MSCI Mexico IMI 25/50 Index, please see “—Indices—The MSCI 25/50 Indices” herein. The EWW Fund is an investment portfolio of iShares. The EWW Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “EWW”. The EWW Fund’s inception date was March 12, 1996.

iShares® Russell 2000 ETF

The iShares® Russell 2000 ETF (the “IWM Fund”) seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the small-capitalization sector of the U.S. equity market, as measured by the Russell 2000® Index (the “Russell 2000 Index”).  For more information about the Russell 2000 Index, please see “—Indices—The Russell 2000® Index” herein. The IWM Fund is an investment portfolio of iShares Trust. The IWM Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “IWM”. The IWM Fund’s inception date was May 22, 2000.

Investment Strategy

Each iShares ETF uses a representative sampling strategy to try to track its respective underlying index. Each iShares ETF generally invests at least 80% of its assets in securities of its underlying index and depositary receipts representing securities of such underlying index. Each such iShares ETF may invest up to 20% of its assets in other securities, including securities not in its underlying index, but which BFA believes will help the iShares ETF track the underlying index, futures contracts, options on futures contracts, other types of options and swaps related to the underlying index, as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Representative Sampling

As noted above, each iShares ETF pursues a “representative sampling” indexing strategy in attempting to track the performance of its respective underlying index.  Representative sampling means that each iShares ETF generally invests in a representative sample of securities that collectively has an investment profile similar to that of its underlying index. The securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the underlying index. Each iShares ETF may or may not hold all of the securities in its underlying index.

Correlation and Tracking Error

Each iShares ETF’s underlying index is a theoretical financial calculation, while each iShares ETF is an actual investment portfolio. The performance of each iShares ETF and its underlying index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is generally referred to as “tracking error”.

Industry Concentration Policy

Each iShares ETF will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that its underlying index is concentrated.  For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Disclaimer

The notes are not sponsored, endorsed, sold or promoted by BlackRock. BlackRock makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. BlackRock has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

iShares® Expanded Tech-Software Sector ETF

We have derived all information in this underlier supplement regarding the iShares® Expanded Tech-Software Sector ETF (the “IGV Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from the IGV Fund’s prospectus and other publicly available information.

We have not independently verified the information in the IGV Fund’s prospectus or any other publicly available information regarding the IGV Fund. Such information reflects the policies of, and is subject to change by, iShares® Trust (the “Trust”), of which the IGV Fund is a separate investment portfolio, and BlackRock Fund Advisors (“BFA”), the investment adviser to the IGV Fund and a subsidiary of BlackRock, Inc. (“BlackRock”).

The IGV Fund is an exchange-traded fund that trades on Cboe BZX Exchange, Inc. under the ticker symbol “IGV”. The IGV Fund’s inception date was July 10, 2001. The Trust’s CIK number is 0001100663. Information provided to or filed with the SEC by the Trust can be located by reference to its SEC file numbers 333-92935 and 811-09729 through the SEC’s website at sec.gov/edgar/browse/?CIK=1100663&owner=exclude

The Trust is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company.

For additional information regarding BFA, BlackRock and the IGV Fund, please see the IGV Fund’s prospectus. In addition, information about BFA and the IGV Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at ishares.com. We have not undertaken any independent review or due diligence of the SEC filings related to the IGV Fund, any information contained on the iShares® website, or of any other publicly available information about the IGV Fund. Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.

Investment Objective and Strategy

The IGV Fund seeks to track the investment results, before fees and expenses, of the S&P North American Expanded Technology Software Index™ (the “Software Index”), which is described below. The Software Index measures the performance of U.S.-traded stocks of software companies and selected companies in the interactive home entertainment and interactive media and services sub-industries in the United States and Canada, and may include large-, mid- and small-capitalization companies.

BFA uses a representative sampling indexing strategy and does not necessarily hold every component of the Software Index. BFA selects securities and other instruments that are expected to have, in the aggregate, have investment, fundamental and liquidity characteristics similar to those of the Software Index, including with respect to market capitalization, industry weightings, return variability and yield. Under normal circumstances, the IGV Fund will not invest less than 80% of the value of its net assets, plus the amount of any borrowings for investment purposes, in components of its Software Index. Investments in derivatives and other investments will be counted toward the IGV Fund’s 80% investment policy to the extent that they provide exposure to components of the Software Index or exposure to one or more market risk factors associated with such components. The Trust’s board of trustees may change this policy upon 60 days’ prior written notice to shareholders. The IGV Fund is non-diversified, and it concentrates its investments, meaning that it invests 25% or more of its total assets, in a particular industry or group of industries to approximately the same extent that the Software Index is so concentrated. The IGV Fund may lend securities representing up to one-third of the value of its total assets, including the value of any collateral received. The IGV Fund may also hold cash and cash equivalents, shares of money market funds advised by BFA or its affiliates, and securities not included in the Software Index, in each case where BFA believes doing so will assist the IGV Fund in tracking the Software Index. The IGV Fund does not seek to outperform the Software Index and does not attempt to take defensive positions under any market conditions, including declining markets.

Correlation of the IGV Fund and the Software Index

The Software Index is a theoretical financial calculation, while the IGV Fund is an actual investment portfolio. The performance of the IGV Fund and that of the Software Index will vary due to, among other things, transaction costs, the IGV Fund’s fees and expenses, cash flows into and out of the IGV Fund, the composition of the IGV Fund’s portfolio, and regulatory and operational requirements and restrictions that apply to the IGV Fund but not to the Software Index. Differences in the timing and method by which the IGV Fund’s portfolio securities are valued may also affect the correlation between them. Any correlation of less than 100% is generally referred to as “tracking error”.

Disclaimer

The notes are not sponsored, endorsed, sold or promoted by BlackRock. BlackRock makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. BlackRock has no obligation or liability in connection with the operation, marketing, trading or sale of the notes

The S&P North American Expanded Technology Software Index™

All information contained in this underlier supplement regarding the Software Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P Dow Jones Indices”). The Software Index is calculated, maintained and published by S&P Dow Jones Indices. S&P Dow Jones Indices has no obligation to continue to publish, and may discontinue the publication of, the Software Index. The Software Index is reported by Bloomberg L.P. under the ticker symbol “SPNASEUP”.

Additional information regarding the Software Index, including information about its component stocks and their weightings, may be obtained at the following website: spglobal.com/spdji/en/indices/equity/sp-north-american-expanded-technology-software-index-custom/

The Software Index is weighted by float-adjusted market capitalization, subject to the diversification requirements described below, that is designed to measure the performance of U.S.-traded securities in the Global Industry Classification Standard (“GICS”) application software, systems software sub-industries and home entertainment software, as well as applicable Supplementary Stocks.

Software Index Composition and Construction

The Software Index is comprised of the constituents of the S&P North American Technology Software Index™ (the “Parent Index”) and eligible “Supplementary Stocks” (as defined below). S&P Dow Jones Indices assigns constituents to the Parent Index based on the constituent’s classification under GICS. The Parent Index is a modified market capitalization-weighted index that measures the performance of the GICS application software and systems software sub-industries.

The Supplementary Stocks are Electronic Arts, Snap, Inc. and Take-Two Interactive Software. If a Supplementary Stock is not included in the list of eligible GICS classifications but otherwise meets all eligibility criteria of the Parent Index, it will be included in the Software Index. For information about the eligibility criteria of the Parent Index, please see “Parent Index Eligibility Criteria” below.

Parent Index Eligibility Criteria

To be eligible for inclusion in the Parent Index, the company must be a member of either the S&P Total Market Index (the “S&P TMI”) or the S&P/TSX Composite Index (the “S&P TSX”).

●The S&P TMI offers broad market exposure to companies of all market capitalizations, including all U.S. common equities with a primary listing on the New York Stock Exchange, NYSE Arca, NYSE American, Nasdaq Global Select Market, Nasdaq Select Market, Nasdaq Capital Market, Cboe BZX, Cboe BYX, Cboe EDGA or Cboe EDGX exchanges. Only U.S. companies are eligible for inclusion in the S&P TMI.

●The S&P TSX is a broad market measure for the Canadian equity markets and includes common stocks and income trust units. Canadian companies included in the S&P TSX must meet minimum market capitalization requirements based on their volume weighted average prices on the Toronto Stock Exchange.

Other eligibility criteria include:

●Market Capitalization. A company must have a total market capitalization above the sector capitalization cutoff of US$1.4 billion as of the rebalancing reference date to be added to the Parent Index. Current constituents of the Parent Index with a total market capitalization below 50% of the sector capitalization cutoff are removed.

●Liquidity. Stocks must have a liquidity ratio greater than 30% (current constituents must have a minimum of 15%). The liquidity ratio is defined as the annualized dollar value traded over the previous six months divided by the average total market capitalization over the previous six months. The length of time to evaluate liquidity is reduced to the available trading period for initial public offerings or spin-offs that do not have six months of trading history. If a stock has been trading for fewer than six calendar months, the stock’s average daily share volume for its entire trading history is used to calculate its liquidity ratio. Current constituents of the Parent Index with a liquidity ratio less than 15%, based on annualized dollar value traded for the prior six calendar months, are removed.

●Public Float. Companies with a public float below 20% are not eligible (or 10% for current constituents of the Parent Index).

●Exchange Listing. The company’s stock must trade on the New York Stock Exchange, The Nasdaq Stock Market or Cboe. Only actual common shares outstanding are eligible for inclusion. Canadian companies with common shares listed on the above exchanges are eligible for inclusion, but American Depositary Receipts are not eligible.

●Sector Classification. Companies must be classified under the GICS application software or systems software sub-industries.

●Minimum Constituent Count. At each quarterly rebalancing, if the constituent count is less than 22 after applying the rules set forth in the eligibility criteria, the market capitalization requirement is relaxed so that the next largest non-constituent in the eligible universe is added until the constituent count reaches 22. A buffer is applied such that a stock being added must have a float-adjusted market capitalization greater than 1.2 times the float-adjusted market capitalization of the stock it is replacing.

●Multiple Classes of Stock. All publicly listed multiple share class lines are eligible for inclusion in the Parent Index, subject to meeting the eligibility criteria.

Additions and Deletions to the Software Index

Additions to the Parent Index are added to the Software Index simultaneously. With the exception of the Supplementary Stocks, constituents removed from the Parent Index are removed from the Software Index simultaneously. If a Supplementary Stock is removed from the S&P TMI, it is removed from the Software Index simultaneously.

Software Index Capping Methodology

Weight capping is applied quarterly, after the market close on the third Friday of March, June, September and December, using the following procedures:

1.Constituents’ index shares are calculated using closing prices on the Wednesday prior to the second Friday of the rebalancing month as the reference price.

2.With prices reflected on the rebalancing reference date, and membership, shares outstanding and investable weight factors as of the rebalancing effective date, each company is weighted by float-adjusted market capitalization.

3.If any company’s weight exceeds 8.5%, that company’s weight is capped at the maximum level and all excess weight is proportionally redistributed to all uncapped companies within the Software Index. If, after this redistribution, any company breaches the weight cap, the process is repeated iteratively until no company breaches the company capping rule.

4.The aggregate weight of the companies in the Software Index with a weight greater than 4.5% cannot exceed 45%. These caps are set to allow for a buffer below the respective 5% and 50% limits.

5.If the rule in paragraph 4 is breached, all the companies are ranked in descending order of their weights and the company with the lowest weight that causes the 45% limit to be breached is reduced either until the rule in paragraph 4 is satisfied or its individual weight falls to 4.5%.

6.This excess weight is proportionally redistributed to all companies with weights below 4.5%. Any stock that receives weight cannot breach the 4.5% cap. This process is repeated iteratively until paragraph 4 is satisfied or until all stocks are greater than or equal to 4.5%.

Calculation, Maintenance and Governance of the Software Index

Membership in the Software Index is reviewed semi-annually, effective after the market close on the third Friday of June and December. The reconstitution reference date is after the market close of the last trading date of the previous month.

iShares® Silver Trust

We have derived all information in this underlier supplement regarding the iShares® Silver Trust (the “SLV Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from the SLV Fund’s prospectus and other publicly available information.

We have not independently verified the information in the SLV Fund’s prospectus or any other publicly available information regarding the SLV Fund.  Such information reflects the policies of, and is subject to change by, iShares® Delaware Trust Sponsor LLC (“iShares”), the sponsor of the SLV Fund, a Delaware limited liability company and indirect subsidiary of BlackRock, Inc. (“BlackRock”).

The SLV Fund is an exchange-traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “SLV”. The SLV Fund’s inception date was April 21, 2006. The SLV Fund’s CIK number is 0001330568. Information provided to or filed with the SEC by the SLV Fund can be located by reference to its SEC file numbers 333-239613 and 001-32863 through the SEC’s website at sec.gov/edgar/browse/?CIK=1330568&owner=exclude

The SLV Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. In addition, the SLV Fund is not a commodity pool within the meaning of the Commodity Exchange Act of 1936, as amended, and is not subject to regulation thereunder.

For additional information regarding iShares, BlackRock and the SLV Fund, please see the SLV Fund’s prospectus.  In addition, information about iShares and the SLV Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at ishares.com.  We have not undertaken any independent review or due diligence of the SEC filings related to the SLV Fund, any information contained on the iShares® website, or of any other publicly available information about the SLV Fund. Information contained on the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.

Investment Objective and Strategy

The SLV Fund is a grantor trust designed to reflect generally the performance of the price of silver, before payment of the SLV Fund’s expenses and liabilities. The SLV Fund holds silver bars and issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The SLV Fund issues shares only in baskets of 50,000 or integral multiples thereof. The SLV Fund determines net asset value as soon as practicable on each business day, using that day’s LBMA Silver Price (or the applicable fallback) and deducting accrued liabilities from total assets. The SLV Fund is not actively managed.

Disclaimer

The notes are not sponsored, endorsed, sold or promoted by BlackRock. BlackRock makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes.

Invesco QQQ TrustSM, Series 1

We have derived all information in this underlier supplement regarding the Invesco QQQ TrustSM, Series 1 (the “QQQ Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from the QQQ Fund’s prospectus and other publicly available information.

We have not independently verified the information in the QQQ Fund’s prospectus or any other publicly available information regarding the QQQ Fund.  Such information reflects the policies of, and is subject to change by, Invesco Capital Management LLC (“Invesco”), the investment advisor to the QQQ Fund.

The QQQ Fund is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The QQQ Fund is an exchange-traded fund that trades on the Nasdaq Stock Market under the ticker symbol “QQQ”. The QQQ Fund’s inception date was March 10, 1999. The QQQ Fund’s CIK number is 0001067839. Information provided to or filed with the SEC regarding the QQQ Fund can be located by reference to its SEC file numbers 333-61001 and 811-08947 through the SEC’s website at sec.gov/edgar/browse/?CIK=1067839&owner=exclude

For additional information regarding Invesco and the QQQ Fund, please see the QQQ Fund’s prospectus.  In addition, information about Invesco and the QQQ Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Invesco website at invesco.com.  We have not undertaken any independent review or due diligence of the SEC filings related to the QQQ Fund, any information contained on the Invesco website, or of any other publicly available information about the QQQ Fund.  Information contained on the Invesco website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.

Investment Objective and Strategy

The QQQ Fund seeks to track the investment results, before fees and expenses, of the Nasdaq-100 Index® (the “Nasdaq 100 Index”). The QQQ Fund holds all of the stocks in the Nasdaq 100 Index and is not actively managed by traditional methods, which typically involve effecting changes in the holdings of securities on the basis of judgments made relating to economic, financial and market considerations. To maintain the correspondence between the composition and weights of the securities held by the QQQ Fund and the components of the Nasdaq 100 Index, Invesco adjusts the holdings of the QQQ Fund from time to time to conform to periodic changes in the identity and/or relative weightings of the constituents of the Nasdaq 100 Index.

The Nasdaq 100 Index includes securities of 100 of the largest domestic and international non-financial companies listed on the Nasdaq Stock Market based on market capitalization. For more information about the Nasdaq-100 Index, please see “—Indices—The Nasdaq-100® Index” herein.

Correlation and Tracking Error

The Nasdaq 100 Index is a theoretical financial calculation, while the QQQ Fund is an actual investment portfolio. The performance of the QQQ Fund and the Nasdaq 100 Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is generally referred to as “tracking error”.

Disclaimer

The notes are not sponsored, endorsed, sold or promoted by Invesco. Invesco makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. Invesco has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

Invesco S&P 500® Equal Weight ETF

We have derived all information in this underlier supplement regarding the Invesco S&P 500® Equal Weight ETF (the “RSP Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from the RSP Fund’s prospectus and other publicly available information.

We have not independently verified the information in the RSP Fund’s prospectus or any other publicly available information regarding the RSP Fund.  Such information reflects the policies of, and is subject to change by, Invesco Capital Management LLC (“Invesco”), the investment advisor to the RSP Fund.

The RSP Fund is a separate investment portfolio of Invesco Exchange-Traded Fund Trust, an investment company registered under the Investment Company Act of 1940, as amended. The RSP Fund is an exchange-traded fund that trades on NYSE Arca under the ticker symbol “RSP”. The RSP Fund’s inception date was April 24, 2003. Information provided to or filed with the SEC regarding the RSP Fund can be located by reference to its SEC file numbers 333-102228 and 811-21265 and CIK number 0001209466 through the SEC’s website at sec.gov/edgar/browse/?CIK=1209466&owner=exclude

For additional information regarding Invesco and the RSP Fund, please see the RSP Fund’s prospectus.  In addition, information about Invesco and the RSP Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Invesco website at invesco.com.  We have not undertaken any independent review or due diligence of the SEC filings related to the RSP Fund, any information contained on the Invesco website, or of any other publicly available information about the RSP Fund.  Information contained on the Invesco website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.

Investment Objective and Strategy

The RSP Fund seeks to track the investment results (before fees and expenses) of the S&P 500® Equal Weight Index (the “S&P 500 Equal Weight Index”). The S&P 500 Equal Weight Index is an equal-weighted version of the S&P 500® Index, which is intended to provide a benchmark for the large-capitalization U.S. equity markets. Unlike the S&P 500® Index, which employs a float-adjusted market capitalization weighted methodology, the S&P 500 Equal Weight Index assigns each constituent an equal weight at each quarterly rebalance; where a company has multiple share classes, its weight is apportioned among them in proportion to their float-adjusted market capitalizations. The RSP Fund employs a “full replication” methodology in seeking to track the S&P 500 Equal Weight Index, meaning that the RSP Fund generally invests in all of the securities comprising the S&P 500 Equal Weight Index in proportion to their weightings in the S&P 500 Equal Weight Index. The RSP Fund generally will invest at least 90% of its total assets in the securities that comprise the S&P 500 Equal Weight Index.

For more information about the S&P 500 Equal Weight Index, please see “—Indices— The S&P 500® Equal Weight Index” herein.

Correlation and Tracking Error

The S&P 500 Equal Weight Index is a theoretical financial calculation, while the RSP Fund is an actual investment portfolio. The performance of the RSP Fund and the S&P 500 Equal Weight Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is generally referred to as “tracking error”.

Disclaimer

The notes are not sponsored, endorsed, sold or promoted by Invesco. Invesco makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. Invesco has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

KraneShares CSI China Internet ETF

We have derived all information in this underlier supplement regarding the KraneShares CSI China Internet ETF (the “KWEB Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from the KWEB Fund’s prospectus and other publicly available information.

We have not independently verified the information in the KWEB Fund’s prospectus or any other publicly available information regarding the KWEB Fund. Such information reflects the policies of, and is subject to change by, Krane Funds Advisors, LLC (“Krane Funds”), the investment advisor to the KWEB Fund and KraneShares Trust (the “Trust”).

The KWEB Fund is a separate investment portfolio of the Trust, an investment company registered under the Investment Company Act of 1940, as amended. The KWEB Fund is an exchange-traded fund that trades on NYSE Arca, Inc. under the ticker symbol “KWEB”. The KWEB Fund’s inception date was July 31, 2013. The Trust’s CIK number is 0001547576. Information provided to or filed with the SEC regarding the KWEB Fund can be located by reference to SEC file numbers 333-180870 and 811-22698 through the SEC’s website at sec.gov/edgar/browse/?CIK=1547576&owner=exclude

For additional information regarding the KWEB Fund, please see the KWEB Fund’s prospectus. In addition, information about the KWEB Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the Krane Funds website at kraneshares.com/kweb/. We have not undertaken any independent review or due diligence of the SEC filings related to the KWEB Fund, any information contained on the Krane Funds website, or of any other publicly available information about the KWEB Fund. Information contained on the Krane Funds website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.

Investment Objective and Strategy

The KWEB Fund expects to replicate (or hold all components of) the CSI Overseas China Internet Index, but the KWEB Fund reserves the right to use representative sampling to track the CSI Overseas China Internet Index. “Representative sampling” is an indexing strategy that involves investing in a representative sample of the securities included in the CSI Overseas China Internet Index that Krane Funds determines to collectively have an investment profile similar to that of the CSI Overseas China Internet Index. The CSI Overseas China Internet Index is designed to measure the performance of publicly traded China-based companies whose primary business or businesses are in the internet and internet-related sectors (together, “China Internet Companies”), and are listed outside of Mainland China, as determined by the sponsor of the CSI Overseas China Internet Index, China Securities Index Co., Ltd. (“CSI”). CSI treats China-based companies as including companies that (i) are incorporated in mainland China, (ii) have their headquarters in mainland China, or (iii) derive at least 50% of their revenue from goods produced or sold, or services performed, in mainland China. China Internet Companies include, but are not limited to, companies that develop and market internet software and/or provide internet services, manufacture home entertainment software and educational software for home use; provide retail or commercial services primarily through the internet; develop and market mobile Internet software and/or provide mobile Internet services; and supply digital infrastructure for intelligent internet technologies, including computing, data, models, cloud, data centers, semiconductors and application support. CSI then removes all securities that had a daily average trading value of less than $3 million or a daily average market capitalization of less than $2 billion, each measured during the prior year. Constituents of the CSI Overseas China Internet Index are ranked by free-float market capitalization in U.S. dollars and then weighted so that no constituent weight exceeds 10% and the combined weight of the five largest constituents does not exceed 40% at each rebalance. The index is rebalanced and reconstituted semi-annually. The KWEB Fund is non-diversified. To the extent the CSI Overseas China Internet Index is concentrated in a particular industry, the KWEB Fund is expected to be concentrated in that industry.

Under normal circumstances, the KWEB Fund will invest at least 80% of its net assets, plus borrowings for investment purposes, in instruments included in the CSI Overseas China Internet Index or in instruments that have economic characteristics similar to those included in the CSI Overseas China Internet Index. The KWEB Fund may invest up to 20% of its assets in other securities, including securities not in the CSI Overseas China Internet Index, but which Krane Funds believes will help track the CSI Overseas China Internet Index, and in other investments, including futures contracts, options on futures contracts, other types of options and swaps related to the CSI Overseas China Internet Index, as well as cash and cash equivalents, including shares of money market funds advised by Krane Funds or its affiliates.

Correlation and Tracking Error

The CSI Overseas China Internet Index is a theoretical financial calculation, while the KWEB Fund is an actual investment portfolio. The performance of the KWEB Fund and the CSI Overseas China Internet Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. The KWEB Fund’s performance may not match or correlate with the performance of the CSI Overseas China Internet Index, resulting in tracking error.

Disclaimer

The notes are not sponsored, endorsed, sold or promoted by Krane Funds or any of its affiliates. Neither Krane Funds nor any of its affiliates makes any representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. Neither Krane Funds nor any of its affiliates has any obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The State Street® Select Sector SPDR® ETFs

All information in this underlier supplement regarding the State Street® Select Sector SPDR® ETFs listed below (each, a “Select Sector Fund” and collectively, the “Select Sector Funds”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from each of the Select Sector Fund’s prospectus and other publicly available information.

We have not independently verified the information in the Select Sector Funds’ prospectus or any other publicly available information regarding the Select Sector Funds.  Such information reflects the policies of, and is subject to change by, the Select Sector SPDR® Trust (the “Select Sector Trust”) and SSGA Funds Management, Inc. (“SSGA FM”), the investment advisor to the Select Sector Funds.

Each Select Sector Fund is a separate investment portfolio of the Select Sector Trust, an investment company registered under the Investment Company Act of 1940, as amended, and an exchange-traded fund that trades on NYSE Arca, Inc. under the ticker symbol listed in the table below. The inception date of each Select Sector Fund is also set forth in the table below. The Select Sector Trust’s CIK number is 0001064641. Information filed by the Select Sector Trust with the SEC can be found by reference to its SEC file numbers 333-57791 and 811-08837 through the SEC’s website at sec.gov/edgar/browse/?CIK=1064641&owner=exclude

For additional information regarding the Select Sector Funds, please see the Select Sector Funds’ prospectus.  In addition, information about the Select Sector Funds may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the State Street Investment Management (“SSGA”) website at ssga.com.  We have not undertaken any independent review or due diligence of the SEC filings related to the Select Sector Funds, any information contained on SSGA’s website, or of any other publicly available information about the Select Sector Funds.  Information contained on the SSGA website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.

Investment Objective and Strategy

Each Select Sector Fund seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies included in an index (each, a “Select Sector Index” and collectively, the “Select Sector Indices”). Each Select Sector Index is comprised of securities of companies in a particular industry sector (represented by the Global Industry Classification Standard, or “GICS”) that are members of the S&P 500® Index. For more information about the Select Sector Indices, please see “—Indices—The Select Sector Indices” herein.

The Select Sector Funds and their respective underlying Select Sector Indices are shown in the following table:

Select Sector Fund	Select Sector Index of the S&P® 500 Index	Ticker Symbol of Select Sector Fund	Inception Date
State Street® Communication Services Select Sector SPDR® ETF	Communication Services Select Sector Index	XLC	June 18, 2018
State Street® Consumer Discretionary Select Sector SPDR® ETF	Consumer Discretionary Select Sector Index	XLY	December 16, 1998
State Street® Consumer Staples Select Sector SPDR® ETF	Consumer Staples Select Sector Index	XLP	December 16, 1998
State Street® Energy Select Sector SPDR® ETF	Energy Select Sector Index	XLE	December 16, 1998
State Street® Financial Select Sector SPDR® ETF	Financial Select Sector Index	XLF	December 16, 1998
State Street® Health Care Select Sector SPDR® ETF	Health Care Select Sector Index	XLV	December 16, 1998
State Street® Industrial Select Sector SPDR® ETF	Industrial Select Sector Index	XLI	December 16, 1998
State Street® Materials Select Sector SPDR® ETF	Materials Select Sector Index	XLB	December 16, 1998
State Street® Real Estate Select Sector SPDR® ETF	Real Estate Select Sector Index	XLRE	October 7, 2015
State Street® Technology Select Sector SPDR® ETF	Technology Select Sector Index	XLK	December 16, 1998
State Street® Utilities Select Sector SPDR® ETF	Utilities Select Sector Index	XLU	December 16, 1998

In seeking to track the performance of the relevant Select Sector Index, each Select Sector Fund employs a replication strategy, which means that each Select Sector Fund typically invests in substantially all of the securities represented in the relevant Select Sector Index in approximately the same proportions as that Select Sector Index. However, under various circumstances, it may not be possible or practical to purchase all of the securities in the relevant Select Sector Index, or amounts of those securities in proportion to their weighting in that Select Sector Index. Under these circumstances, SSGA FM intends to employ a sampling strategy in managing the relevant Select Sector Fund. Sampling means that SSGA FM will use quantitative analysis to select securities, including securities in the relevant Select Sector Index, outside of the relevant Select Sector Index and derivatives that have a similar investment profile as the relevant Select Sector Index in terms of key risk factors, performance attributes and other economic characteristics. These include industry weightings, market capitalization and other financial characteristics of securities.

Correlation and Tracking Error

The Select Sector Indices are theoretical financial calculations, while the Select Sector Funds are actual investment portfolios. The performance of a Select Sector Fund and the relevant Select Sector Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is generally referred to as “tracking error”.

Disclaimer

The notes are not sponsored, endorsed, sold or promoted by SSGA. SSGA makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. SSGA has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

State Street® SPDR® S&P 500® ETF Trust

We have derived all information in this underlier supplement regarding the State Street® SPDR® S&P 500® ETF Trust (the “SPY Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from the SPY Fund’s prospectus and other publicly available information.

We have not independently verified the information in the SPY Fund’s prospectus or any other publicly available information regarding the SPY Fund.  Such information reflects the policies of, and is subject to change by, PDR Services LLC, the sponsor of the SPY Fund and State Street Global Advisors Trust Company, the trustee of the SPY Fund (the “Trustee”).

The SPY Fund is an exchange-traded fund that trades on NYSE Arca, Inc. under the ticker symbol “SPY”. The SPY Fund’s inception date was January 22, 1993. The SPY Fund’s CIK number is 0000884394. Information provided to or filed with the SEC regarding the SPY Fund can be located by reference to SEC file numbers 033-46080 and 811-06125 through the SEC’s website at sec.gov/edgar/browse/?CIK=884394&owner=exclude

For additional information regarding the SPY Fund, please see the SPY Fund’s prospectus.  In addition, information about the SPY Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the State Street Investment Management (“SSGA”) website at ssga.com.  We have not undertaken any independent review or due diligence of the SEC filings related to the SPY Fund, any information contained on the SSGA website, or of any other publicly available information about the SPY Fund.  Information contained on the SSGA website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.

Investment Objective and Strategy

The SPY Fund is a unit investment trust registered under the Investment Company Act of 1940, as amended, that issues securities called “trust units” or “units” of the SPY Fund, each of which represents a fractional undivided ownership interest in the SPY Fund. The SPY Fund is designed to generally correspond to the price and yield performance, before expenses, of the S&P 500® Index (the “S&P 500 Index”). The Trustee adjusts, on a nondiscretionary basis, the composition of the portfolio of stocks held by the SPY Fund to conform to changes in the composition and/or weighting structure of the S&P 500 Index. Although the SPY Fund may at any time fail to own certain securities included in the S&P 500 Index, the SPY Fund generally will be substantially invested in the components of the S&P 500 Index.

The S&P 500 Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the S&P 500 Index, please see “—Indices—The S&P 500® Index” herein.

Correlation and Tracking Error

The S&P 500 Index is a theoretical financial calculation, while the SPY Fund is an actual investment portfolio. The performance of the SPY Fund and the S&P 500 Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is generally referred to as “tracking error”.

Disclaimer

The notes are not sponsored, endorsed, sold or promoted by SSGA or any of its affiliates. Neither SSGA nor any of its affiliates makes any representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. Neither SSGA nor any of its affiliates has any obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The State Street® SPDR® S&P® Industry ETFs

All information in this underlier supplement regarding the State Street® SPDR® S&P® Industry ETFs listed below (each, an “Industry Fund” and collectively, the “Industry Funds”), including, without limitation, their make-up, method of calculation and changes in their components, has been derived from each Industry Fund’s prospectus and other publicly available information.

We have not independently verified the information in the Industry Funds’ prospectus or any other publicly available information regarding the Industry Funds. Such information reflects the policies of, and is subject to change by, SPDR® Series Trust (the “Industry Trust”) and SSGA Funds Management, Inc. (“SSGA FM”), the investment advisor to the Industry Funds.

Each Industry Fund is a separate investment portfolio of the Industry Trust, a registered investment company, and an exchange-traded fund that trades on NYSE Arca, Inc. under the ticker symbol listed in the table below. The inception date of each Industry Fund is also set forth in the table below. The Industry Trust’s CIK number is 0001064642. Information filed by the Industry Trust with the SEC can be found by reference to its SEC file numbers 333-57793 and 811-08839 through the SEC’s website at sec.gov/edgar/browse/?CIK=1064642&owner=exclude

For additional information regarding the Industry Funds, please see the Industry Funds’ prospectus. In addition, information about the Industry Funds may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the State Street Investment Management website at ssga.com. We have not undertaken any independent review or due diligence of the SEC filings related to the Industry Funds, any information contained on that website, or any other publicly available information about the Industry Funds. Information contained on that website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.

Investment Objective and Strategy

Each Industry Fund seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of an index that tracks a particular industry or group of industries (each, a “Select Industry Index” and collectively, the “Select Industry Indices”). The companies included in each Select Industry Index are selected from the S&P Total Market Index on the basis of their GICS® classifications and liquidity and market capitalization requirements.

For more information about the Select Industry Indices, please see “—Indices—The S&P Select Industry Indices” herein.

The Industry Funds and their respective underlying Select Industry Indices are shown in the following table:

Industry Fund	Select Industry Index	Ticker Symbol	Inception Date
State Street® SPDR® S&P® Bank ETF	S&P® Banks Select Industry Index	KBE	November 8, 2005
State Street® SPDR® S&P® Biotech ETF	S&P® Biotechnology Select Industry Index	XBI	January 31, 2006
State Street® SPDR® S&P® Homebuilders ETF	S&P® Homebuilders Select Industry Index	XHB	January 31, 2006
State Street® SPDR® S&P® Metals & Mining ETF	S&P® Metals & Mining Select Industry Index	XME	June 19, 2006
State Street® SPDR® S&P® Oil & Gas Exploration & Production ETF	S&P® Oil & Gas Exploration & Production Select Industry Index	XOP	June 19, 2006
State Street® SPDR® S&P® Regional Banking ETF	S&P® Regional Banks Select Industry Index	KRE	June 19, 2006

Industry Fund	Select Industry Index	Ticker Symbol	Inception Date
State Street® SPDR® S&P® Retail ETF	S&P® Retail Select Industry Index	XRT	June 19, 2006

In seeking to track the performance of the relevant Select Industry Index, each Industry Fund employs a “sampling” strategy, which means that the Industry Fund is not required to purchase all of the securities represented in the relevant Select Industry Index. Instead, each Industry Fund may purchase a subset of the securities in the relevant Select Industry Index in an effort to hold a portfolio of securities with generally the same risk and return characteristics as the relevant Select Industry Index. The quantity of holdings in each Industry Fund will be based on a number of factors, including asset size of that Industry Fund. Based on its analysis of these factors, SSGA FM may invest each Industry Fund’s assets in a subset of securities in the relevant Select Industry Index or may invest that Industry Fund’s assets in substantially all of the securities represented in the relevant Select Industry Index in approximately the same proportions as the relevant Select Industry Index, as determined by SSGA FM to be in the best interest of that Industry Fund in pursuing its objective.

Correlation and Tracking Error

While SSGA FM seeks to track the performance of the relevant Select Industry Index (i.e., achieve a high degree of correlation with the relevant Select Industry Index), an Industry Fund’s return may not match the return of the relevant Select Industry Index for a number of reasons. For example, the return on the sample of securities purchased by an Industry Fund (or the return on securities not included in the relevant Select Industry Index) may not correlate precisely with the return of that Select Industry Index. Each Industry Fund incurs a number of operating expenses not applicable to the relevant Select Industry Index and may incur costs in buying and selling securities. In addition, an Industry Fund may not be fully invested at times, generally as a result of cash flows into or out of that Industry Fund or reserves of cash held by that Industry Fund to meet redemptions. SSGA FM may attempt to track the relevant Select Industry Index’s return by investing in fewer than all of the securities in that Select Industry Index, or in some securities not included in that Select Industry Index, potentially increasing the risk of divergence between an Industry Fund’s return and that of the relevant Select Industry Index. Changes in the composition of the relevant Select Industry Index and regulatory requirements also may impact an Industry Fund’s ability to match the return of the relevant Select Industry Index. SSGA FM may apply one or more “screens” or investment techniques to refine or limit the number or types of issuers included in the relevant Select Industry Index in which an Industry Fund may invest. Application of such screens or techniques may result in investment performance below that of the relevant Select Industry Index and may not produce results expected by SSGA FM. Index tracking risk may be heightened during times of increased market volatility or other unusual market conditions.

Disclaimer

The notes are not sponsored, endorsed, sold or promoted by SSGA FM or any of its affiliates. Neither SSGA FM nor any of its affiliates makes any representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. Neither SSGA FM nor any of its affiliates has any obligation or liability in connection with the operation, marketing, trading or sale of the notes.

SPDR® Gold Shares

We have derived all information in this underlier supplement regarding the SPDR® Gold Shares (the “GLD Shares”) from the prospectus for the SPDR® Gold Trust (the “GLD Fund”) and other publicly available information.

We have not independently verified the information in the GLD Fund’s prospectus or any other publicly available information regarding the GLD Fund.  Such information reflects the policies of, and is subject to change by, World Gold Trust Services, LLC, the sponsor of the GLD Fund. BNY Mellon Asset Servicing, a division of The Bank of New York Mellon, is the trustee of the GLD Fund (the “Trustee”), HSBC Bank plc and JPMorgan Chase Bank, N.A. are the custodians of the GLD Fund, and State Street Global Advisors Funds Distributors, LLC is the marketing agent of the GLD Fund.

The GLD Fund is an exchange-traded fund that trades on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “GLD”. The GLD Fund’s inception date was November 18, 2004. The GLD Fund’s CIK number is 0001222333. Information provided to or filed with the SEC regarding the GLD Fund can be located by reference to its SEC file numbers 333-238478 and 001-32356 through the SEC’s website at sec.gov/edgar/browse/?CIK=1222333&owner=exclude

For additional information regarding the GLD Fund, please see the GLD Fund’s prospectus.  In addition, information about the GLD Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the State Street Investment Management (“SSGA”) website at ssga.com. We have not undertaken any independent review or due diligence of the SEC filings related to the GLD Fund, any information contained on the SSGA website, or of any other publicly available information about the GLD Fund.  Information contained on the SSGA website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.

Investment Objective and Strategy

The GLD Shares are issued by the GLD Fund and represent units of fractional undivided beneficial interest in and ownership of the GLD Fund. The investment objective of the GLD Fund is to reflect the performance of the price of gold bullion, less the GLD Fund’s expenses. The Trustee determines the net asset value of the GLD Fund on each day that the NYSE Arca is open for regular trading at the earlier of (i) announcement of that day’s LBMA Gold Price PM, or (ii) 12:00 PM New York time. The LBMA Gold Price PM is determined by participants in a physically settled, electronic and tradable auction.

Disclaimer

The notes are not sponsored, endorsed, sold or promoted by SSGA or any of its affiliates. Neither SSGA nor any of its affiliates makes any representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. Neither SSGA nor any of its affiliates has any obligation or liability in connection with the operation, marketing, trading or sale of the notes.

VanEck® Gold Miners ETF

We have derived all information in this underlier supplement regarding the VanEck® Gold Miners ETF (the “GDX Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from the GDX Fund’s prospectus and other publicly available information.

We have not independently verified the information in the GDX Fund’s prospectus or any other publicly available information regarding the GDX Fund.  Such information reflects the policies of, and is subject to change by, VanEck® ETF Trust (the “Trust”) and Van Eck Associates Corporation (“VanEck”).

The GDX Fund is a separate investment portfolio of the Trust, an investment company registered under the Investment Company Act of 1940, as amended. VanEck is the investment adviser to the GDX Fund. The GDX Fund is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol “GDX”. The GDX Fund’s inception date was May 16, 2006. The Trust’s CIK number is 0001137360. Information provided to or filed with the SEC regarding the GDX Fund can be located by reference to SEC file numbers 333-123257 and 811-10325 through the SEC’s website at sec.gov/edgar/browse/?CIK=1137360&owner=exclude

For additional information regarding VanEck, the Trust and the GDX Fund, please see the GDX Fund’s prospectus.  In addition, information about VanEck, the Trust and the GDX Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the VanEck website at vaneck.com.  We have not undertaken any independent review or due diligence of the SEC filings related to the GDX Fund, any information contained on the VanEck website, or of any other publicly available information about the GDX Fund.  Information contained on the VanEck website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.

Investment Objective and Strategy

The GDX Fund seeks to track the investment results, before fees and expenses, of companies in the MarketVector™ Global Gold Miners Index (the “Global Gold Miners Index”). For more information about the Global Gold Miners Index and its sponsor, MarketVector Indexes GmbH (“MVIS”), please see “The Global Gold Miners Index” below.

The GDX Fund uses a passive indexing strategy to try to track the Global Gold Miners Index. The GDX Fund generally invests at least 80% of its assets in securities comprising the Global Gold Miners Index.

Passive Indexing

As noted above, the GDX Fund pursues a passive indexing strategy in attempting to track the performance of the Global Gold Miners Index, which means that the GDX Fund attempts to approximate the investment performance of the Global Gold Miners Index by investing in a portfolio that generally replicates the Global Gold Miners Index. The GDX Fund may or may not hold all of the securities in the Global Gold Miners Index.

Correlation and Tracking Error

The Global Gold Miners Index is a theoretical financial calculation, while the GDX Fund is an actual investment portfolio. The performance of the GDX Fund and the Global Gold Miners Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is generally referred to as “tracking error”.

Disclaimer

The notes are not sponsored, endorsed, sold or promoted by VanEck. VanEck makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. VanEck has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The Global Gold Miners Index

All information in this document regarding the Global Gold Miners Index, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, MVIS, the index administrator. Neither we nor any of our affiliates has undertaken any independent review or due diligence of such information. The Global Gold Miners Index is administered by MVIS and calculated by Solactive AG (“Solactive”).

The Global Gold Miners Index is a float-adjusted modified market capitalization-weighted index that tracks the performance of companies involved primarily in the gold and silver mining industry. The Global Gold Miners Index includes common stocks, ADRs and GDRs of selected companies that are involved primarily in mining for gold or silver ore and that are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. Generally, this will include exchanges in most developed markets and major emerging markets, and will include companies that are cross-listed, e.g., both U.S. and Canadian listings. The Global Gold Miners Index includes companies that derive at least 50% (25% for current Index components) of their revenues from gold and/or silver mining/royalties/streaming or have at least 50% (25% for current Index components) of their mineral resources related to gold. The weight of companies with less than 50% exposure to gold-related activities will not exceed 20% of the Index at rebalance.

Only companies that have a market capitalization of greater than $150 million as of the end of the month prior to the month in which a rebalancing date occurs that have an average monthly trading volume of at least 250,000 shares over the past six months and an average daily value traded of at least $1 million are eligible for inclusion in the Global Gold Miners Index.

MVIS may exercise discretion in addressing unreliable or conflicting input data, extraordinary events or circumstances not covered by the index rules. Any resulting changes to data or index composition must be reasonable, appropriate and consistent with the index’s scope and objective, taking into account the interests of index users, investors in related products and market integrity.

The Global Gold Miners Index was assigned a base date of April 30, 2006 and a base value of 1,000.00.

Calculation of the Global Gold Miners Index

The Global Gold Miners Index is calculated using modified float-adjusted market cap weighting strategy. The Global Gold Miners Index is weighted based on the float-adjusted market capitalization of each of the component securities, modified to conform to the asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the Global Gold Miners Index and described below as Diversification Rule 1 and Diversification Rule 2.

The Global Gold Miners Index is reviewed quarterly so that the Global Gold Miners Index components continue to represent the index’s objective of measuring the performance of highly capitalized companies in the gold and silver mining industries. MVIS may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, in the event of certain corporate actions or if, in MVIS's discretion, such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Global Gold Miners Index. Changes to the Global Gold Miners Index compositions and/or the component share weights in the Global Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

At the time of the quarterly rebalance, the weights for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures.

●Diversification Rule 1: If any component stock exceeds 20% of the total value of the Global Gold Miners Index, then all stocks greater than 20% of the Global Gold Miners Index are reduced to represent 20% of the value of the Global Gold Miners Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated. If there is no component stock over 20% of the total value of the Global Gold Miners Index to start, then this Diversification Rule 1 is not executed.

●Diversification Rule 2: All components with more than 50% exposure to gold-related activities outlined that exceed 4.5% in weight but at least the largest five and at the maximum the largest 9 of these components are grouped together ( “Large-Weights”). All other components are grouped together as well (“Small-Weights”). If the aggregated weighting of all components in Large-Weight exceeds 45%, then a capping factor is calculated to bring the weighting down to 45% - at the same time a second capping factor for the Small-Weights is calculated to increase the aggregated weight to 55%. These two factors are then applied to all components in the Large-Weights or the Small-Weights respectively. This will be adjusted for through the following process:

(1)The maximum weight for any single “Large-Weight” security is 20% and the minimum weighting is 5%. If a security is above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight shall be redistributed proportionally across all other remaining index constituents in the Large-Weights.

(2)The maximum weight for any single “Small-Weight” security is 4.5%. If a security is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight shall be redistributed proportionally across all other remaining index constituents in the Small-Weights.

In conjunction with the quarterly review, the share weights used in the calculation of the Global Gold Miners Index are determined based upon current shares outstanding modified, if necessary, to provide greater index diversification, as described above. As a general rule, the index components and their share weights are determined and announced prior to taking effect according to the timing set forth in the methodology, however emergency actions may require MVIS to deviate from the normal scheduling. The share weight of each component stock in the index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions. MVIS may substitute stocks or change the number of stocks included in the Global Gold Miners Index, based on changing conditions in the industry or in the event of certain types of corporate actions. If changes are made, the index divisor may be adjusted to ensure that there are no changes to the index price as a result of non-market forces.

VanEck® Semiconductor ETF

We have derived all information in this underlier supplement regarding the VanEck® Semiconductor ETF (the “SMH Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from the SMH Fund’s prospectus and other publicly available information.

We have not independently verified the information in the SMH Fund’s prospectus or any other publicly available information regarding the SMH Fund.  Such information reflects the policies of, and is subject to change by, VanEck® ETF Trust (the “Trust”) and Van Eck Associates Corporation (“VanEck”).

The SMH Fund is a separate investment portfolio of the Trust, an investment company registered under the Investment Company Act of 1940, as amended. VanEck is the investment adviser to the SMH Fund. The SMH Fund is an exchange-traded fund that trades on the Nasdaq Stock Market under the ticker symbol “SMH”. The SMH Fund’s inception date was December 20, 2011. The Trust’s CIK number is 0001137360. Information provided to or filed with the SEC regarding the SMH Fund can be located by reference to SEC file numbers 333-123257 and 811-10325 through the SEC’s website at sec.gov/edgar/browse/?CIK=1137360&owner=exclude

For additional information regarding VanEck, the Trust and the SMH Fund, please see the SMH Fund’s prospectus.  In addition, information about VanEck, the Trust and the SMH Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the VanEck website at vaneck.com.  We have not undertaken any independent review or due diligence of the SEC filings related to the SMH Fund, any information contained on the VanEck website, or of any other publicly available information about the SMH Fund.  Information contained on the VanEck website is not incorporated by reference in, and should not be considered a part of, this underlier supplement.

Investment Objective and Strategy

The SMH Fund seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the MVIS® US Listed Semiconductor 25 Index (the “Semiconductor Index”). For more information about the Semiconductor Index, please see “The Semiconductor Index” below.

The SMH Fund uses a passive indexing strategy to try to track the Semiconductor Index. The SMH Fund generally invests at least 80% of its assets in securities of the Semiconductor Index and depository receipts representing securities in the Semiconductor Index.

Passive Indexing

As noted above, the SMH Fund pursues a passive indexing strategy in attempting to track the performance of the Semiconductor Index, which means that the SMH Fund attempts to approximate the investment performance of the Semiconductor Index by investing in a portfolio that generally replicates the Semiconductor Index. The SMH Fund may or may not hold all of the securities in the Semiconductor Index.

Correlation and Tracking Error

The Semiconductor Index is a theoretical financial calculation, while the SMH Fund is an actual investment portfolio. The performance of the SMH Fund and the Semiconductor Index will vary somewhat due to operating expenses, transaction costs, cash flows, regulatory requirements and operational inefficiencies. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is generally referred to as “tracking error”.

Disclaimer

The notes are not sponsored, endorsed, sold or promoted by VanEck. VanEck makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. VanEck has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

The Semiconductor Index

All information contained in this underlier supplement regarding the Semiconductor Index, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, MarketVector Indexes GmbH (“MVIS”). The Semiconductor Index is designed to track the performance of the largest and most liquid U.S.-listed companies that derive at least 50% (25% for current components) of their revenues from semiconductors. This includes companies engaged primarily in the production of semiconductors and semiconductor equipment. The Semiconductor Index was launched on August 12, 2011 with a base index value of 1,000 as of September 29, 2000. The Semiconductor Index is maintained and published by MVIS. The Semiconductor Index is calculated by Solactive AG. MVIS has no obligation to continue to publish, and may discontinue the publication of, the Semiconductor Index. The net total return version of the Semiconductor Index is reported by Bloomberg L.P. under the ticker symbol “MVSMHTR.”

Additional information about the Semiconductor Index, including information about its component stock and sector weightings, is available on the following website: marketvector.com/indexes/sector/mvis-us-listed-semiconductor-25

Index Eligibility Criteria

The index universe for the Semiconductor Index includes only common stocks and stocks with similar characteristics from financial markets that are freely investable for foreign investors and that provide real-time and historical component and currency pricing. Limited partnerships are excluded. Only companies listed on a U.S. exchange with a free float (or shares available to foreign investors) of 5% or more for existing index components or 10% or more for new components are eligible for inclusion in the Semiconductor Index. In addition, stocks that are currently not in the Semiconductor Index must meet the following size and liquidity requirements:

(1)a full market capitalization exceeding US$150 million;

(2)a three-month average-daily-trading volume of at least US$1 million at the current review and also at the previous two reviews; and

(3)at least 250,000 shares traded per month over the last six months at the current review and also at the previous two reviews.

For stocks already in the Semiconductor Index the following applies:

(1)a full market capitalization exceeding US$75 million;

(2)a three-month average-daily-trading volume of at least US$0.2 million in at least two of the latest three quarters (current review and also at the previous two reviews); and

(3)a three-month average-daily-trading volume of at least US$0.6 million at the current review or at one of the previous two reviews; or at least 200,000 shares traded per month over the last six months at the current review or at one of the previous two reviews.

Only one share line of each company is eligible. If more than one share line fulfills the above size and liquidity rules, only the largest share line by free float market capitalization is eligible. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide for a different share line.

If the free float market capitalization of a non-component share line:

(1)exceeds the free float market capitalization of a share line of the same company which is an index component by at least 25%; and

(2)fulfills all size and liquidity eligibility criteria for non-components,

the current component share line will be replaced by the larger one. MVIS can, in exceptional cases (e.g., significantly higher liquidity), decide to keep the current share line instead.

Selection of Index Constituents

The Semiconductor Index is reconstituted on a semi-annual basis in March and September. The target coverage of the Semiconductor Index is 25 companies from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from semiconductors. This includes companies engaged primarily in the production of semiconductors and semiconductor equipment. The constituents of the Semiconductor Index are selected using the following procedure:

(1)The largest 50 stocks (by full market capitalization) from the investable universe that are U.S. exchange-listed companies that derive at least 50% (25% for current components) of their revenues from semiconductors qualify.

(2)The 50 stocks are ranked in two different ways — by free float market capitalization in descending order (the largest company receives rank “1”) and then by three-month average-daily-trading volume in descending order (the most liquid company receives rank “1”). These two ranks are added together.

(3)The 50 stocks are then ranked by the sum of their two ranks in Step 2 in ascending order. If two companies have the same sum of ranks, the larger company is placed on top.

(4)Initially, the highest ranked 25 companies made up the Semiconductor Index. On an ongoing basis, a 10-40 buffer is applied: the highest ranked 10 companies qualify. The remaining 15 companies are selected from the highest ranked remaining current index components ranked between 11 and 40.

(5)If the number of selected companies is still below 25, then the highest ranked remaining stocks are selected until 25 companies have been selected.

(6)If the number of eligible securities is below 25, additional securities are added by MVIS’s decision until the number of selected companies equals the minimum component count.

In addition to the periodic reviews, the Semiconductor Index is continually reviewed for corporate events (e.g., mergers, takeovers, spin-offs, delistings and bankruptcies) that affect the index components.

Calculation of the Semiconductor Index

The value of the Semiconductor Index is calculated using the Laspeyres’ formula, rounded to two decimal places, with stock prices converted to U.S. dollars:

Where (for all stocks (i) in the Semiconductor Index):

pi  = stock price (rounded to four decimal places);

qi  = number of shares;

ffi  = free-float factor (rounded to two decimal places);

fxi  = exchange rate (local currency to U.S. Dollar) (rounded to 12 decimal places);

cfi  = weighting cap factor (if applicable, otherwise set to 1) (rounded to 16 decimal places);

M  = free-float market capitalization of the Semiconductor Index,

D  = divisor (rounded to six decimal places).

The Semiconductor Index is free float-adjusted — that is, the number of shares outstanding is reduced to exclude closely held shares (amount larger than 5% of the company’s full market capitalization) from the index calculation. At times, other adjustments are made to the share count to reflect foreign ownership limits or sanctions. These are combined with the block-ownership adjustments into a single factor. To avoid unwanted double counting, either the block-ownership adjustment or the restricted stocks adjustment is applied, whichever produces the higher result. Free float factors are reviewed quarterly.

Quarterly Review

The Semiconductor Index is rebalanced quarterly in March, June, September and December. Companies in the Semiconductor Index are weighted according to their free float market capitalization, as modified by the weighting cap factors. The Semiconductor Index uses the weighting cap factors to ensure diversification to avoid overweighting.

The following weighting scheme applies to the Semiconductor Index:

●All index components are weighted by their free float market capitalization.

●All companies exceeding 4.5% but at least the largest five companies and at the maximum the largest 10 companies are grouped together (so called “Large-Weights”). All other companies are grouped together as well (so called “Small-Weights”).

●The aggregated weighting of the Large-Weights is capped at 50%:

oLarge-Weights: If the aggregated weighting of all companies in Large-Weight exceeds 50%, then a capping factor is calculated to bring the weighting down to 50%; at the same time, a second capping factor for the Small-Weights is calculated to increase the aggregated weight to 50%. These two factors are then applied to all companies in the Large-Weights or the Small-Weights respectively.

oLarge-Weights: The maximum weight for any single stock is 20% and the minimum weighting is 5%. If a stock is above the maximum or below the minimum weight, then the weight will be reduced to the maximum weight or increased to the minimum weight and the excess weight will be re-distributed proportionally across all other remaining index constituents in the Large-Weights.

oSmall-Weights: The maximum weight for any single stock is 4.5%. If a stock is above the maximum weight, then the weight will be reduced to the maximum weight and the excess weight will be re-distributed proportionally across all other remaining index constituents in the Small-Weights.

Adjustments for Corporate Actions

Index maintenance (reflecting changes in, e.g., shares outstanding, capital actions, addition or deletion of stocks to the Semiconductor Index) should not change the level of the Semiconductor Index. This is accomplished with an adjustment to the divisor. Any change to the stocks in the Semiconductor Index that alters the total market value of the Semiconductor Index while holding stock prices constant will require a divisor adjustment.